UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM SB - 2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                (Amendment No. 2)


                             CHINA BAK BATTERY, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Nevada                                           88-0442833
(State or other jurisdiction                      (IRS Employer incorporation or
      of organization)                                  identification No.)
                                      3692
                          (Primary Standard Industrial
                           Classification Code Number)

                      BAK Industrial Park, No. 1 BAK Street
                        Kuichong Town, Longgang District
                                    Shenzhen
                           People's Republic Of China
                             Ph: (86-755) 8977-0093

--------------------------------------------------------------------------------
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                         Nevada Agency and Trust Company
                        50 West Liberty Street, Suite 880
                               Reno, Nevada 89501
                               Ph: (775) 322-5623

--------------------------------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                  With copy to:
                                 Robin Bradford
                                Andrews Kurth LLP
                          1717 Main Street, Suite 3700
                               Dallas, Texas 75201
                               Ph: (214) 659-4400
                            Facsimile: (214) 659-4401

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [x]
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]
If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE


Title of each Class                      Proposed Maximum          Proposed
  of Securities         Amount to be      Offering Price      Maximum Aggregate         Amount of
 to be registered        Registered         per share           Offering Price      Registration Fee
-------------------     ------------     -----------------    -----------------     ----------------
  Common Stock           8,531,852                     (1)       $62,121,362.37        $6,646,98(1)




----------
(1) A registration fee of $6,600.33 was previously paid with respect to the 8,531,852 shares of common stock registered hereby based upon a proposed maximum aggregate offering price of $61,685,289.96, determined using a proposed maximum offering price per share of $7.23, the average of the bid and ask price for the common stock as reported on the OTC Bulletin Board on December 5, 2005. 631,989 of the shares of common stock registered hereby may be acquired upon the exercise of warrants with an exercise price of $7.92 per share. Solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended, the proposed maximum offering price per share of the 631,989 shares purchasable upon exercise of the warrants is $7.92 per share and, accordingly, the proposed maximum aggregate offering price is $62,121,362.37 and the registration fee is $6,646.98.


The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

                    SUBJECT TO COMPLETION DATED MARCH 13, 2006



                                8,531,852 Shares


                             CHINA BAK BATTERY, INC.

                                  Common Stock

                             -----------------------


         This is an offering of 8,531,852 shares of the common stock, $.001 par value per share, of China BAK Battery, Inc. by the selling stockholders identified elsewhere in this prospectus. The shares covered by this prospectus include 7,899,863 outstanding shares of common stock and 631,989 shares of common stock issuable upon the exercise of warrants that we previously issued to certain selling stockholders. The shares are being registered to permit public secondary trading of the shares that are being offered by the selling stockholders named in this prospectus. We will not receive any of the proceeds from the sale of the shares.


         The selling stockholders may, but are not obligated to, offer all or part of their shares for resale from time to time through public or private transactions including underwritten offerings, at either prevailing market prices or at privately negotiated prices. See "Plan of Distribution" below.


         Our common stock is currently quoted on the Over-the-Counter Bulletin Board under the symbol "CBBT." On March 9, 2006, the last reported sales price on our common stock was $10.00 per share.


         Investing in our common stock involves risks. See "Risk Factors" beginning on page 3 to read about factors you should consider before buying shares of our common stock.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.



         The date of this prospectus is March 13, 2006.


                       ----------------------------------

                              ABOUT THIS PROSPECTUS

         You should rely only on the information contained in this document or any other document to which we refer you. Neither we nor the selling stockholders have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the selling stockholders are making an offer to sell these securities in a jurisdiction where the offer or sale is not permitted. The information contained in this document is current only as of its date, regardless of the time of delivery of this prospectus or of any sales of shares of common stock. Our business, financial condition, results of operations and prospects may have changed since that date.



The information in this prospectus is not complete and may be changed. The selling stockholders may not sell the securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer.

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY.............................................................1

RISK FACTORS...................................................................3

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS.............................14

MARKET FOR COMMON EQUITY,  RELATED STOCKHOLDER MATTERS AND DIVIDEND POLICY....15

MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATION  AND FINANCIAL
    CONDITION.................................................................17

OUR BUSINESS..................................................................29

DIRECTORS AND EXECUTIVE OFFICERS..............................................39

PRINCIPAL STOCKHOLDERS........................................................42

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS..........................43

DESCRIPTION OF OUR COMMON STOCK...............................................44

SELLING STOCKHOLDERS..........................................................44

SHARES ELIGIBLE FOR FUTURE SALE...............................................49

PLAN OF DISTRIBUTION..........................................................49

INDEPENDENT PUBLIC ACCOUNTANTS................................................51

LEGAL MATTERS.................................................................51

EXPERTS.......................................................................51

INTERESTS OF NAMED EXPERTS AND COUNSEL........................................51

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
    LIABILITIES...............................................................51

WHERE YOU CAN FIND MORE INFORMATION...........................................51

FINANCIAL STATEMENTS ........................................................F-1

                               PROSPECTUS SUMMARY

         This summary highlights selected information about us and the offering that is contained elsewhere in this prospectus. You should read the entire prospectus before making an investment decision, especially the information presented under the heading "Risk Factors" on page 3 and the financial statements and related notes included elsewhere in this prospectus, as well as the other documents to which we refer you. Except as otherwise indicated by the context, references in this prospectus to "we," "us," or "our" are to the combined business of China BAK Battery, Inc. ("CBBI") and its wholly-owned direct subsidiary, BAK International, Ltd. ("BAK International") and BAK International's wholly-owned subsidiaries, Shenzhen BAK Battery Co., Ltd. ("BAK Battery") and BAK Electronics (Shenzhen) Co., Ltd. ("BAK Electronics"), and in each case does not include the selling stockholders. References to "China" or to the "PRC" are references to the People's Republic of China. All references to "dollars" or "$" refers to United States dollars.

Our Business

         We are engaged in the manufacture, commercialization and distribution of a wide variety of standard and customized lithium ion rechargeable batteries for use in a wide array of applications. We believe that our technologies allow us to offer batteries that are flexibly configured, lightweight and generally achieve longer operating time than many competing batteries currently available. We have focused on manufacturing a family of replacement lithium batteries for cellular telephones. We also supply rechargeable lithium ion batteries for use in various other portable electronic applications, including high-power handset telephones, laptop computers, digital cameras, video camcorders, MP3 players and general industrial applications.

         Historically, we have manufactured three types of batteries: steel cell, aluminum cell and cylindrical cell. We deliver our products to packing plants operated by third parties where the bare cells are packed in accordance with specifications established by certain manufacturers of cellular telephones and other electronic products. The majority of our income is generated from the sale of steel cells. However, we believe there is growth potential for aluminum and cylindrical cells because of their wide applications. In September 2005 we began producing a fourth type of battery, lithium polymer.


         Our current growth strategy includes entering into the global original equipment manufacture ("OEM") battery market for cellular telephone brands and portable electronic applications. We have developed a program for producing high power lithium ion battery cells which may allow us inroads into additional battery markets such as those for power tools. We have begun marketing our high power lithium ion battery cells.


         We have internal research and development facilities engaged primarily in furthering lithium ion related technologies. We operate sales and service branches in Beijing and seven principal coastal cities in the PRC.

Our Corporate Information

         We originally began operations as a Nevada corporation known as "Medina Copy, Inc." We were incorporated in Nevada on October 4, 1999, and subsequently changed our name to "Medina Coffee, Inc." ("Medina Coffee") on October 6, 1999. Medina Coffee commenced operations on December 1, 2002 and was considered a development stage company. Medina Coffee was formed originally for the purpose of building a retail specialty coffee business that sold specialty coffee and espresso drinks through company owned and operated espresso carts. Medina Coffee had incurred operating losses from its inception, and therefore looked to combine with a privately-held company that was profitable or that management considered to have growth potential.

         On January 20, 2005 we completed a stock exchange transaction with the stockholders of BAK International, which is a Hong Kong company. The exchange was consummated under Nevada law pursuant to the terms of a Securities Exchange Agreement dated effective as of January 20, 2005 by and among Medina Coffee, BAK International and the stockholders of BAK International. Pursuant to the Securities Exchange Agreement, we issued 39,826,075 shares of our common stock, par value $0.001 per share, to the stockholders of BAK International, representing approximately 97.2% of our post-exchange issued and outstanding common stock, in exchange for 100% of the outstanding capital stock of BAK International. Effective February 14, 2005, we changed our name from Medina Coffee, Inc. to China BAK Battery, Inc. Prior to and in connection with the completion of the stock exchange with BAK International, BAK International sold 8,600,433 shares of its common stock to certain of the selling shareholders in a private placement and agreed to register with the SEC the resale by the selling shareholders of the shares of our common stock upon completion of the exchange of the shares of common stock in BAK International held by the selling shareholders for our shares pursuant to the Stock Exchange Agreement.

         Our corporate headquarters is located at BAK Industrial Park, No. 1 BAK Street, Kuichong Town, Longgang District, Shenzhen, People's Republic of China. Our telephone number there is (86-755) 8977-0093.

Registration of Other Shares


         We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 (file number 333-122209), as amended, registering the resale of 12,626,264 shares of our common stock by certain selling stockholders as described therein. If and when such registration statement is declared effective, the offers and sales of the shares covered by such registration statement by those selling stockholders could occur simultaneously with offers and sales of the shares to which this prospectus relates. See "Risk Factors -- Risk Related to our Common Stock."



The Offering

Common stock outstanding prior to and to
be outstanding after this offering............48,878,396 shares

Common stock offered by us...................We are not  offering any shares for sale pursuant to this prospectus.


Common stock offered by the selling
stockholders.................................8,531,852 shares

Total shares of common stock offered
pursuant to this prospectus..................8,531,852 shares


Method of offering...........................The selling  shareholders may offer and  sell  their  shares  in one or
                                             more    types   of    transactions,
                                             including  in  ordinary   brokerage
                                             transactions,  by  cross  or  block
                                             trades, in negotiated transactions,
                                             by  sales  "at  the   market,"   in
                                             underwritten   offerings,   and  in
                                             transactions   involving   options,
                                             swaps  and other  derivatives.  See
                                             "Plan of Distribution" below.

Dividends....................................We have  not in the  past  paid any dividends  on our common  stock and
                                             currently have no plans to do so.


Risk Factors.................................See  "Risk  Factors"  beginning  on
                                             page   3  and   other   information
                                             included in this  prospectus  for a
                                             discussion  of  factors  you should
                                             consider  before deciding to invest
                                             in shares of our common stock.


Trading......................................Shares of our common stock trade in the over-the-counter market and are
                                             quoted  on the OTC  Bulletin  Board
                                             under the symbol "CBBT."

                                  RISK FACTORS

         An investment in our securities involves a high degree of risk. You should carefully consider the following risks and the other information set forth elsewhere in this prospectus, including our financial statements and related notes, before you decide to purchase shares of our common stock.

                          Risks Related to Our Business

We have significant short-term debt obligations, which mature in less than one year. Failure to extend those maturities of, or to refinance, that debt could result in defaults, in certain instances, and foreclosures on our assets.


         At December 31, 2005, we had $72.637 million of short-term loans and notes payable maturing in less than one year, a substantial portion of which is secured by the pledge of certain of our assets. That collateral includes inventory, machinery and equipment, and cash and cash equivalents which, at December 31, 2005, were in the aggregate amount of $42.4 million. Failure to obtain extensions of the maturity dates of, or to refinance, these obligations or to obtain additional equity financing to meet these debt obligations would result in an event of default with respect to such obligations and could result in the foreclosure on the collateral. The sale of such collateral at foreclosure would result in a substantial disruption in our ability to produce products for our customers in the quantities required by customer orders or deliver products in a timely fashion, which could significantly lower our revenues and profitability. We may be able to refinance or obtain extensions of the maturities of all or some of such debt only on terms that significantly restrict our ability to operate, including terms that place limitations on our ability to incur other indebtedness, to pay dividends, to use our assets as collateral for other financings, to sell assets or to make acquisitions or enter into other transactions. Such restrictions may adversely affect our ability to finance our future operations or to engage in other business activities. If we finance the repayment of our outstanding indebtedness by issuing additional equity or convertible debt securities, such issuances could result in substantial dilution to our stockholders.


Our indebtedness adversely affects our ability to fund our operations and to compete effectively.



         The amount of our indebtedness to lenders, which was $72.637 million, as of December 31, 2005, is substantial compared to our assets, stockholders' equity and our operating cash flow. That indebtedness limits our ability to fund our operations through our operating cash flow and to compete effectively. Among other things, our indebtedness:


         o requires us to dedicate a substantial portion of our cash flow from operations to debt service payments, reducing our working capital and adversely affecting our ability to fund capital expenditures through operating cash flow;

         o places us at a disadvantage compared with competitors that have proportionately less debt; and

         o limits our ability to borrow additional funds in the future, if we need them, due to financial and restrictive covenants in our debt agreements.

Our manufacturing facilities are not insured against damage or loss.

         Our operations and financial condition are solely dependent on the success of BAK Battery's operations in China. As is the case with many manufacturing companies in the PRC, we conduct those operations in manufacturing facilities, and using machinery and other related property, that we do not insure against damage or loss. We do not carry business interruption insurance. If we suffer any business interruption or material damage to, or the loss of, any of our manufacturing facilities, due to any cause, the loss would not be offset by any insurance proceeds, and if large enough, that loss could threaten the continued viability of our business.

We are and will continue to be under downward pricing pressures on our products from our customers and competitors.

     We face downward pricing pressures from our customers and competitors, especially in the sales of replacement batteries. To retain our existing customers and gain new ones, we must continue to keep our unit prices low. In view of our need to maintain low prices on our products, our growth, profit margins and net income will suffer if we cannot effectively continue to control our manufacturing and other costs.

Our contracts with our customers are generally short-term and do not require the purchase of a minimum amount.

     Our customers generally do not provide us with firm, long-term volume purchase commitments. Although we enter into manufacturing contracts with our customers who have continuing demand for a certain product, these contracts state terms such as payment method, payment period, quality standard and inspection and similar matters rather than provide firm, long-term commitments to purchase products from us. As a result of the absence of the long term contracts, we could have periods during which we have no or only limited orders for our products, but will continue to have to pay the costs to maintain our work force and our manufacturing facilities and to service our indebtedness without the benefit of current revenues.

We consistently face short lead times for delivery of products to customers. Failure to meet delivery deadlines in our production agreements could result in the loss of customers and damage to our reputation and goodwill.

     We enter into production agreements with our customers prior to commencing production, which reduces our risk of cancellations. However, these production agreements typically contain short lead times for delivery of products, leading to production schedules that can strain our resources and reduce our profit margins on the products produced. Although we have increased our manufacturing capacity, we may lack sufficient capacity at any given time to meet all of our customers' demands if they exceed the production capacity of levels. We strive for rapid response to customer demand, which can lead to reduced purchasing efficiency and increased material costs. If we are unable to sufficiently meet our customers' demands, we may lose our customers. Moreover, failure to meet customer demands may damage our reputation and goodwill.

Because of the short lead times in our production agreements, we may not be able to accurately or effectively plan our production or supply needs.

     We make significant decisions, including determining the levels of business that we will seek and accept, production schedules, component procurement commitments, facility requirements, personnel needs, and other resource requirements, based on our production agreements with our customers. Short lead times of our customers' commitments to their own customers and the possibility of rapid changes in demand for their products reduce our ability to estimate accurately the future requirements of those customers for our products. Because many of our costs and operating expenses are fixed, a reduction in customer demand can harm our gross margins and operating results. We may also occasionally acquire raw materials without having customer orders based on a customer's forecast or in anticipation of an order and to secure more favorable pricing, delivery or credit terms in view of the short lead times we often have under our customers' orders. These purchases can expose us to losses from inventory carrying costs or inventory obsolescence.

We have not obtained the certificate of land use right for our BAK Industrial Park.

     We do not own the tract of property on which we have constructed a new manufacturing plant and related facilities, which facilities are important to our future operations. See "Business-Facilities." We have applied for, but have not obtained, a certificate of land use right for the property and those new facilities. We are negotiating with the PRC government to obtain such a certificate and believe that we will obtain the certificate. If we are unsuccessful in doing so, we could be forced to vacate our current premises, would not be permitted to use the new manufacturing and other facilities we have constructed and could be required to relocate to new facilities. Such an event would cause a severe disruption in our ability to produce our products, resulting in the failure to fill customer orders, the loss of customer revenues and a resulting loss of revenues.

We face intense competition from other battery manufacturers, many of whom have significantly greater resources than do we.

     We are subject to intense competition from manufacturers of traditional rechargeable batteries, such as nickel-cadmium batteries, from manufacturers of rechargeable batteries of more recent technologies, such as nickel-metal hydride and liquid electrolyte, other manufacturers of lithium ion batteries, as well as from companies engaged in the development of batteries incorporating new technologies. Other manufacturers of lithium ion batteries currently include Sanyo Electric Co., Sony Corp., Matsushita Electric Industrial Co., Ltd. (Panasonic), GS Group, NEC Corporation, Hitachi Ltd., LG Chemical Ltd., Samsung Electronics Co., Ltd., BYD Co. Ltd., Tianjin Lishen Battery Joint-Stock Co., Ltd., Henan Huanyu Group and Harbin Coslight Technology International Group Co., Ltd.

     Several of these existing competitors have greater financial, personnel and capacity resources than we do and, as a result, these competitors may be in a stronger position to respond quickly to market opportunities, new or emerging technologies and changes in customer requirements. Many of our competitors are developing a variety of battery technologies, such as lithium polymer and fuel cell batteries, which are expected to compete with our existing product lines. Other companies undertaking research and development activities of solid-polymer lithium ion batteries have developed prototypes and are constructing commercial scale production facilities. The introduction of new products that are perceived as having more desirable qualities than our products and that gain market acceptance would lead to price erosion for our products, require greater marketing and advertising of our products or require greater research and development costs to develop competing products. If competitors develop manufacturing processes that are more efficient than ours, we may face downward pressure on pricing with resulting reductions in our gross profit for our products. Any such developments may require us to increase our research and development and related expenditures to develop competing technology or more efficient manufacturing processes.

We are dependent on a single line of products.

     Our revenues are derived solely from the sale of our lithium ion batteries. The market for these products is characterized by changing technology and evolving industry standards, often resulting in product obsolescence or short product lifecycles. Although we believe our products are based on state-of-the-art technology, other technologies may become the standard for manufacturers of cellular telephones and other devices that use our batteries. In that instance, our products could be obsolete, requiring us to develop new products that compete effectively with the other products on the market. Our failure to identify and develop a commercially viable number of product lines that are sought by the market could adversely affect our growth opportunities and, ultimately, our viability. Because we do not have a diverse product offering that would enable us to sustain our business while seeking to develop new types of products, our business may not be able to recover if we experience a steep decline in demand for our current product offerings.

Our operations depend highly on Mr. Xianqian Li, our President and Chief Executive Officer and a small number of other executives.

     The success of operations depends greatly on a small number of key managers, including Mr. Li, the President, Chief Executive Officer and Chairman of the Board of Directors of CBBI and the chief executive officer and sole director of BAK International and BAK Battery. The loss of the services of Mr. Li or any of the other senior executives of CBBI or BAK Battery could adversely affect our ability to conduct our business. Although we believe we would be able to find other managers to replace any of these managers, the search for such managers and the integration of such managers into our business will inevitably occur only over an extended period of time. During that time the lack of senior leadership could affect adversely our sales and manufacturing, as well as our research and development efforts. Mr. Li has held his positions with BAK Battery since the inception of its business, and our future growth and success very much depends on his continued involvement with our company. All of our senior managers have an employment agreement with CBBI, BAK International or BAK Battery.

Our operations depend on our ability to attract and retain a highly skilled group of managers and other personnel.

     Because of the highly specialized, technical nature of our business, we must attract and retain a highly skilled group of managers and a sizeable workforce of technically competent employees. Although we do not experience unacceptable attrition among our technical staff and sales force, if we were to lose a substantial portion of such persons, our ability to effectively pursue our business strategy could be materially and negatively affected. Although we believe the pool of managers and workers having the necessary education, training and technical skills to fill any positions that may become open is sufficient for our needs, the labor market for such managers and workers is becoming more competitive and we could have to pay higher salaries and wages and provide greater benefits in order for us to attract the necessary workers.

We may not be able to effectively respond to rapid growth in demand for our products and of our manufacturing operations.

     If we are successful in obtaining rapid market growth of our batteries, we will be required to deliver large volumes of quality products to customers on a timely basis at a reasonable cost to those customers. Meeting such increased demands will require us to expand our manufacturing facilities, to increase our ability to purchases of raw materials, to increase the size of our work force, to expand our quality control capabilities and to increase the scale upon which we produce products. Such demands would require more capital and working capital than we currently have available.

We extend relatively long payment terms for accounts receivable.

     As is customary in the PRC, we extend relatively long payment terms and provide liberal return policies to our customers. As a result of the size of many of our orders, these extended terms adversely affect our cash flow and our ability to fund our operations out of our operating cash flow. In addition, although we attempt to establish appropriate reserves for our receivables, those reserves may not prove to be adequate in view of actual levels of bad debts. The failure of our customers to pay us timely would negatively affect our working capital, which could in turn adversely affect our cash flow.

     Our customers often place large orders for products, requiring fast delivery, which impacts our working capital. If our customers do not incorporate our products into their products and sell them in a timely fashion, for example, due to excess inventories, sales slowdowns or other issues, they may not pay us in a timely fashion, even on our extended terms. This failure to pay timely may defer or delay further product orders from us, which may adversely affect our cash flows, sales or income in subsequent periods.

We may not be able to finance the development of new products.

     Our future operating results will depend to a significant extent on our ability to continue to provide new products that compare favorably on the basis of cost and performance with the products of our competitors, many of whom have design and manufacturing capabilities and technologies that compete well with our products. We are currently conducting research and development on a number of new products, activities requiring a substantial outlay of capital. To remain competitive, we must continue to incur significant costs in product development, equipment, facilities and invest in research and development of new products. These costs may increase, resulting in greater fixed costs and operating expenses. All of these factors create pressures on our working capital and ability to fund our current and future manufacturing activities and the expansion of our business.

Lithium ion batteries pose certain safety risks that could affect our financial condition and results of operations.

     Due to the high energy density inherent in lithium batteries, our batteries can pose certain safety risks, including the risk of fire. Although through our research, design, development and manufacturing processes we attempt to minimize safety risks related to our batteries, should an accident occur, whether at the manufacturing facilities or from the use of the products, it could result in significant production delays or product liability claims for damages resulting from injuries. As a result of limits imposed in our product liability insurance policy, such losses might not be covered by our insurance policy, and if large enough, could have a material and negative effect on our financial condition and results of operations.

We depend on certain suppliers of raw materials for the production of our products, and any disruption with those suppliers could delay product shipments and adversely affect our relationships with customers.

         Certain materials used in products are available to us only from a limited number of suppliers. We currently maintain volume purchase agreements with our major suppliers. However, any interruption in deliveries from any such supplier could delay our product shipments and adversely affect our relationships with customers. We believe, however, that alternative suppliers could supply raw materials that could replace the materials currently used and that, if necessary, we would be able to redesign our products to make use of such alternatives.

We receive a significant portion of our revenues from a small number of customers.


         Although no customer individually accounted for more than 10% of our revenues for the fiscal year ended September 30, 2005 our five largest customers accounted for approximately 34.51% and 38.98% of our revenues in fiscal 2005 and 2004, respectively. Dependence on a few customers could make it difficult to negotiate attractive prices for our products and could expose us to the risk of substantial losses if a single dominant customer stops purchasing our products.


Our business depends on our ability to protect our intellectual property effectively.

         The success of our business depends in substantial measure on the legal protection of the patents and other proprietary rights in technology we hold. We hold patents in China and have patent applications pending in China and other countries regarding technologies important to our business. If (i) our pending patent applications do not result in the issuance of patents, (ii) the claims allowed under any existing patents are not sufficiently broad to protect our technology, or (iii) any patents issued to us are challenged, invalidated or circumvented, then the resulting ability of third parties to utilize the subject technology will adversely affect on our business. We do not hold similar patents in other countries with respect to these technologies. Consequently, our ability to protect against the unauthorized use of those technologies outside of China is limited.

         We  claim  proprietary  rights  in  various  unpatented   technologies,
know-how, trade secrets and trademarks relating to products and manufacturing processes. We protect our proprietary rights in our products and operations through contractual obligations, including nondisclosure agreements. If these contractual measures fail to protect our proprietary rights, any advantage those proprietary rights provided to us would be negated.

         Monitoring infringement of intellectual property rights is difficult, and we cannot be certain that the steps we have taken will prevent unauthorized use of our intellectual property and know-how, particularly in the PRC and other countries in which the laws may not protect our proprietary rights as fully as the laws of the United States. Accordingly, other parties, including competitors, may duplicate our products using our proprietary technologies. Pursuing legal remedies against persons infringing our patents or otherwise improperly using our proprietary information is a costly and time consuming process that would divert management's attention and other resources from the conduct of our other business, could cause delays and other problems with the marketing and sales of our products, as well as delays in deliveries. Our business may be adversely affected by obsolete inventories as a result of changes in demand for our products and change in life cycles of our products.

                    Risks Related to Doing Business in China

Our operations are located in China. Changes in the political and economic policies of the Chinese government may adversely affect our operations.

         Our business operations may be adversely affected by the political environment in the PRC. The PRC has operated as a socialist state since 1949 and is controlled by the Communist Party of China. In recent years, however, the government has introduced reforms aimed at creating a "socialist market economy" and policies have been implemented to allow business enterprises greater autonomy in their operations. Changes in the political leadership of the PRC may have a significant effect on laws and policies related to the current economic reforms program, other policies affecting business and the general political, economic and social environment in the PRC, including the introduction of measures to control inflation, changes in the rate or method of taxation, the imposition of additional restrictions on currency conversion and remittances abroad, and foreign investment. Moreover, economic reforms and growth in the PRC have been more successful in certain provinces in the PRC than in others, and the continuation or increases of such disparities could affect the political or social stability of the PRC.

         Although we believe that the economic reform and the macroeconomic measures adopted by the Chinese government have had a positive effect on the economic development of China, the future direction of these economic reforms is uncertain and the uncertainty may decrease the attractiveness of our company as an investment, which may in turn materially adversely affect the price at which our stock trades.

The Chinese government exerts substantial influence over the manner in which we must conduct our business activities.

         The PRC only recently has permitted provincial and local economic autonomy and private economic activities. The government of the PRC has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be adversely affected by changes in Chinese laws and regulations, including those relating to taxation, import and export tariffs, environmental regulations, land use rights, property and other matters. We believe that our operations in China are in compliance with all applicable legal and regulatory requirements. However, the central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations.

         Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies or to nationalized ownership of all companies now privately owned, could have a significant effect on economic conditions in the PRC or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties or joint ventures.

We currently enjoy a reduced tax rate, and the loss of this benefit may adversely impact our net income.

         Under PRC laws and regulations our PRC subsidiary BAK Battery enjoys a reduced enterprise income tax rate as a foreign invested enterprise and a high tech enterprise in an economic development zone. As such, under the current tax scheme, we did not owe any tax during the first two years following the time at which we became profitable, which tax-free period ended on December 31, 2003. After that time and through the 2009 calendar year, we have been and will be taxed on our enterprise income, which is equivalent to our net income before provision for income tax, at the rate of 7.5%, which is equal to 50% of the current 15% enterprise income tax rate currently applicable in Shenzhen. If we fail to qualify for a reduced tax program following the end of the 2009 calendar year, we would be required to pay tax at the full tax rate applicable in Shenzhen at that time.

         We currently benefit from favorable local tax treatment, the loss of which would adversely affect our results of operations. The current enterprise income tax rate in Shenzhen is 15%, which is in addition to the taxes described above. The PRC could change the tax law to raise the enterprise income tax rate applicable in Shenzhen to the standard statutory tax rate in the PRC, which currently is 33%, which change would result in our incurring a substantially increased tax liability and a consequent reduction in our net income.

Future inflation in China may inhibit economic activity in China.

         In recent years, the Chinese economy has experienced periods of rapid expansion and high rates of inflation. During the past ten years, the rate of inflation in China has been as high as 20.7% and China has experienced deflation as low as minus 2.2%. These factors have led to the adoption by the PRC government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation.

While inflation has been more moderate since 1995, high inflation may in the future cause the PRC government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby adversely affect the market for our products.

Any recurrence of severe acute respiratory syndrome, or SARS, or another widespread public health problem, in the PRC could adversely affect our operations.

         A renewed outbreak of SARS or another widespread public health problem in China, where all of our manufacturing facilities are located and where over 71% of our sales occur and in Shenzhen, where our operations are headquartered, could have a negative effect on our operations. Such an outbreak could have an impact on our operations as a result of:

         o        quarantines   or  closures   of  some  of  our   manufacturing
                  facilities   offices,   which  would   severely   disrupt  our
                  operations,

         o        the sickness or death of our key officers and employees, and

         o        a general slowdown in the Chinese economy.

         Any of the foregoing events or other unforeseen consequences of public health problems could adversely affect our operations.

Restrictions on currency exchange may limit our ability to receive and use our revenues effectively.

         Because all of our revenues are in the form of Renminbi, the Chinese currency unit, any restrictions on currency exchanges may limit our ability to use revenue generated in Renminbi to fund any future business activities outside China. Although the Chinese government introduced regulations in 1996 to allow greater convertibility of the Renminbi for current account transactions, significant restrictions still remain, including primarily the restriction that foreign-invested enterprises may only buy, sell or remit foreign currencies, after providing valid commercial documents, at those banks authorized to conduct foreign exchange business. In addition, conversion of Renminbi for capital account items, including direct investment and loans, is subject to government approval in China, and companies are required to open and maintain separate foreign exchange accounts for capital account items. If the currency exchange system prevents us from obtaining sufficient foreign currency, we may be unable to fund business activities outside China or otherwise make payments in dollars. Shortages in China in the availability of foreign currency may also restrict our ability to pay dividends. We cannot be certain that the Chinese regulatory authorities will not impose more stringent restrictions on the convertibility of the Renminbi, especially with respect to foreign exchange transactions.

The value of our common stock will be affected by the foreign exchange rate between Dollars and Renminbi.

         To the extent that we need to convert dollars into Renminbi for our operational needs, should the Renminbi appreciate against the U.S. dollar at that time, our financial position and the price of our common stock may be adversely affected. Conversely, if we decide to convert our Renminbi into dollars for the purpose of paying dividends on our common stock or for other business purposes and the dollar appreciates against the Renminbi, the dollar equivalent of our earnings from our subsidiaries in China would be reduced.

         Until 1994, the Renminbi experienced a gradual but significant devaluation against most major currencies, including dollars, and there was a significant devaluation of the Renminbi on January 1, 1994 in connection with the replacement of the dual exchange rate system with a unified managed floating rate foreign exchange system. Since 1994, the value of the Renminbi relative to the U.S. Dollar has remained stable and has appreciated slightly against the U.S. dollar. Countries, including the United States, have argued that the Renminbi is artificially undervalued due to China's current monetary policies and have pressured China to allow the Renminbi to float freely in world markets. On July 21, 2005 the PRC government changed its policy of pegging the value of the Renminbi to the dollar. Under the new policy the Renminbi is permitted to fluctuate within a narrow and managed band against a basket of designated foreign currencies. This change in policy has resulted in an approximate 2.0% appreciation in the Renminbi against the dollar. While the international reaction to the Renminbi revaluation has generally been positive, there remains significant international pressure on the PRC government to adopt an even more flexible currency policy, which could result in further and more significant appreciation of the Renminbi against the dollar.

         Any significant revaluation of the Renminbi may materially and adversely affect our revenues, cash flow, earnings and financial position, and the value of any dividends payable in dollars. For example, an appreciation of the Renminbi against the dollar would make any Renminbi denominated investment or expenditure more costly to us, to the extent that we use dollars that we must convert into Renminbi for such purpose.

We may be unable to enforce our legal rights due to policies regarding the regulation of foreign investments in China.

         The PRC's legal system is a civil law system based on written statutes, in which system decided legal cases have little value as precedents unlike the common law system prevalent in the United States. The PRC does not have a well-developed, consolidated body of laws governing foreign investment enterprises. As a result, the administration of laws and regulations by government agencies are subject to considerable discretion and variation on the part of the PRC government, including its courts, and may be subject to influence by external forces unrelated to the legal merits of a particular matter. China's regulations and policies with respect to foreign investments are evolving. Definitive regulations and policies with respect to such matters as the permissible percentage of foreign investment and permissible rates of equity returns have not yet been published. As a result, we may not be aware of any violations of these policies and rules until some time after the violation. Statements regarding these evolving policies have been conflicting and any such policies, as administered, are likely to be subject to broad interpretation and discretion and to be modified, perhaps on a case-by-case basis. The uncertainties regarding such regulations and policies present risks that may affect our ability to achieve our business objectives. If we are unable to enforce any legal rights we may have under our contracts or otherwise, our ability to compete with other companies in our industry could be materially and negatively affected. In addition, any litigation in China may be protracted and result in substantial cost and diversion of resources and management attention.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in China based upon U.S. laws, including the federal securities laws or other foreign laws against us or our management.

         Almost all of our current operations are conducted in China. Moreover, all of our current directors and officers are nationals or residents of China. All or a substantial portion of the assets of these persons are located outside the United States and in the PRC. As a result, it may not be possible to effect service of process within the United States or elsewhere outside China upon these persons. In addition, uncertainty exists as to whether the courts of China would recognize or enforce judgments of U.S. courts obtained against us or such officers and/or directors predicated upon the civil liability provisions of the securities law of the United States or any state thereof, or be competent to hear original actions brought in China against us or such persons predicated upon the securities laws of the United States or any state thereof.

Recent PRC regulations relating to acquisitions of PRC companies by foreign entities may create regulatory uncertainties that could restrict or limit our PRC subsidiary BAK Battery's ability to operate, including its ability to pay dividends.

         The PRC State Administration of Foreign Exchange, or SAFE, issued a public notice in January 2005 concerning foreign exchange regulations on mergers and acquisitions in China. The public notice states that if an offshore company controlled by PRC residents intends to acquire a PRC company, such acquisition will be subject to strict examination by the relevant foreign exchange authorities. The public notice also states that the approval of the relevant foreign exchange authorities is required for any sale or transfer by the PRC residents of a PRC company's assets or equity interests to foreign entities, such as CBBI, for equity interests or assets of the foreign entities.

         In April 2005, SAFE issued another public notice further explaining the January notice. In accordance with the April notice, if an acquisition of a PRC company by an offshore company controlled by PRC residents has been confirmed by a Foreign Investment Enterprise Certificate prior to the promulgation of the January notice, the PRC residents must each submit a registration form to the local SAFE branch with respect to their respective ownership interests in the offshore company, and must also file an amendment to such registration if the offshore company experiences material events, such as changes in the share capital, share transfer, mergers and acquisitions, spin-off transaction or use of assets in China to guarantee offshore obligations. The April notice also provides that failure to comply with the registration procedures set forth therein may result in restrictions on our PRC resident shareholders and BAK International and BAK Battery, including their ability to distribute profits to CBBI. Pending the promulgation of detailed implementation rules, the relevant government authorities are reluctant to commence processing any registration or application for approval required under the SAFE notices.

         Our business operations or future strategy could be adversely affected by the interpretations and implementation of the SAFE notices . For example, we may be subject to more stringent review and approval process with respect to our foreign exchange activities, including remittance of dividends to CBBI and the making of foreign-currency-denominated borrowings.

                        Risks Related to our Common Stock

The market price for our common stock may be volatile.

         The market price for our common stock is likely to be highly volatile and subject to wide fluctuations in response to factors including the following:

         o the lack of depth and liquidity of the market for our common stock,

         o actual or anticipated fluctuations in our quarterly operating results,

         o announcements of new products or services by us or our competitors,

         o        changes in financial estimates by securities analysts,

         o        conditions in the lithium ion battery market,

         o changes in the economic performance or market valuations of other companies involved in lithium ion battery production,

         o        our sales of common stock,

         o        investor perceptions of us and our business,

         o changes in the estimates of the future size and growth rate of our markets,

         o announcements by our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments,

         o        additions or departures of key personnel, and

         o potential litigation, or conditions in the mobile telephone market.

         In addition, the stock market in general, and the over-the-counter market in particular, have experienced significant price and volume fluctuations that have often been unrelated or disproportionate to the performance of listed companies. These broad market and industry factors may seriously harm the market price of our common stock, regardless of our operating performance.

A large portion of our common stock is controlled by a small number of stockholders.

         43.4% of our common stock is held by Xiangqian Li, our President and Chief Executive Officer and Chairman of our Board, and 44.6% of our common stock is held by our directors and executive officers, collectively. As a result, our directors and executive officers are able to influence the outcome of stockholder votes on various matters, including the election of directors and extraordinary corporate transactions including business combinations. Furthermore, the current ratios of ownership of our common stock reduce the public float and liquidity of our common stock which can in turn affect the market price of our common stock.

Only a limited trading market for our common stock exists.

         Historically, we have had limited trading in our common stock, in part, as a result of the limited public float in our stock and as a result of our operating history. Unless a substantial number of shares are sold by the selling shareholders and other CBBI shareholders into the open market, an active trading market for shares of our common stock may never develop. Without an active market in our shares, the liquidity of the stock could be limited and prices for the common stock would be depressed.

         Our common stock is traded in the over-the-counter market through the Over-the-Counter Electronic Bulletin Board. Our common stock may never be included for trading on any stock exchange or through any other quotation system (including, without limitation, the NASDAQ Stock Market).

Sales of substantial amounts of our common stock in the market could cause the price to fall.



         As there is only limited trading activity in our securities, the sale of a substantial amount of our common stock in the market over a relatively short period of time could result in significant fluctuations in the market price of our common stock and could cause our common stock price to fall. In addition to this registration statement, we have filed with the Securities and Exchange Commission a registration statement on Form SB-2 (file number
333-122209), as amended, registering the resale of 12,626,264 shares of our common stock by certain selling stockholders as described therein. If and when such registration statement is declared effective, the offers and sales of the shares covered by such registration statement by those selling stockholders could occur simultaneously with offers and sales of the shares to which this prospectus relates. The sale of any or all of those shares in the open market could adversely affect the liquidity of the shares being offered by this prospectus and the price for shares of our common stock in the open market.



Our common stock could be subject to additional regulation as a "penny stock," which may reduce the liquidity of our common stock.

         If the trading price of our common stock falls below $5.00 per share, the open-market trading of our common stock will be subject to the "penny stock" rules. The "penny stock" rules impose additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or, together with his or her spouse, $300,000). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of securities and have received the purchaser's written consent to the transaction before the purchase.

         Additionally, for any transaction involving a penny stock, unless exempt, the broker-dealer must deliver, before the transaction, a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. These additional burdens imposed on broker-dealers may restrict the ability of broker-dealers to sell the common stock and may affect a stockholder's ability to resell the common stock.

         Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses.

We are obligated to indemnify our officers and directors for certain losses they suffer.

         Our Bylaws provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against liabilities, attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of us to the maximum extent permitted by Nevada law. If we are required to indemnify any persons under this policy, the amounts we would have to pay could be material, and we may be unable to recover any of these funds from any source.

We recently adopted amendments to our Bylaws that could entrench our Board of Directors and prevent a change in control.

         Effective January 20, 2005, we adopted Amended and Restated Bylaws that
(i) increased the percentage of stockholders required to call special meetings of stockholders from 10% to 30%, (ii) eliminated a provision allowing stockholders to fill vacancies in the Board if such vacancies were not filled by the Board, (iii) include a new provision providing that no contract or transaction between us and one or more of our directors or officers is void if certain criteria are met and (iv) allow for the amendment of our Bylaws by the Board of Directors rather than our stockholders. Collectively, these provisions may allow our Board of Directors to entrench the current members and prevent a change in control of our company in situations where a change in control would be beneficial to our stockholders.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus contains certain statements that may be deemed to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by the use in those Statements of terminology such as "may," "will," "could," "expect," "plan," "intend," "anticipate," "believe," "estimate," "predict," "potential," or "continue," or the negative of such terms or other comparable terminology. The forward-looking statements included in this prospectus address activities, events or developments that we expect or anticipate will or may occur in the future, including:

         o our ability to maintain our gross profit on our products at certain levels;

         o our ability to increase sales in the higher profit margin OEM market;

         o our ability to continue to achieve cost savings through vertical integration of the manufacturing process, increased production efficiencies and low labor costs.

         Although we believe the expectations expressed in the forward-looking statements included in this prospectus are based on reasonable assumptions within the bounds of our knowledge of our business, a number of factors outside of our control could cause actual results to differ materially from those expressed in any of the forward-looking statements included in this prospectus. Any one, or a combination, of these factors could materially affect our financial performance, business strategy, business operations, plans, goals and objectives. These factors include:

         o        costs of raw materials;

         o        costs of energy, including electricity;

         o competitive pressures, including the impact on our market of competitive products introduced into the marketplace;

         o        price   resistance  among  consumers  to  products  using  our
                  batteries;

         o        changes  in the  design  of  products  that  use  rechargeable
                  batteries  to  require  batteries   different  from  those  we
                  produce;

         o changes in the laws and regulations applicable to us and our operations;

         o rates of taxation applicable to our Chinese operations and our effective rate of taxation in the United States;

         o        cost and availability of capital and debt financing;

         o        product liability claims against us;

         o        the adequacy of our products liability insurance coverage;

         o casualty losses to our manufacturing and other facilities, which are uninsured;

         o        interest rate fluctuations;

         o        demand for our products by existing and new customers;

         o        inflation;

         o        currency exchange rate fluctuations;

         o        changes in freight rates;

         o        labor costs; and

         o        other capital market, economic and geo-political conditions.

         Forward-looking statements that we make or that are made by others on our behalf are based on a knowledge of our business and the environment in which we operate, but because of the factors listed above, actual results may differ from those in the forward-looking statements. Consequently, these cautionary statements qualify all of the forward-looking statements we make herein. The results or developments we anticipate may not be realized. Even if substantially realized, those results or developments may not result in the expected consequences for us or affect us, our business or our operations in the ways we expect. We caution readers not to place undue reliance on any of these forward-looking statements in this prospectus, which speak only as of their dates. We assume no obligation to update any of the forward-looking statements.

                            MARKET FOR COMMON EQUITY,
                 RELATED STOCKHOLDER MATTERS AND DIVIDEND POLICY


         There is no established public trading market for our common stock, and our common stock is not listed for trading on any securities exchange or the NASDAQ. However, over-the-counter trades in our common stock are quoted on the Over-the-Counter Bulletin Board under the symbol "CBBT." On March 9, 2006, the last reported sales price for our common stock was $10.00 per share.

         The following table sets forth, for the quarters indicated, the range of closing high and low bid prices of our common stock as reported by the Over-the-Counter Bulletin Board, as adjusted for all previously effected stock splits. These prices do not include retail markup, markdown or commission and may not represent actual transactions.

                                                        Common Stock
                                                    ---------------------
         By Quarter Ended                             High         Low
         --------------------------------------     --------     --------
         FISCAL 2004
         --------------------------------------
         December 31, 2003 ....................     $   1.01     $   1.01
         March 31, 2004 .......................     $   1.01     $   1.01
         June 30, 2004 ........................     $   1.01     $   1.01
         September 30, 2004 ...................     $   1.45     $   1.02
         FISCAL 2005
         --------------------------------------
         December 31, 2004 ....................     $   3.50     $   1.25
         March 31, 2005 .......................     $   7.30     $   2.80
         June 30, 2005 ........................     $   8.50     $   5.00
         September 30, 2005 ...................     $   7.75     $   6.54
         FISCAL 2006
         --------------------------------------
         December 31, 2005 ....................     $  11.10     $   5.60


-----------

         In reviewing the foregoing table, it should be noted that the exchange of stock by which CBBI acquired BAK International and its subsidiary BAK Battery occurred on January 20, 2005.


         As of March 1, 2006, there were 48,878,396 shares of our common stock outstanding held by approximately 139 stockholders of record.


         We have never paid any cash dividends on our common stock. We do not anticipate paying any cash dividends or making any other cash distributions on our common stock in the foreseeable future. Should we decide in the future to do so, as a holding company, our ability to pay dividends and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries. Our operating subsidiaries may be subject, from time to time, to restrictions on their ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into dollars or other hard currency and other regulatory restrictions. We currently intend to retain future earnings, if any, to finance operations and the expansion of our business.

Equity Compensation Plan Information

         The following table provides information about the securities authorized for issuance under our equity compensation plans. In accordance with the rules of the Commission, the information in the table is presented as of September 30, 2005, the end of our most recently completed fiscal year.

                                                                                                        NUMBER OF SECURITIES
                                                                                                      REMAINING AVAILABLE FOR
                                            NUMBER OF SECURITIES TO                                 FUTURE ISSUANCE UNDER EQUITY
                                            BE ISSUED UPON EXERCISE    WEIGHTED-AVERAGE EXERCISE         COMPENSATION PLANS
                                            OF OUTSTANDING OPTIONS,  PRICE OF OUTSTANDING OPTIONS,     (EXCLUDING SECURITIES
PLAN CATEGORY                                 WARRANTS AND RIGHTS        WARRANTS AND RIGHTS          REFLECTED IN COLUMN (A))
-----------------------------------------   -----------------------  -----------------------------  ----------------------------
                                                     (a)                          (b)                           (c)
Equity compensation plans approved by
   security holders                                              --                             --                            --
Equity compensation plans not approved by
   security holders                                       2,000,000                           6.25                     2,000,000
Total                                                     2,000,000                           6.25                     2,000,000

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATION
                             AND FINANCIAL CONDITION

         The following management's discussion and analysis should be read in conjunction with our consolidated financial statements and the notes thereto and the other financial information appearing elsewhere in this item. In addition to historical information, the following discussion contains certain forward-looking information. See "Special Note Regarding Forward Looking
Statements" above for certain information concerning those forward looking statements

         Our financial statements are prepared in US Dollars and in accordance with accounting principles generally accepted ("GAAP") in the United States. See "Exchange Rates" below for information concerning the exchange rates at which Renminbi were converted to US Dollars at various pertinent dates and for pertinent periods.

Overview

         CBBI is a holding company whose Hong Kong-based subsidiary, BAK International, and China-based subsidiaries, BAK Battery and BAK Electronics, focus on the manufacture, commercialization and distribution of a wide variety of standard and customized lithium ion rechargeable batteries for use in cellular telephones, as well as various other portable electronic applications, including high-power handset telephones, laptop computers, power tools, digital cameras, video camcorders, MP3 players, electric bicycles, hybrid/electric motors, and general industrial applications. We manufacture five types of batteries: steel case cell, aluminum case cell, cylindrical case cell, Li-ion polymer cells and industrial batteries, although the majority of our income is generated from the sale of steel case cells.

         CBBI acquired BAK International and, as a result, BAK International's wholly-owned subsidiary, BAK Battery, on January 20, 2005, by means of an exchange of 39,826,075 shares of CBBI's common stock for all of the outstanding shares of stock of BAK International. However, we have accounted for the transaction as a recapitalization, which resulted in the adoption of the historical consolidated financial statements of BAK International, as prepared in accordance with United States GAAP, as the financial statements of CBBI. See
Note 2 to our consolidated financial statements included in this filing for additional information regarding the accounting treatment of the acquisition and its impact on our consolidated financial statements.

         On September 16, 2005, CBBI consummated the sale of 7,899,863 shares of its common stock to certain accredited investors (as that term is defined in Rule 502 of Regulation D promulgated under the Securities Act of 1933, as amended). In connection with the closing of that issuance, CBBI issued warrants to purchase an aggregate of 631,989 shares of common stock, at an exercise price of $7.92 per share, exercisable for a period ending three years after the date of issuance to certain persons as part of an agreed upon fee. If the warrants are exercised, CBBI anticipates that it will use the proceeds from the exercise of the warrants for working capital purposes.

Certain Accounting Matters

         Substantially all of our revenue is derived from the sale of battery cells, which we recognize upon shipment or delivery depending upon the sales order. In the event goods are returned, revenue is reduced and the returned goods are placed back in inventory during the period the goods are received by us. Concurrent with the recognition of revenue, we record a warranty reserve for product returns. When determining the amount of such reserves, we estimate the amount of claims based upon our historical experience with product returns and warranty claims.

         Cost of goods sold consists primarily of raw materials, direct labor and manufacturing overhead. Manufacturing overhead consists primarily of an allocation of purchasing and receiving costs, supplies, utilities, depreciation, factory and equipment repairs and maintenance, and inspection fees.

         Selling expenses consist primarily of payroll, advertising and promotion, depreciation and travel and entertainment. Marketing or advertising costs are incurred primarily to promote ourselves and our products through printed advertisements in trade publications and to display our products through attendance at industry trade exhibitions. We do not pay slotting fees, engage in cooperative advertising programs, participate in buy-down programs or similar arrangements. No material estimates are required to determine our marketing or advertising costs.

         General and administrative expenses consist primarily of payroll, professional fees, insurance, payroll taxes and benefits, general office expenses, travel and entertainment, transportation, and depreciation.

         Net income does not reflect certain annual appropriations to reserve funds in accordance with PRC regulations. These appropriations are reflected in the statement of retained earnings as a reduction in retained earnings.

Results of Operations


         Results of operations for the three months ended December 31, 2005 as compared to the three months ended December 31, 2004.


Revenues


         Revenues increased to $26.1 million for the three months ended December 31, 2005 as compared to $25.1 million for same period of the prior year, an increase of $1.0 million or 3.9%. Our revenues increased during the period as a result of increased sales volume, partially offset by a decline in unit selling prices. Revenues relating to steel case cell batteries increased to $14.6 million from $14.1 million in the prior year period, an increase of $453,000 or 3.2%, due to increased sales volume partially offset by lower selling prices. Revenues from sales of aluminum case cell batteries increased to $8.9 million for the period as compared to $6.6 million in the prior year period, an increase of $2.3 million or 35.2%, primarily due to increased sales volume. We were able to gain market share both domestically and internationally during the period because, in our belief, our production volume and technological advantage gives us an advantage over our competitors with regard to supply ability and cost. We also believe that our gain in market share was due in part to our decision to maintain low pricing, the improved quality of our products and the improvements we made in manufacturing efficiencies.


Gross Profit


         Gross profit for the three months ended December 31, 2005 was $7.1 million or 27.1% of revenues as compared to gross profit of $4.4 million or 17.4% of revenues for the same period of the prior year. The increase in gross profit, as a percentage of revenues, resulted primarily from decreased unit manufacturing costs stemming from a decrease in prices for most raw materials and an increased yield in the manufacturing process. Steel case cell battery selling prices decreased by 3.5% during the period, while the cost of manufacturing steel case cell units decreased by 20.3%, resulting in an overall increase in gross profit from 16.4% to 27.2% of revenues. In the aluminum case cell market, the average unit selling price remained consistent from last year and unit manufacturing costs decreased by 17.6%, thereby increasing gross profit from 13.9% to 25.7% of revenues. While we have historically sold our products primarily into the replacement battery market with lower selling prices and, consequently, lower gross profit margins, we are continuing to pursue a strategy of increasing sales into the higher profit margin OEM segment.

         Continued vertical integration of the manufacturing process, volume discounts on increasing raw material purchases, increasing production efficiencies, and low labor costs collectively served to reduce manufacturing costs. We believe that we can continue to achieve cost savings from these activities that will help to offset potential replacement battery market selling price decreases during 2006.

         Some entities include all costs associated with their distribution system in cost of goods sold while other companies may record a portion of their distribution costs in selling expense. Because of this disparity in financial reporting, gross margins between our company and other companies may not be comparable. With the exception of transportation and freight charges which we include under selling expenses, we believe we include most other costs of our distribution system in cost of goods sold.

Selling Expenses


         Selling expenses increased to $1.1 million for the three month period ended December 31, 2005 as compared to $808,000 for the same period of the prior year, an increase of $307,000 or 38.0%. As a percentage of revenues, selling expenses have increased to 4.3% this year, from 3.2% last year, as we increase our staff and advertising to obtain orders to increase utilization of our recent manufacturing capacity expansion.

         Salaries related to selling efforts increased to $598,000 from $464,000 for the same period of the prior year, an increase of $134,000. We had 80 employees engaged in sales and marketing on December 31, 2005 as compared to 71 on December 31, 2004. As a result of the introduction of a formal and coordinated marketing campaign and increased professional advertisements and exhibitions, advertising expenses increased $37,000 from the same period in the prior year. Transportation, maintenance, travel and entertainment and other related selling and marketing expenses also increased due to the increased selling effort. Marketing or advertising costs consist primarily of promoting ourselves and our products through printed advertisements in trade publications, packaging and displaying our products through attendance of industry trade exhibitions. We do not pay slotting fees, engage in cooperative advertising programs, participate in buydown programs or similar arrangements. No material estimates are required to determine our marketing or advertising costs.


General and Administrative Expenses


         General and administrative expenses increased to $1.5 million for the three months ended December 31, 2005 as compared to $1.2 million for the same period of the prior year, an increase of $321,000 or 27.8%. As a percentage of revenues, general and administrative expenses were 5.6% and 4.6% as of December 31, 2005 and December 31, 2004, respectively. Despite increased general and administrative expense, we believe that general and administrative expenses remain manageable relative to revenues. Professional fees and expenses increased $306,000 from the first quarter of last year, reflecting the additional costs of operating as a public company since January 2005. Benefits, primarily employee pensions, increased $102,000 from the same quarter last year, while insurance increased $76,000 to cover our equipment additions since last year. These increases were partially offset by a $140,000 decrease in salaries due to a lump sum payment made to new hires that completed their probationary period during the three month period ended December 31, 2004.



Research and Development Expenses


         Research and development expenses increased to $241,000 for the three months ended December 31, 2005 as compared to $20,000 for the same period of the prior year, an increase of $221,000 or 1,105%. This increase resulted from a $60,000 grant that partially offset the prior year's expense, with the balance of the increase due to materials and other purchases required to support our increased research and development effort.


Bad Debts


         Bad debts expense totaled $255,000 for the three months ended December 31, 2005 as compared to $51,000 for the same period of the prior year. As a percentage of revenues, bad debts expenses were 1.0% and 0.2% for the three months ended December 31, 2005 and 2004, respectively. The bad debt expense increase is primarily due to the increase in the bad debts reserve from $834,000 or 3.0% of total accounts and notes receivable of $28.2 million at December 31, 2004 to $1.8 million or 3.5% of total accounts and notes receivable of $51.8 million at December 31, 2005. Management believes that the reserve for bad debts as of December 31, 2005 is adequate and will adjust future reserves as we gain more experience with our customers.


Operating Income


         As a result of the above, operating income totaled $4.0 million for the three months ended December 31, 2005 as compared to operating income of $2.4 million for the same period of the prior year, an increase of $1.6 million or 69.9%.

         As a percentage of revenues, operating income was 15.3% for the three months ended December 31, 2005 as compared to 9.4% for the same period of the prior year. The growth in operating income as a percentage of revenues was substantially due to the increase in gross profit.


Finance Costs


         Finance costs decreased to $385,000 for the three month period ended December 31, 2005 as compared to $390,000 for the same period of the prior year, a decrease of $5,000 or 1.3%. The finance costs decrease is primarily due to the BAK Battery's receipt of the second science and technology development interest subsidy from the Shenzhen Department of Finance amounting $124,000 which has been offset against the interest costs during the period. We had $72.6 million in short term loans and notes payable as of December 31, 2005 as compared to $52.6 million outstanding as of December 31, 2004. Short term loans and notes payable are comprised of various short term bank loans and promissory notes, with interest ranging from 5.022% to 6.138%, and maturities of generally less than twelve months. The funds were used for working capital purposes to support the anticipated increase in revenues in the second quarter of fiscal 2006.

Other Expenses (Income)

         Other income was $309,000 for the three month period ended December 31, 2005 as compared to $16,000 of other expenses for the same period of the prior year, an improvement of $325,000. The other income increase is primarily due to BAK International's short term investment in financial instruments during the period.

Net Income

         Primarily as a result of decreased manufacturing costs during the period, we increased our net income to $3.8 million as compared to $1.8 million for the same period of the prior year, an increase of $2.0 million or 110.2%.

Inventory

         Inventory totaled $36.9 million as of December 31, 2005 as compared to $21.7 million as of September 30, 2005, an increase of $15.2 million. We built finished goods inventory by $9.9 million in preparation for the one week plant closing for the Chinese New Year as well as the anticipated ramp up of sales starting in the second quarter of fiscal 2006. Management expects that the finished goods inventory, approximating two months' sales at December 31, 2005, will be reduced by one-third by March 31, 2006. We were also able to enjoy volume discounts from the increased level of raw material purchases.

Notes Receivable

         We have modified our policy with respect to accounts receivable by allowing customers that have good credit ratings and business relationships with us to transfer a portion of their accounts receivable balances to notes receivable. As a result, notes receivable increased to $9.4 million as of December 31, 2005 from $484,000 as of September 30, 2005, an increase of $8.9 million. All of this increase was attributed to sales made during the month of December 2005 and the corresponding notes receivable are due by June 30, 2006. Management believes that this policy will provide a better way to secure our receivables as well as providing the flexibility for us to discount our notes receivable in the future.

         Results of operations for the year ended September 30, 2005 as compared to the year ended September 30, 2004.

Revenues

         Revenues increased to $101.9 million for the year ended September 30, 2005 as compared to $63.7 million for the prior year, an increase of $38.2 million or 59.9%. Our revenues increased during 2005 primarily as a result of an increase in the number of units sold, with a slight improvement in average unit selling prices. Revenues relating to steel case cells increased to $56.9 million in 2005 from $38.0 million in 2004, an increase of $18.9 million or 49.7%, primarily due to an increase in the number of units sold. Revenues from sales of aluminum case cells increased to $23.7 million for 2005 as compared to $13.1 million in 2004, an increase of $10.6 million or 80.9%, primarily due to increased sales volume. Revenues relating to industrial batteries increased to $20.2 million in 2005 from $12.4 million in 2004, an increase of $7.8 million or 62.9%, primarily due to an increase in the number of units sold.. Although most of our sales were made in China, we were able to gain market share both domestically and internationally during the year because, in our belief, our production volume and technological advantage gives us an advantage over our competitors with regard to supply ability and cost. We also believe that our gain in market share was due in part to our decision to maintain competitive pricing, the improved quality of our products and the improvements we made in production efficiencies.

Gross Profit

         Gross profit for the fiscal year ended September 30, 2005 was $25.7 million or 25.2% of revenues as compared to gross profit of $13.8 million or 21.7% of revenues for the prior fiscal year.

         The increase in gross profit, as a percentage of revenues, resulted from a combination of decreased unit manufacturing costs and slightly higher average unit selling prices. While our cost of manufacturing steel case cell units decreased by 4.8% in fiscal 2005, selling prices decreased by less than 1.0%, resulting in an overall increase in gross profit from 23.2% to 26.5% of revenues. In the aluminum case cell market, unit manufacturing costs increased by 8.2% in fiscal 2005, while selling prices increased an average of only 6.5%, thereby reducing gross profit from 21.9% to 20.7% of revenues. The 7.0% decrease in unit selling prices for industrial batteries from fiscal 2004 to fiscal 2005, however, was more than offset by a 14.0% improvement in unit manufacturing costs, resulting in an improvement in gross profit from 24.1% to 29.8% of revenues. We did gain market share during the year due to our decision to maintain competitive pricing while improving the quality of our products.

Selling Expenses

         Selling expenses increased to $4.0 million for the year ended September 30, 2005, as compared to $1.9 million for the prior year, an increase of $2.1 million or 114.2%.

         Salaries related to selling efforts increased to $2.0 million in fiscal 2005 from $830,000 for the prior year, an increase of $1.2 million. An increase in the number of employees in our sales and marketing group and higher average salaries paid to the sales and marketing employees in fiscal 2005 were responsible for this increase. We had 88 employees engaged in sales and marketing as of September 30, 2005 as compared to 67 as of September 30, 2004. In connection with the introduction of a formal and coordinated marketing campaign, advertising expenses increased to $298,000 in fiscal 2005 from $201,200 in 2004, an increase of $96,800. Filing fees, promotion, trademarks, depreciation, and other related selling and marketing expenses increased to $1,725,600 for fiscal 2005 from $476,700 for the prior fiscal year, an increase of $1,248,900, related to increased sales and selling efforts.

General and Administrative Expenses

         General and administrative expenses grew to $5.0 million for the fiscal year ended September 30, 2005 from $3.1 million for the prior fiscal year, an increase of $1.9 million or 61.0%. As a percentage of revenues, general and administrative expenses were 4.9% and 4.9% in fiscal 2005 and 2004, respectively. Despite the increase in general and administrative expenses from fiscal 2004 to fiscal 2005, those expenses remained manageable relative to revenues.

         Salaries and benefits, including costs of training, increased to $1.4 million in fiscal 2005 from $1.2 million in the prior fiscal year, an increase of $234,000 or 19.8%, primarily as a result of additional employees. We had 500 employees in general and administration positions as of September 30, 2005, as compared to 451 employees as of September 30, 2004. Professional fees increased $224,000 from fiscal 2004 to fiscal 2005, reflecting the additional costs of operating as a public company since January 2005.

Research and Development Expenses

         Research and development expenses increased to $542,000 for the fiscal year ended September 30, 2005 as compared to $329,000 for the prior fiscal year, an increase of $213,000 or 64.7%. New initiatives, such as rechargeable lithium polymer batteries and LiNiCoO2 anode research, depreciation from research and development equipment additions and an increase in patent applications and maintenance contributed to the increase.

Bad Debts

         Bad debt expense totaled $770,000 for the fiscal year ended September 30, 2005 as compared to $327,000 for the prior fiscal year, an increase of $443,000 or 135.5%. As a percentage of revenues, bad debts were 0.8% and 0.5% for fiscal 2005 and fiscal 2004, respectively. We believe that the reserve for bad debts as of September 30, 2005 is adequate, and we will adjust future reserves as we gain more experience with our customers.

Operating Income

         As a result of the foregoing, operating income totaled $15.3 million for the fiscal year ended September 30, 2005 as compared to operating income of $8.1 million for the fiscal year ended September 30, 2004, an increase of $7.2 million or 88.0%, on a 59.9% increase in revenues.

         As a percentage of revenues, operating income was 15.0% in fiscal 2005 as compared to 12.8% for the prior fiscal year. This increase in operating income as a percentage of revenues was substantially due to the increase in gross margin from fiscal 2004 to fiscal 2005.

Finance Costs

         Finance costs increased to $2.4 million for the fiscal year ended September 30, 2005 as compared to $1.0 million for the prior fiscal year, an increase of $1.4 million or 138.1%. The increase was attributable to the increase in the amount of our short term bank loans in fiscal 2005 compared with that outstanding in fiscal 2004. We had $39.5 million in short-term bank loans as of September 30, 2005, as compared to $27.3 million and $3.5 million outstanding as of September 30, 2004 and 2003, respectively. Short-term bank loans bear interest at annual rates ranging from 4.5% to 6.1%, and maturities are generally less than twelve months. The funds obtained from the increased borrowings were primarily used to fund working capital and to purchase equipment. We expect to replace the short term debt incurred to fund these long-term equipment acquisitions with comparable long-term debt once it formally acquires its certificate of land use right.


Provision for Income Taxes

         We temporarily enjoy favorable tax treatment as a result of locating our main production facilities in the Shenzhen Special Enterprise Zone. In accordance with the relevant income tax laws applicable to enterprises operating in the Shenzhen Special Economic Zone of the PRC, the taxable income of is fully exempt from income tax for 2 years ("tax holiday"), commencing from the first profit making year of operations, followed by a 50% exemption for the immediate next three years ("tax preferential period"), after which the profits of BAK Battery will be taxable at the full reduced rate for New and High Technology Enterprises, currently 15%. In addition, BAK Battery also enjoys the same tax holiday and tax preferential period treatments on the additional investments that were approved during fiscal year 2005. The percentage of taxable income enjoying a tax holiday in 2005 is 55.88%; the 44.12% balance enjoys tax preferential period treatment. We anticipate a tax rate of 7.5% of profits on the original investment portion through the 2006 calendar year, before reverting to the anticipated standard corporate rate of 15% afterward. The additional investment will enjoy the tax holiday through the 2006 calendar year and then be taxed at 7.5% through the 2009 calendar year.

         Further, on August 11, 2005, BAK Battery was recognized as a Foreign-Invested, Advanced-Technology Enterprise by the Shenzhen government, whereby BAK Battery will enjoy an additional three year tax preferential period for all of its taxable income after the expiration of the original three year tax preferential period. If BAK Battery fails to qualify for a reduced tax program following the end of the 2009 calendar year, BAK Battery will be required to pay tax at the full 15% tax rate of its taxable income applicable to Shenzhen starting in 2010.

         Income taxes increased to $527,000 for the year ended September 30, 2005, as compared to $394,000 for the previous year. We commenced paying taxes at the annual rate of 7.5% for the final nine months of fiscal 2004, resulting in an effective tax rate of 5.5% for fiscal 2004. Although income taxes were paid at a 7.5% rate for all of 2005 on the original investment portion, no taxes were due in 2005 for the additional investment due to the tax holiday, resulting in a lower overall rate of 4.1% We have has purchased $173,000 of equipment made in China during the year ended September 30, 2005, and will be eligible for a tax credit, equal to 40% of theses purchases, against additional future income tax.

Net Income

         Primarily as a result of increased sales during fiscal 2005, we increased our net income to $12.4 million as compared to $6.7 million for the prior year, an increase of $5.6 million or 83.4%.

Results of operations for the year ended September 30, 2004 as compared to the year ended September 30, 2003

Revenues

         Revenues increased to $63.75 million for the fiscal year ended September 30, 2004 as compared to $20.05 million for the prior fiscal year ended September 30, 2003, an increase of $43.70 million or 218%. Revenues from sales of aluminum case cell batteries were $13.08 million, an increase of $12.8 million, as compared to $280,000 in the prior year. This increase was primarily due to increased volume resulting from additional product offerings and our increased production. Revenues relating to steel case cell batteries increased to $50.41 million from $19.68 million in the prior year, an increase of $30.73 million or 156%. This increase also was due to increased volume of sales as a result of additional product offerings and our increased production. In fiscal year 2004, our customers continued to demand price concessions, while simultaneously demanding greater quality and services from us. In response to these conditions, we acted to contain of costs and provided price reductions. Despite continued pricing pressure resulting in selling price reductions during the year in both aluminum case and steel case markets, we were able to gain market share both domestically and internationally because, in our belief, our production volume and technological advantage gives us an advantage over our competitors with regard to supply ability and cost.

Gross Profit

         Gross profit for the fiscal year ended September 30, 2004 was $13.82 million or 21.7% of revenues as compared to gross profit of $5.52 million or 27.5% of revenues for the prior fiscal year.

         The reduction in gross profit, as a percentage of revenues, resulted from a combination of reduced unit selling prices and increased unit manufacturing costs stemming from an increase in prices for most raw materials used in the manufacturing process. Steel case cell battery selling prices decreased by 12.4% during fiscal 2004, while our cost of manufacturing steel case cell units decreased by only about 5.5%, resulting in an overall decrease in gross profit from 26.65% to 20.42% of revenues from the sale of steel case cell units in fiscal 2004. In the aluminum case cell market, price reductions averaged 21.9% and unit costs increased by 10.6%, thereby reducing gross profit in our aluminum case products from 21.69% to 19.38% of revenues in fiscal 2004. We did, however, gain market share due in part to our decision to maintain low pricing, the improved quality of our products and the improvements we made in manufacturing efficiencies.

Selling Expenses

         Selling expenses increased to $1.88 million for the year ended September 30, 2004 as compared to $445,800 for the prior year, an increase of $1.43 million or about 321.2%.

         Salaries related to selling efforts increased to $740,000 from $80,000 for the prior year, an increase of $660,000, primarily as a result of an increase in the number of employees in our sales and marketing group and higher average salaries paid to the sales and marketing employees in fiscal 2004. More sales and marketing group efforts were required to continue gaining market share and to grow revenues. We had 67 employees engaged in sales and marketing as of September 30, 2004 as compared to 51 as of September 30, 2003. In connection with the introduction of a formal and coordinated marketing campaign, marketing expenses increased to $610,000 from $230,000 incurred in the prior year, an increase of $380,000. Transportation, filing fees, promotion, trademarks, and other related selling and marketing expenses increased to $520,000 for fiscal 2004 from $132,000 for the prior fiscal year, an increase of $388,000, related to increased sales and selling efforts.

General and Administrative Expenses

         General and administrative expenses grew to $3.14 million for the fiscal year ended September 30, 2004 as compared to $804,600 for the prior fiscal year, an increase of $2.3 million or 290.4%. As a percentage of revenues, general and administrative expenses were 4.9% and 4.0% in fiscal 2004 and fiscal 2003, respectively. The increase in the general and administrative expenses stemmed from an increase in our infrastructure to support the increased sales levels during fiscal 2004 through facilities expansion and the hiring of additional employees. Despite the increase in general and administrative expenses from fiscal 2003 to fiscal 2004, those expenses remained manageable relative to revenues.

         Salaries and benefits, including costs of training, increased to $1.27 million in fiscal 2004 from $260,000 as compared to the prior fiscal year, an increase of $1.01 million or 388%, primarily as a result of additional employees. We had 99 employees in machinery and engineering positions as of September 30, 2004, as compared to 27 employees as of September 30, 2003.
Increases in office expenses, insurance, professional fees, maintenance, recruitment, and other administrative expenses accounted for the remainder of the increase in this category from fiscal 2003 to fiscal 2004, increases also related to the increased number of employees.

Research and Development Expenses

         Research and development expenses increased to $329,000 for the fiscal year ended September 30, 2004 as compared to $117,000 for the prior fiscal year, an increase of $212,000 or 182%. The increase in our research and development staff to 107 as of September 30, 2004 from 58 as of September 30, 2003 was the primary factor accounting for the increase in this category. New initiatives, such as rechargeable lithium polymer batteries research and development, and an increase in patent applications and maintenance required incremental staff hiring contributed to the increase.

Bad Debts

         Bad debt expense totaled $327,000 for the fiscal year ended September 30, 2004 as compared to $448,000 for the prior fiscal year, a decrease of $121,000 or 27%. As a percentage of revenues, bad debts were 0.5% and 2.2% for fiscal 2004 and fiscal 2003, respectively. We believe that the reserve for bad debts as of September 30, 2004 was adequate, and we will adjust future reserves as we gain more experience with our customers.

Operating Income

         As a result of the foregoing, operating income totaled $8.15 million for the fiscal year ended September 30, 2004 as compared to operating income of $3.70 million for the fiscal year ended September 30, 2003, an increase of $4.45 million or 120%.

         As a percentage of revenues, operating income was 12.8% in fiscal 2004 as compared to 18.5% for the prior fiscal year. This reduction in operating income as a percentage of revenues was substantially due to the reduction in levels of gross profit from fiscal 2003 to fiscal 2004.

Finance Costs

         Finance costs increased to $1.01 million for the fiscal year ended September 30, 2004 as compared to $123,000 for the prior fiscal year, an increase of $887,000 or 721%. The increase was attributable to the increase in the amount of our outstanding debt in fiscal 2004 compared with that outstanding in fiscal 2003. We had $49.89 million in short-term loans and notes payable as of September 30, 2004 as compared to $9.58 million outstanding as of September 30, 2003. Short-term loans and notes payable are comprised of various short-term bank loans and promissory notes, bearing interest at rates ranging from 4.54% to 5.84%, and maturities of generally less than twelve months. The funds obtained from the increased borrowings were used to construct our new manufacturing facilities and to purchase associated equipment, which resulted in $40.31 million of capital costs. The remaining proceeds of the borrowing were used for working capital purposes.

Provision for Income Taxes

         We enjoy a temporary favorable tax treatment as a result of locating our main production facilities in the Shenzhen Special Enterprise Zone. We anticipate a tax rate of 7.5% of profits through the 2009 calendar year before reverting to the anticipated standard corporate rate of 15%.

         Taxes increased to $394,000 for the year ended September 30, 2004 as compared to no taxes for the previous year. We commenced paying taxes at the annual rate of 7.5% in 2004, two years after we first had net income; however, because these taxes are based on a calendar year we only paid taxes for the final nine months of fiscal 2004, resulting in an effective tax rate of 5.5% for fiscal 2004.

Net Income

         Primarily as a result of increased sales during fiscal 2004, we increased our net income to $6.75 million as compared to $3.58 million for the prior year, an increase of $3.17 million or about 89%.

Liquidity and Capital Resources


         We have historically financed our liquidity requirements from a variety of sources, including short term borrowings under bank credit agreements, promissory notes and issuance of capital stock. As of December 31, 2005, we had cash and cash equivalents of $36.3 million, as compared to $52.4 million as of September 30, 2005. Included in cash and cash equivalents are cash deposits that are pledged to banks in the amount of $24.9 million and $19.4 million at December 31, 2005 and September 30, 2005, respectively. Typically, banks will require borrowers to maintain deposits of approximately 20% to 100% of the outstanding loan balances. The individual bank loans have maturities ranging from 5 to 12 months which coincides with the periods the cash remains pledged to the banks.

         We had a working capital surplus of $17.9 million as of December 31, 2005, as compared to $20.0 million as of September 30, 2005, a decrease of $2.1 million. This decrease was primarily attributable to the $4.0 million increase in notes payable to finance the construction of the BAK Industrial Park and the acquisition of equipment. We had short term borrowings maturing in less than one year of $72.6 million as of December 31, 2005, as compared to $69.1 million as of September 30, 2005, an increase of $3.5 million. We currently expect to be able to extend the maturities of our short-term debt once we formally acquire our certificate of land use right. If we are not able to do so, we will have to refinance such short-term debt as it becomes due or to repay that debt to the extent we have cash available from operations or from the proceeds of additional issuances of capital stock.

         As of December 31, 2005, the principal outstanding under our credit facilities and lines of credit were as follows:

                                                           Maximum
                                                            Amount      Amount
                                                          Available    Borrowed
                                                          ---------   ---------
                                                             (In thousands)
Comprehensive Credit Facilities:
           Agricultural Bank of China ..................  $  30,978   $  29,158
           Shenzhen Development Bank ...................     18,587      13,630
           Shenzhen Commercial Bank ....................      6,196       4,337
           China Minsheng Bank .........................      4,956       4,956
           Construction Bank of China ..................      6,196       6,196
                                                          ---------   ---------
               Subtotal - Credit Facilities               $  66,913      58,277
                                                          =========   ---------

Lines of Credit:
           Agricultural Bank of China ..................                  4,264
           Shenzhen Development Bank ...................                    212
           Shenzhen Commercial Bank ....................                  4,942
           China Minsheng Bank .........................                  4,942
                                                                      ---------
               Subtotal - Other Borrowings                               14,360
                                                                      ---------
               Total Principal Outstanding                            $  72,637
                                                                      =========


         Lines of credit are outside of comprehensive credit facilities and are therefore shown separately.


         We refinanced our short-term debt during fiscal 2005 at annual interest rates of 4.5% to 6.1%, payable monthly, and for terms of six to twelve months. These debt arrangements are generally guaranteed by BAK International, Mr. Xiangqian Li, our Director, Chairman of the Board, President, and Chief
Executive Officer, and Jilin Provincial Huaruan Technology Company Limited by Shares, a PRC company ("Huaruan Technology"). Pursuant to the refinancing, we deposited $19.4 million of restricted cash, and pledged $7.7 million of inventory and $9.8 million of equipment and machinery as security for our comprehensive credit facility with Shenzhen Development Bank ("Credit Facility"). In addition, Mr. Li pledged 19,053,887 of his shares of our common stock to guarantee our obligations under the Credit Facility. Furthermore, if at any point during the term of the Credit Facility (i) our liabilities exceed 70% of our assets, (ii) our sales revenue declines by 10% from their levels for the prior calendar year or (iii) our net asset value declines by 10% compared to the same point during the prior calendar year, all outstanding debt, including interest and penalties due thereunder, will accelerate and become immediately due and payable. We are currently in compliance with these financial tests. The indebtedness to Shenzhen Commercial Bank is guaranteed by Mr. Li and by an unaffiliated third party guarantor.

         During the three months ended December 31, 2005, we refinanced two of our credit facilities totalling $3.8 million, and entered into two new credit facilities totalling $3.7 million with existing lenders. The four new facilities provide for monthly interest payments at fixed annual interest rates from 5.022% to 6.138%, with principal repayments at maturities during the second calendar quarter of 2006. On January 11, 2006, BAK Battery repaid in full its loan from the Agricultural Bank of China, originally entered into on July 29, 2005 for up to $6,178,942 and maturing January 29, 2006. The principal balance at the time of repayment was $6,178,942. On February 22, 2006, BAK Battery renewed its outstanding loan from China Construction Bank in the amount of $3,726,847 under an Application Letter for Drawing for Bank Loan Facility. The new loan agreement provides for a term of six months, with interest accruing at an annual rate of 5.481%, payable monthly, and principal payable at maturity. The principal and interest terms of the loan renewal are the same as those terms under the original loan. In the future, we may be unable to obtain the same or similar terms for any refinancing of our short-term indebtedness, or be unable to renew our credit facilities on acceptable terms. If we fail to obtain debt or equity financing to meet our debt obligations, or fail to obtain extensions of maturity dates of these obligations as they become due, our overall liquidity and capital resources will be adversely affected.

         As of December 31, 2005, principal, interest and rental payments due under our contractual obligations were as follows:

                                                      (In thousands)
                                                       Payments Due
                                 ---------------------------------------------------------
                                             Less than                           More than
                                   Total      1 Year     1-3 Years   3-5 Years    5 Years
                                 ---------   ---------   ---------   ---------   ---------
Bank Loan, Short Term            $  39,032   $  39,032          --          --          --
Notes Payable                       33,605      33,605          --          --          --
Operating Leases                       192          95   $      97          --          --
Capital Leases                          --          --          --          --          --
                                 ---------   ---------   ---------   ---------   ---------
         Total Payments Due      $  72,829   $  72,732   $      97          --          --
                                 ---------   ---------   ---------   ---------   ---------

         On September 30, 2004, contrary to relevant PRC laws and regulations, BAK Battery borrowed $1,812,316 from Changzhou Lihai Investment Consulting Co., Ltd., an unaffiliated party. BAK Battery subsequently repaid this loan on October 11, 2004. Management believes that the risk to BAK Battery, due to this loan arrangement, is very limited.

         On January 18, 2005, BAK International completed a private offering of 8,600,433 shares of its common stock for gross offering proceeds of $17.0 million or $1.98 per share. Investors in the offering participated in the subsequent exchange transaction with CBBI, and received 8,600,433 restricted shares of CBBI's common stock, along with attendant registration rights. Net proceeds from the financing of $15.7 million were used as follows: $4.3 million to expand production facilities, $1.8 million to enhance existing products and to research and develop new product offerings, and $9.6 million for working capital purposes.

         On September 16, 2005, CBBI sold 7,899,863 shares of its common stock for gross offering proceeds of $43.4 million or $5.50 per share. Net proceeds from that transaction of $40.3 million will be used to purchase equipment and for working capital.

         We have completed the construction of 174,784 square meters of new facilities comprised of manufacturing facilities, warehousing and packaging facilities, dormitory space and administrative offices at the BAK Industrial Park. Of that space, 107,388 square meters are new manufacturing facilities. We have completed construction and put into use an additional administrative area, production facility, four manufacturing facilities, a warehouse and packaging facility, two dormitories and one dining hall. At present, we have no significant payment obligations related to these facilities, although we continue to make payments regarding the construction of the facility as costs arise. We do not own the tract of property on which we constructed the new manufacturing plant and related facilities. We have applied for, but have not obtained, a certificate of land use right for the property and those new facilities. After formal receipt of our land use right, we anticipate being able to extend the maturity of some or all of our short-term debt.

         We are also seeking additional capital from other sources in order to meet our capital requirements for expansion and ongoing liquidity needs. We may be unable to obtain this additional capital or may be able to obtain additional capital only on terms unfavorable to us and our existing stockholders. The additional capital could include debt or equity financing, which could be dilutive to existing stockholders. If we are unable to secure such financing, we may not be able to complete all of our planned capital expansion.

Off-Balance Sheet Transactions

         In the ordinary course of business practices in China, we enter into transactions with banks or other lenders where we guarantee the debt of other parties. These parties may be related to or unrelated to CBBI. Conversely, CBBI's debt with lenders may also be guaranteed by other parties which may be related or unrelated to CBBI.

         Under generally accepted accounting principles, these transactions may not be recorded on the balance sheet of CBBI or may be recorded in amounts different than the full contract or notional amount of the transaction. Our primary off balance sheet arrangements would result from our loan guaranties in which BAK Battery would provide contractual assurance of the debt, or guarantee the timely re-payment of principal and interest of the guaranteed party. Typically, no fees are received for this service. Thus in those transactions, BAK Battery would have a contingent obligation related to the guaranty of payment in the event the underlying loan is in default.

         Transactions described above require accounting treatment under FASB Interpretation 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others ("FIN 45"). Under that standard, CBBI would be required to recognize the fair value of guarantees issued or modified after December 31, 2002 for non-contingent guaranty obligations, and also a liability for contingent guaranty obligations based on the probability that the guaranteed party will not perform under the contractual terms of the guaranty agreement.


         We had contingent guaranty obligations at December 31, 2005 requiring recognition or disclosure under FIN 45. We had guaranteed the timely re-payment of principal and interest of two parties to a bank. The maximum amount of our exposure for those guaranties at December 31, 2005 was $6.3 million. On January 11, 2006, we guaranteed an additional $619,000 for one of these parties to a bank. Between January 9, 2006 and March 7, 2006, we discounted an additional
$10.8 million of notes receivable, increasing our maximum exposure for guarantees to $17.7 million on that date. No revenue, expenses or cash flows arose from these arrangements at anytime.


Interest Rate Risk

         We are exposed to interest rate risk primarily with respect to our short-term bank loans. Although the interest rates, based on the banks' prime rates, are fixed for the terms of the loans, the terms are typically five to twelve months and interest rates are subject to change upon renewal. There were no changes in interest rates for short-term bank loans renewed during the three months ended December 31, 2005. A hypothetical 1.0% increase in the annual interest rates for all of our credit facilities at December 31, 2005 would decrease net income before provision for income taxes by $98,000 or 2.5% for the three months ended December 31, 2005. Management monitors the banks' prime rates in conjunction with our cash requirements to determine the appropriate level of debt balances relative to other sources of funds. We have not entered into any hedging transactions in an effort to reduce our exposure to interest rate risk.

Foreign Exchange Risk

         While our reporting currency is the U.S. Dollar, approximately 75% of our consolidated revenues and 90% of consolidated costs and expenses are denominated in Renminbi ("RMB"), with the balance denominated in U.S. Dollars. Substantially all of our assets are denominated in RMB except for cash, of which 34% is denominated in U.S. Dollars. As a result, we are exposed to foreign exchange risk as our revenues and results of operations may be affected by fluctuations in the exchange rate between U.S. Dollars and RMB. If the RMB depreciates against the U.S. Dollar, the value of our RMB revenues, earnings and assets as expressed in our U.S. Dollar financial statements will decline. We have not entered into any hedging transactions in an effort to reduce our exposure to foreign exchange risk.


Critical Accounting Policies

         In preparing our consolidated financial statements in conformity with accounting principles generally accepted in the United States, we use statistical analysis, estimates and projections that affect the reported amounts and related disclosures and may vary from actual results. We consider the following accounting policies to be both those that are most important to the portrayal of our financial condition and require the most subjective judgment. If actual results differ significantly from management's estimates and projections, there could be an effect on our financial statements.

         Revenue Recognition, Returns and Warranties. Revenue from sales of our products is recognized upon shipment or delivery, depending on the terms of the sales order, provided that persuasive evidence of a sales arrangement exists, title and risk of loss have transferred to the customer, the sales amount is fixed and determinable, sales and value-added tax laws have been complied with, and collection of the revenue is reasonably assured.

         We reduce revenue based upon estimates of future credits to be granted to customers. Credits are granted for reasons such as product returns due to quality issues, including product warranties claims, volume-based incentives, and other special pricing arrangements. Management utilizes its historical experience to estimate the allowance for product returns and warranty claims and revises those estimates periodically based on changes in actual experience, market conditions and contract terms.

         In addition, management monitors collectability of accounts receivable primarily through review of the accounts receivable aging. When facts and circumstances indicate the collection of specific amounts from specific customers is at risk, we assess the impact on amounts recorded for bad debts and, if necessary, record a charge in the period such determination is made.

         Inventory Valuation Allowances. Inventory is valued net of allowances for unsalable or obsolete raw materials, work-in-process and finished goods. Allowances are determined by comparing inventory levels of individual materials and parts to historical usage rates, current backlog and estimated future sales, and by analyzing the age of inventory, in order to identify specific components of inventory that are judged unlikely to be sold. In addition to this specific identification process, statistical allowances are calculated for remaining inventory based on historical write-offs of inventory for salability and obsolescence reasons. Inventory is written-off in the period in which the disposal occurs. Actual future write-offs of inventory for salability and obsolescence reasons may differ from estimates and calculations used to determine valuation allowances due to changes in customer demand, customer negotiations, technology shifts and other factors.

Changes in Accounting Standards

         In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 151, "Inventory Costs, an amendment of ARB No. 43, Chapter 4," ("SFAS 151") which became effective for us on October 1, 2005. This standard clarifies that abnormal amounts of idle facility expense, freight, handling costs and wasted material should be expensed as incurred and not included in inventory. In addition, this standard requires that the allocation of fixed production overhead costs to inventory be based on the normal capacity of the production facilities. We do not believe the impact of the adoption of SFAS 151 has been be material.

Exchange Rates


         The financial records of BAK International, BAK Battery and BAK Electronics are maintained in Renminbi ("RMB" or "Yuan"). In order to prepare our financial statements and to state other amounts set forth in this Management's Discussion and Analysis ("MD&A"), we have translated amounts in Renminbi into amounts in US Dollars. The amounts of our assets and liabilities on our balance sheets are translated using the closing exchange rate as of the date of the balance sheet. Revenues, expenses, gains and losses are translated using the average exchange rate prevailing during the period covered by such financial statements. Adjustments resulting from the translation, if any, are included in our cumulative other comprehensive income (loss) in our stockholders' equity section of our balance sheet. All other amounts stated in this MD&A, that were originally booked in Renminbi and translated into US
Dollars, were translated using the closing exchange rate on the date of recognition. Year to year comparative amounts included in this MD&A are based on the amounts for the years or date compared included in the financial statements for the years discussed. Consequently, the exchange rates at which the amounts in those comparisons were computed varied from year to year.

         The exchange rates used to translate amounts in Renminbi into US Dollars in connection with the preparation of our financial statements or otherwise stated in this MD&A were as follows:


                                                                       RMB per US Dollar
                                                                       -----------------
                                                                         2005     2004
                                                                       -----------------
Balance sheet items as of December 31                                   8.0702    8.2765

Amounts included in the statement of operations, statement of changes in stockholders' equity and statement of cash flows for the
three months ended December 31                                          8.0827    8.2765

Balance sheet items as of September 30                                  8.0920    8.2767

Amounts included in the statement of operations, statement of changes in stockholders' equity and statement of cash flows for the
years ended September 30                                                8.2413   8.26688


         Renminbi are not readily convertible into US Dollars in the foreign exchange markets. The foreign exchange rate between the RMB and the US Dollar had been stable at approximately RMB 8.28 to US$1.00 for the last few years. On July 21, 2005, the Central Bank of China announced that it would allow the Yuan to move to a flexible exchange rate with a maximum daily variance against the US Dollar of 0.3%. No provision has been made in the accompanying financial statements for the change in currency policy, nor has any determination been made, as to the potential impact, this may have on our future operations. As a result, the stated exchange rates may not accurately reflect the amount in US Dollars into which Renminbi could be actually converted at the date or during the periods reflected in the foregoing table.

                                  OUR BUSINESS

Overview

         CBBI conducts its operations through its China-based indirect subsidiaries, BAK Battery and BAK Electronics. Both CBBI and BAK International are holding companies and do not conduct any revenue generating activities except through BAK Battery and BAK Electronics. We focus on the manufacture, commercialization and distribution of a wide variety of standard and customized lithium ion rechargeable batteries for use in a wide array of applications. We also have internal research and development facilities engaged primarily in furthering lithium ion related technologies. We believe that our technologies allow us to offer batteries that are flexibly configured, lightweight and generally achieve longer operating time than many competing batteries currently available. We have focused on manufacturing a family of replacement lithium batteries for cellular telephones. We also supply rechargeable lithium ion batteries for use in various other portable electronic applications, including high-power handset telephones, laptop computers, digital cameras, video camcorders, MP3 players and general industrial applications.

         Historically, we have manufactured three types of batteries: steel cell, aluminum cell and cylindrical cell. We deliver our products to packing plants operated by third parties where the bare cells are packed in accordance with specifications established by certain manufacturers of cellular telephones and other electronic products. The majority of our income is generated from the sale of steel cells. However, we believe there is growth potential for aluminum and cylindrical cells because of their wide applications. In September 2005 we began producing a fourth type of battery, lithium polymer. Our current growth strategy includes entering into the global original equipment manufacture ("OEM") battery market for mobile phone and portable electronic applications. We have developed a program for producing high power lithium ion battery cells which will allow us inroads into additional battery markets such as those for power tools. We have begun marketing our high power lithium ion battery cells.

         We operate sales and service branches in Beijing, Shanghai, Qingdao, Xiamen, Quanzhou, Zhuhai, Fuzhou and Guangzhou in the PRC.

History

         We originally began operations as a Nevada corporation known as "Medina Copy, Inc." We were incorporated in Nevada on October 4, 1999 and subsequently changed our name to "Medina Coffee, Inc." ("Medina Coffee") on October 6, 1999. Medina Coffee commenced operations on December 1, 2002 and was considered a development stage company. Medina Coffee was formed originally for the purpose of building a retail specialty coffee business that sold specialty coffee and espresso drinks through company owned and operated espresso carts. Medina Coffee had incurred operating losses from its inception and therefore looked to combine with a privately-held company that was profitable or that management considered to have growth potential.

         On January 20, 2005, we completed a stock exchange transaction with the stockholders of BAK International. The exchange was consummated under Nevada law pursuant to the terms of a Securities Exchange Agreement dated effective as of January 20, 2005 by and among Medina Coffee, BAK International and the stockholders of BAK International. Pursuant to the Securities Exchange Agreement, we issued 39,826,075 shares of our common stock, par value $0.001 per share, to the stockholders of BAK International, representing approximately 97.2% of our post-exchange issued and outstanding common stock, in exchange for 100% of the outstanding capital stock of BAK International. Effective February 14, 2005, we changed our name from "Medina Coffee, Inc." to "China BAK Battery, Inc."

         BAK Battery was formed in August, 2001 to manufacture and sell a variety of standard and customized lithium ion rechargeable batteries for use in a number of applications, although primarily in cellular telephones. It commenced revenue producing operations in June 2002. BAK International was incorporated in Hong Kong on December 29, 2003 under the Companies Ordinance at BATCO International Limited (and subsequently changed its name to BAK International Limited on November 3, 2004) for the purpose of acquiring all of the equity ownership interests in BAK Battery, a transaction which it completed in January 18, 2005. Our recent business activities include:

         o In June 2002, BAK Battery began operations with initial monthly output of approximately 220,000 units.

         o It received government authorization in October 2002 to establish a Postdoctoral Workstation, the establishment of which serves as recognition by the PRC government of the strong capabilities of our in-house research team. With our research and development facilities we are focusing our research efforts on liquid lithium ion batteries, high power lithium ion batteries, solid-polymer lithium ion batteries, and cylindrical and rectangular lithium ion batteries.

         o In March 2003, monthly output of the BAK Battery steel case battery cell reached approximately 2.4 million units.

         o In September 2003, BAK Battery was granted International Organization for Standardization 14001: 1996, an environmental management system certification, as well as International
                  Organization for Standardization 9001: 2000, a quality management system certification, by Beijing Zhonjing Quality Certification Co., Ltd, an independent third party which issues such standardization certifications in the PRC.

         o As of September 2004, BAK Battery established a sales and service network to cover six principal coastal cities and Beijing in the PRC.

         o Following the completion of the new steel case cell production facility located in Shenzhen, PRC in May 2005, BAK Battery's total monthly capacity for all battery types rose to 22 million units. As of September 2005, our total monthly output for all battery types was approximately 18 million units. The opening of our new steel case cell production facility also allowed us to increase the production of aluminum case cells by making available a production line previously dedicated to steel cell production. Our ability to continue to grow our manufacturing capacity will depend upon the development and expansion of semi-automated manufacturing lines requiring less manual labor efforts when compared to previous more labor intensive manufacturing processes.

Our Business Strategy

         We seek to maintain and strengthen our position as a provider of lithium ion batteries and related services while increasing the breadth of our product line and improving the quality of our products. In order to achieve our objective, we plan to pursue the key strategies described below.

         o Continuing to be a cost leader in an increasingly competitive market. We believe we can ensure competitive pricing by integrating a labor intensive production process with high-tech, proprietary manufacturing equipment. We believe our experience in designing and updating key manufacturing equipment and operating such equipment at a low cost gives us a cost advantage over our competitors.

         o Taking advantage of our ready production capacity and allowing for increased production capacity. We believe our production capacity makes us more reliable, flexible and responsive in terms of fulfilling our customers' requirements than other providers. As such, existing and potential competitors may find it more difficult to compete with our production capabilities. The completion of our new manufacturing facility should only enhance our production capacity.

         o Enhanced R & D activities. With the completion of our new facility, we will have the space to enhance our existing R&D capabilities through the addition of state of the art equipment and experienced personnel.

         o Developing our OEM business. We believe that by entering the global OEM market for lithium ion batteries, we will be able to significantly increase revenues. In order to do so, we are currently undergoing certification by a global OEM in the mobile phone industry. To date, most of the certification process is complete, and we anticipate that we will receive certification.

         o Expanding our product lines to capture new market opportunities. We have developed high power lithium ion battery cells that can be used in power tools. Our product offering is currently undergoing testing by a potential customer. We have begun sales of our high power lithium battery during our fourth quarter of calendar year 2005. In addition, we are beginning to produce lithium polymer battery cells that can be used for various cellular telephones, portable electronic applications, Bluetooth technology, and similar types of technology. Lithium polymer batteries are used for applications similar to those that utilize lithium ion aluminum cell batteries. However, lithium polymer battery cells weigh less and are easier to shape. By entering these markets, we believe we can achieve future revenue growth and improved profit margins. In September 2005 we began production of lithium polymer batteries.

                         Principal Products and Services

Lithium Batteries

         A battery is an electrochemical apparatus used to store and release energy in the form of electricity. The main components of a conventional battery are the anode, cathode, separator and an electrolyte, which can be either a liquid or a solid. The separator acts as an electrical insulator, preventing electrical contact between the anode and cathode inside the battery. During discharge of the battery, the anode supplies a flow of electrons, known as current, to a load or device outside of the battery. After powering the load, the electron flow reenters the battery at the cathode. As electrons flow from the anode to the device being powered by the battery, ions are released from the cathode, cross through the electrolyte and react at the anode.

         All of the cells that we build are rechargeable through the systems in the devices in which our batteries are used. Several important parameters for describing the performance characteristics of a rechargeable battery are design flexibility, energy density, discharge rate, internal resistance and cycle life. Design flexibility refers to the ability of rechargeable batteries to be designed to fit a variety of shapes and sizes of battery compartments. Thin profile batteries with prismatic geometry provide the design flexibility to fit the battery compartments of today's electronic devices. Energy density refers to the total electrical energy per unit volume stored in a battery. High energy density batteries generally are longer lasting power sources providing longer operating time and necessitating fewer battery recharges. Lithium batteries, by the nature of their electrochemical properties, are capable of providing higher energy density than comparably sized batteries that utilize other chemistries such as Nickel Cadmium (NiCd) and Nickel Metal Hydride (Ni-MH) and, therefore, tend to consume less volume and weight for a given energy content. Long cycle life is a preferred feature of a rechargeable battery because it allows the user to charge and recharge many times before noticing a difference in the performance of the battery. A lithium ion battery with lower internal resistance will provide higher electrical current with less energy consumption, as well as lower internal heat energy as a result of the lower internal resistance. The lower internal heat also makes the battery safer because it is less subject to explosion. A higher discharge rate means a higher electrical current, which in cellular telephones means a longer talking time.

         In addition to the higher energy density of lithium ion batteries compared to other rechargeable chemistry batteries such as NiCd and Ni-MH, lithium ion batters also provide higher discharge rate and shorter recharge time. Lithium batteries also can be manufactured using lithium sulfur dioxide or lithium thionyl chloride although those other chemistries have not been as widely used. Generally, rechargeable batteries have been replacing non-rechargeable batteries in many of the uses of which our batteries are intended.

         We manufacture a variety of lithium ion rechargeable batteries. We believe our range of lithium ion rechargeable batteries offer substantial benefits including the ability to design and produce lightweight cells in a variety of custom sizes, shapes and thickness. We produce the following types of rechargeable lithium batteries.

         o Prismatic lithium ion batteries. These batteries are used in cellular telephones, MP3 players, digital cameras and other portable electronic devices. These batteries can be composed of steel case cells or aluminum case cells. Aluminum case cells are lighter than steel case cells and safer. However, aluminum case cells generally are more expensive to manufacture and therefore have a higher cost. We manufacture a wide variety of steel case cell and aluminum case cell lithium ion prismatic batteries in various sizes and voltage configurations to satisfy customer requirements.

         o Cylindrical lithium ion battery. These batteries are primarily used in laptop computers, digital cameras and electric razors. These batteries are flexible in design like prismatic batteries, but have a greater energy density. Cylindrical batteries offer better uniformity, which permits them to be used in parallel circuits which increases the electrical current and the resulting working time. However, cylindrical batteries are more expensive to manufacture and therefore have a higher sales price than comparable non-cylindrical batteries. We manufacture 3 types of models ranging in size and voltage requirements to satisfy customer requirements.

         o Lithium polymer batteries. These batteries are used in cellular telephones, Bluetooth headsets, laptop computers, integrated circuit cards and personal digital assistant devices. Lithium polymer batteries have a polymer electrolyte rather than a liquid electrolyte, which reduces the battery's overall weight and volume. This allows for lighter, more compact battery and more flexibility in design than prismatic or cylindrical lithium ion batteries. However, they are more expensive to manufacture. In September 2005, we began production of lithium polymer batteries in a variety of sizes and voltage configurations. We are continuing to increase our offerings of lithium polymer batteries in order to gain the markets acceptance of these products from BAK Battery.


         During fiscal 2005, our product mix was 55.89% steel case battery cells, 23.27% aluminum case battery cells, 1.03% cylindrical case battery cells, 0.02% polymer battery cells and 19.79% industrial batteries.

Services

         We have built a sales and service network covering the cities of Shanghai, Qingdao, Xiamen, Quanzhou, Zhuhai, Fuzhou, Guangzhou and Beijing in the PRC. We provided services to support sales to our customers who currently are primarily battery pack manufacturers. Our service motto is "cooperative spirit, rapid reaction" . We provide presale, sales and post sale services. Our presale service is designed to determine our customers' order requirements, including, size, quantity, voltage and delivery date, and plan for the production of batteries to meet these order requirements. We solicit this information through face-to-face meetings and through a written client survey. The information we collect is used to schedule raw materials purchases and production. Our sales service includes the actual order processing, materials purchases, production scheduling and shipment of product. Depending upon our customers' location, we may ship directly using our own transportation facilities, primarily delivery by truck, or we may ship using a third party carrier. We support our sales with post-sales customer support. Our service capabilities include a 24-hour customer response. Our other services include providing battery testing and test reporting; providing training courses regarding quality control and battery usage; gathering customer opinions on our products and services; evaluating customer requirements and fulfilling appropriate requests.

         We have two strategic policies for sales and service:

         o        We  built  a sales  and  service  network  to  cover  Beijing,
                  Shanghai,   Qingdao,  Xiamen,  Quanzhou,  Zhuhai,  Fuzhou  and
                  Guangzhou in China.

         o        Our service capabilities include 24-hour customer response.

Features

         Performance standards. Our lithium ion batteries have high capacity, low internal resistance, and a safety guarantee. Certificates or approvals we have received include: EU's CE attestation; Underwriters' Laboratory authentication in the United States; and certificates from the major cellular telephone manufacturers of China, including China Saibao (the CEPREI certification body); Amoi Electronics Co., Ltd.; China Datang (Group) Corporation; Konka Group Co., Ltd.; Tianyu Communication Technology (Kunshan) Co., Ltd.; and Shenzhen Telsda Mobile Communication Industry Development Co., Ltd.

         Longer usage time and higher discharge rates. We believe our battery has a higher discharge voltage so it can provide a longer talking time for mobile phone users. Our products have a higher discharge capacity than the battery products of certain competitors. Therefore, with the same capacity, our battery can therefore provide a longer talking time. The higher discharge capacity is especially useful for cellular telephones with color screens, which have a high demand on the battery's continuous discharge voltage.

         Performance at lower temperatures. Our lithium ion batteries perform well from -20 Celsius to +60 Celsius. At a temperature as low as -20 Celsius the batteries release 95% of the battery energy at an 0.2C rate (i.e. discharge all the energy in 5 hours); and over 90% of the battery energy can be discharged at an 1.0C rate. This feature allows improved cell phone battery duration, particularly in northern areas of the PRC.

Manufacturing

         We manufacture all of products from raw materials at our facilities in Shenzhen in the PRC. The battery cells we produce are typically shipped to third parties for final packaging prior to delivery to our customers. The cost of such packaging is not included in our sales price to our customers. We maintain separate production lines for steel case cells, aluminum case cells, cylindrical cells and lithium polymer batteries. Such production lines can be adapted to produce other types of batteries if the demand for a particular type of battery increases or decreases. Our current monthly output capacity is 22 million units.


         Certain of the materials we utilize may pose safety problems if improperly used. We have designed our batteries to minimize safety hazards both in manufacturing and in use.

         Depending upon the customer's location, we generally deliver our product to our customers by truck or by shipment from the Port of Hong Kong. We deliver our product to packing plants operated by third parties where cells are packed in accordance with our customer's specifications

         We primarily utilize electrical supply from the local utility company for heat, light and power to our facilities. As part of our production efficiency, we may enter into a supply agreement with an electrical supplier in order to assure the supply of electrical power to our manufacturing facilities.

         We have received  International  Organization for Standardization 9001:
2000, a quality management system certification, and International Organization for Standardization 14001: 1996, an environmental management system certification for all our manufacturing facilities.

                                    Suppliers

         We have built a complete supply chain, putting together a group of material and equipment suppliers, primarily Chinese, except for ENTEK (a separator supplier in the US), from whom we buy on a purchase order basis. During the sales process, our purchasing department prepares a schedule of materials needs for the planned production. The purchasing department then solicits from the suppliers with whom we have established relationships and may have entered into a long-term supply contract. We then enter an order with the selected supplier(s). The order will specify price, settlement date, quantity and the other requirements. We also specify quality standards for the purchase. We have established standards for our suppliers relating to quality, service and various other aspects of supply. We may enter into volume purchase agreements with our major suppliers under which we purchase materials and equipment on a purchase order basis. We have entered into such an agreement with Beijing CITIC Guoan Mengguli Electric Supply Ltd. Co., from whom we purchase the cathode material, Lithium Cobalt Dioxide (LiCoO2). These volume purchase agreements generally only specify nonmaterial terms; the material terms of each purchase are separately determined at the time of purchase order. We believe that alternative suppliers are available to supply materials and equipment if purchases were not available under any volume purchase agreement we may enter into.

         Cathode material in a lithium ion battery is primarily LiCoO2; LiMnO4 and LiCo1-xNixO2 are also used as cathode materials. Anode material mainly consists of carbon materials such as graphite, sourced primarily in China. The separator material is imported from Japan and the US. There are sufficient supplies of electrolytes in China, and we believe the quality to be very good. The table below describes the key sources of our key materials.


         As of December 31, 2005, our key material suppliers and key equipment suppliers were as follows:


                             Key Material Suppliers
------ ------------------ ------------------------------------------------------
 Item     Materials                       Main Suppliers
------ ------------------ ------------------------------------------------------
  1    Case and caps      Roofer Group Company, Yijinli technology company
                          Shenzhen Tongli Precision Stamping Products Co., Ltd.
------ ------------------ ------------------------------------------------------
  2    Cathode materials  CITIC Guoan
------ ------------------ ------------------------------------------------------
  3    Anode materials    Shanghai Shan Shan, Changsha graphite
------ ------------------ ------------------------------------------------------
  4    Aluminum foil      Aluminum Corporation of America, Shanghai
------ ------------------ ------------------------------------------------------
  5    Copper foil        Huizhou United Copper Foil
------ ------------------ ------------------------------------------------------
  6    Electrolyte        Zhangjiagang Guotai-Huarong New Chemical Materials
                          Co., Ltd.
------ ------------------ ------------------------------------------------------
  7    Separator          Ube Industries, ENTEK, CELGARD
------ ------------------ ------------------------------------------------------

                             Key Equipment Suppliers
------ -------------------------------- ----------------------------------------
 Item      Instruments                              Suppliers
------ -------------------------------- ----------------------------------------
  1    Coating machine                  Beijing 706 Factory
------ -------------------------------- ----------------------------------------
  2    Mixer                            Guangzhou Hongyun Machine
------ -------------------------------- ----------------------------------------
  3    Press machine                    SevenStar Huachuang
------ -------------------------------- ----------------------------------------
  4    Ultrasonic spot welding machine  Zhenjiang Tianhua Machinery and
                                        Electrical Co., Ltd.
------ -------------------------------- ----------------------------------------
  5    Laser seam welder                Wuhan Chutian Laser Group
------ -------------------------------- ----------------------------------------
  6    Vacuum oven                      Jiangshu Wujiang Songling
------ -------------------------------- ----------------------------------------
  7    Electrolyte filling machine      BAK (internally developed)
------ -------------------------------- ----------------------------------------
  8    Aging equipment                  Guangzhou Qingtian Industrial Co., Ltd.
------ -------------------------------- ----------------------------------------
  9    Testing and sorting equipment    Guangzhou Qingtian Industrial Co., Ltd.;
                                        Wuhan Kingnuo Electronics Co., Ltd.
------ -------------------------------- ----------------------------------------

                               Sales and Marketing


         Marketing Strategies. We have two key marketing strategies. Our first strategy is to be a leader in the worldwide replacement battery market. We believe we can secure and enhance our market share because of the quality of our products and our ability to maintain high production volume with low production cost. Our second marketing strategy is to enter the global OEM market. To enter into this market we will be required to gain certification from a global OEM, which we are currently seeking and anticipate that we will receive. We believe that our entry into the global OEM market is important to our continued growth because the market for replacement batteries is becoming saturated.

         Our Current Market. We have developed a sales and service network of our own employees based in the cities of Qingdao, Xiamen, Quanzhou, Zhuhai, Fuzhou, Shanghai, Guangzhou and Beijing in the PRC. We also export our products to the United States, Canada, South Africa, Japan, Singapore, Taiwan, and Hong Kong. From 2001, our annual sales have grown from $3 million to $101.9 million for the year ended September 30, 2005. For the year ended September 30, 2005, 71% of our sales were domestic, while 29% were made internationally. We believe that our share of the domestic replacement battery market for cell phones for 2004 was 60%.

                                   Competition

         Our rechargeable lithium ion batteries compete against other manufacturers of lithium ion batteries. We compete on the basis of the prices at which we sell our products, our ability to supply the quantities of batteries our customers need in accordance with our customers' schedules and the quality of our products. We face competition in the production of rechargeable lithium ion batteries, not only within China, but also from other parts of the world, particularly Japan and Korea. Sony Corp. first commercialized rechargeable lithium ion batteries in 1992. However, Japan's market share of lithium ion battery production has decreased since 2000. We believe we are currently one of the largest lithium ion battery manufacturers in the world, with a monthly output of 22 million units (our current monthly production has reached the monthly output capacity). We also believe we are the second largest manufacturer in the Chinese market.


         We believe the following are the leading global manufacturers of lithium batteries::

         o Japan - Sanyo Electric Co., Sony Corp., Matsushita Electric Industrial Co., Ltd. (Panasonic), GS Group, NEC Corporation and Hitachi Ltd.;

         o        Korea - LG Chemical Ltd. and Samsung  Electronics  Co.,  Ltd.;
                  and

         o China - BYD Co. Ltd., Shenzhen BAK Battery Co., Ltd., Tianjin Lishen Battery Joint-Stock Co., Ltd., Henan Huanyu Group and Harbin Coslight Technology International Group Co., Ltd.

         We compete with these companies by striving to provide a higher quality product at a lower cost. We believe that by doing business in China we enjoy competitive advantages over similar companies doing business in Japan and Korea, including abundant labor resources, low cost raw materials and better access to China's extensive mobile phone market. We also believe that our production efficiencies as well as our labor costs give us a competitive advantage over other manufacturers in China. Historically, although other entities may attempt to take advantage of the growth of the lithium battery market, the lithium battery industry has certain technological and economic barriers to entry. The development of technology, equipment and manufacturing techniques and the operation of a facility for the automated production of lithium batteries require large capital expenditures, which may deter new entrants from commencing production.

                                    Customers


         We have targeted sales of our lithium ion rechargeable batteries to OEM's and replacement battery pack manufacturers, who resell our batteries in packaging to end users. Due to the demand for replacement cell phone batteries in China, and our proximity to that market, we targeted our domestic market through replacement battery pack manufacturers. Over the past three years, we have developed relationships with key battery pack customers, including SCUD (Fujian) Electronics Co., Ltd., Desay Power Tech. Co., Ltd. and Shenzhen Ya Litong Electronic Co., Ltd. We are also targeting sales of lithium ion batteries to global OEM's. A key to the OEM market is obtaining approval of our products from the OEM's, which we are currently seeking from a global OEM in the mobile phone industry. Our sales are generated primarily from purchase orders. We generally do not have long-term contracts with customers, although we may enter into a letter of intent to express our long term cooperative relationship with the customer. Our ten largest customers, who predominantly are in China, accounted for 53.31% of our sales during the fiscal year ended September 30, 2005. Our 30 largest customers accounted for 78.45% of our sales during the fiscal year ended September 30, 2005, predominantly in China. We do not believe our sales are materially seasonal.



                            Research and Development


         We operate a state of the art research and development center performing proprietary research that has resulted in 25 issued patents in the PRC, 164 applications for patents filed in the PRC and 4 applications for patents filed outside the PRC as of December 31, 2005. We have not had any patents awarded in any country other than the PRC. We also outsource certain of our research and development matters to ChangChun Applied Chemistry Research Institute of the China Scientific Institute, Tstinghua University, JiLin University, the Electrochemistry Department of XiaMen University and Shenzhen University. In our in-house facility we employ over 100 staff members, led by three government recognized specialists. Upon the approval of the National Ministry of Personnel in October 2002, a Postdoctoral Workstation was established. The establishment of the Workstation serves as recognition by the PRC government of the strong capabilities of our in-house research team. The research and development center focuses research on projects relating to liquid lithium ion batteries, high power lithium ion batteries, solid lithium polymer ion batteries, and cylindrical and rectangular lithium ion batteries.


         During fiscal 2005 and 2004, we expended $541,735 and $328,779, respectively, on our research and development efforts. We have also invested $930,000 on research and development equipment during fiscal 2005, bringing the total research and development expenditures during fiscal 2005 to $1.5 million. During 2004, our research was aimed at developing new or improved anode raw material and new products. Our research in 2005 was targeted at new or improved cathode raw material and product safety research.



                                    Employees


         The following table summarizes the functional distribution of our employees as of September 30, 2004, September 30, 2005 and December 31, 2005:

                     Department               September 30, 2004   September 30, 2005   December 31, 2005
         ----------------------------------   ------------------   ------------------   ------------------
         Officers                                             10                   11                   19
         Comprehensive Management                            197                  146                  133
         Human Resources                                      19                   18                   21
         Sales and Marketing                                  67                   88                   80
         PMS Department                                       21                   13                   12
         Process Department                                   46                   29                   15
         Research & Development                              107                  108                  108
         Purchasing Department                                29                   24                   25
         Financial Department                                 18                   25                   31
         PMC Department                                       45                   74                   87
         After Sales Department                               33                   35                   23
         Quality Control Department                          242                  125                  125
         Investment Banking Department                         1                    5                    5
         Information Technology Department                     0                   10                   12
         Intellectual Property Department                      0                   12                    9
         Mechanical and Electronic
          Engineering                                         99                  165                  165
         Law Affairs Department                                0                    0                    8
         Packing Department                                  420                  578                  595
         Manufacturing Department                          5,008                5,504                6,777
         ----------------------------------   ------------------   ------------------   ------------------
         TOTALS                                            6,362                6,970                8,250

         None of our personnel are represented under collective bargaining agreements. We consider our relations with our employees to be good.


                                   Facilities

         We currently lease 8,486 square meters in the aggregate for office space, manufacturing facilities, and dormitory space. We lease 3,000 square meters for office space and manufacturing operations pursuant to a lease which runs from June 1, 2003 to June 1, 2008. Our current rent due under that lease is $2,781 a month. We also lease 2,500 square meters for office space and manufacturing facilities pursuant to a lease with a term beginning December 16, 2001 and ending December 15, 2006. We owe lease payments of $2,329 a month during the term of this second lease. We also lease an additional 2,986 square meters for dormitory space pursuant to a lease with a term beginning July 1, 2005, and ending June 30, 2008. We owe lease payments of $2,583 per month under this lease.


         In addition, currently we have completed construction of 174,784 square meters of new facilities comprised of manufacturing facilities, warehousing and packaging facilities, dormitory space and administrative offices at the BAK Industrial Park. Of that space, 107,388 square meters will be new manufacturing facilities. We have completed construction and put into use an additional administrative area, production facility, four manufacturing facilities, a warehouse and packaging facility, two dormitories and one dining hall. At present, we have no payment obligations related to these facilities, although we continue to make payments relating to the completion of construction of the facility. We do not own the tract of property on which we have constructed the new manufacturing plant and related facilities. We have applied for, but have not obtained, a certificate of land use right for the property and those new facilities.


                                Legal Proceedings

         We are not a party to any legal proceedings, nor are we aware of any threatened or contemplated proceedings which are expected to result in a material adverse effect on our consolidated financial position or results of operation.

                  Intellectual Property and Proprietary Rights

         We rely primarily on a combination of copyright laws and contractual restrictions to establish and protect our intellectual property rights. As of December 31, 2005 we had obtained 25 issued patents in the PRC and 164 are in the application process in the PRC, and 4 are in the application process outside the PRC. We require our management and key technical personnel to enter into agreements requiring them to keep confidential all information relating to our customers, methods, business and trade secrets during and after their employment with us.

         We have very strict control over the core technologies for which we can not apply for patents. Every employee who is related to these proprietary technologies must sign a "special technology non-disclosure agreement". We have also established an internal department to protect property rights. In this department, there are professionals including attorneys, engineers, information managers and archives managers responsible for the application and protection of proprietary rights. We have also developed a series of rules regarding "property right non-disclosure", "property right archives management", "information collection and analysis" and "innovation encouragement". While we actively take steps to protect our proprietary rights, such steps may not be adequate to prevent the infringement or misappropriation of our intellectual property. This is particularly the case in China where the laws may not protect our proprietary rights as fully as in the United States. Infringement or misappropriation of our intellectual property could materially harm our business. BAK Battery has registered the following Internet and WAP domain name www.bak.com.cn (the English version of our website can be found at www.bak.com.cn.en).

                        DIRECTORS AND EXECUTIVE OFFICERS


         The following table provides information about our executive officers and directors and their respective ages and positions as of December 31, 2005. The directors listed below will serve until our next annual or special meeting of stockholders at which directors are elected:


         NAME          AGE                     POSITION HELD
         ----          ---                     -------------

     Xiangqian Li      37    Director, Chairman of the Board, President and
                             Chief Executive Officer

     Yongbin Han       36    Chief Financial Officer, Secretary and Treasurer

     Huanyu Mao        54    Chief Operating Officer and Chief Technical Officer

         Xiangqian Li has served as our Director, Chairman of the Board, President and Chief Executive Officer since January 20, 2005. Mr. Li has been Chairman of Board of Directors and General Manager of BAK Battery since April 2001 and has also served as BAK Battery's general manager since December 2003. Previously, Mr. Li served as (i) Chairman of the Board of Directors and General Manager of Shenzhen BAK Li-ion Battery Co., Ltd. from December 2000 until March 2001; (ii) as Chairman of the Board of Directors and General Manager of Jilin Province Huaruan Technology Company Limited by Stocks ("Huaruan Technology") from March 2001 until June 2001; and (iii) as Chairman of the Board of Directors of Huaruan Technology from January 2001 until June 2003. Prior to 2001 Mr. Li was self employed. Mr. Li graduated from Lanzhou Railway Institute and holds a Bachelors degree in gas engineering. He is pursuing a Doctorate of quantity economics from Jilin University.

         Yongbin Han has served as our Chief Financial Officer and Secretary since January 20, 2005. Mr. Han is a Chinese certified public accountant and certified tax agent. Mr. Han has been Deputy General Manager of BAK Battery since April 2003. In that capacity he oversees the finance and accounting department. Previously, Mr. Han served as (i) Deputy General Manager of Huaruan Technology from January 2002 until April 2003 and (ii) Department Manager of Zhonghongxin Jianyuan Accounting Firm from July 1995 until July 2001. Mr. Han graduated from Changchun Tax Institute with a Bachelors degree in accounting.

         Huanyu Mao has served as our Chief Technical Officer since January 20, 2005 and as our Chief Operating Officer since June 30, 2005. Dr. Mao has been Chief Scientist of BAK Battery since September 2004. From 1997 until September 2004 Dr. Mao served as Chief Engineer of Tianjin Lishen Company. Dr. Mao received a Doctorate degree in electrochemistry in conducting polymers from Memorial University of Newfoundland, Canada.


         By the written consent of holders of a majority of the shares of our common stock, Dr. Huanyu Mao, Mr. Richard Goodner, Mr. Joseph R. Mannes and Mr. Donald A. Preston have been chosen to become directors of CBBI, although their elections will not be effective until the end of the twentieth calendar day after an Information Statement under Section 14(c) of the Securities Exchange Act of 1934, as amended, which includes information relating to the choice of those individuals to become directors, is sent to the stockholders of CBBI. An Information Statement has not been sent to stockholders of CBBI, and accordingly, Dr. Mao and Messrs. Goodner, Mannes and Preston are not yet directors of CBBI.

         Richard Goodner, 59, currently serves as Vice President - Legal Affairs and General Counsel for U.S. Home Systems, Inc., a Nasdaq National Market System publicly traded company and has held that position since June 2003. Prior to working with U.S. Home Systems, Inc., Mr. Goodner was a partner in the law firm of Jackson Walker L.L.P. from 1997 to 2003. Mr. Goodner holds a Bachelor of Arts degree in Economics from Eastern New Mexico University and a law degree from Southern Methodist University.

         Joseph R.  Mannes,  47,  currently  serves as the  Managing  Director -
Corporate Finance of SAMCO Capital Markets, a division of Penson Financial Services, Inc. and has held this position since 2001. Prior to working with SAMCO Capital Markets, Mr. Mannes served as Vice President, Chief Financial Officer and Secretary of Clearwire Technologies, Inc. from 1998 to 2001. Mr. Mannes holds a Bachelor of Arts degree. in Philosophy and French from Dartmouth College and an M.B.A. in Finance and Accounting from the Wharton School Graduate Division of the University of Pennsylvania.

         Donald A. Preston, 55, currently serves as Managing Director for Lincoln Financial Advisors, a subsidiary of the Lincoln Financial Group. Mr.
Preston has served in this and other management capacities with Lincoln Financial Advisors over the last 20 years. Mr. Preston holds a Bachelor of Business Administration degree in General Business from St. John Fisher College and Chartered Life Underwriter and Chartered Financial Consultant degrees in Financial Planning from American College.


         Board Composition and Committees


         The board of directors is currently composed of one member, Xiangqian Li. After the election of the four individuals describe above becomes effective, the board of directors will consist of five members. All Board action requires the approval of a majority of the directors in attendance at a meeting at which a quorum is present. We have purchased officers and directors liability insurance.


         We currently do not have standing audit, nominating or compensation committees. We intend, however, to establish an audit committee and a compensation committee of the board of directors as soon as practicable. We envision that the audit committee will be primarily responsible for reviewing the services performed by our independent auditors, evaluating our accounting policies and evaluating and administering our system of internal controls over financial reporting. The compensation committee will be primarily responsible for reviewing and approving our salary and benefits policies (including stock options), including compensation of executive officers.

         Director Compensation

         At present we do not pay our directors a fee for attending scheduled and special meetings of our board of directors. We intend to reimburse each director for reasonable travel expenses related to such director's attendance at board of directors and committee meetings. As noted above, we intend to expand our board to include "independent" directors. It is anticipated that the appointment of independent members of our board will require us to pay fees comparable to those paid by other public companies in our peer group.

         Indebtedness of Directors and Executive Officers

         None of our directors or officers or their respective associates or affiliates is indebted to us.

         Involvement in Certain Legal Proceedings

         In the normal course of business, various claims are made against us. At this time, in the opinion of management, there are no pending claims the outcome of which are expected to result in a material adverse effect on our consolidated financial position or results of operations.

         Family Relationships

         There are no family relationships among our directors or officers.

         Executive Compensation

         The following Summary Compensation Table sets forth all cash compensation paid to our chief executive officer for services rendered in all capacities to us during the noted periods. No executive officers received total annual salary and bonus compensation in excess of $100,000.

                           Summary Compensation Table


            Name and                                                  Restricted     Securities
            Principal                                                   Stock        Underlying      All Other
            Position                  Year      Salary     Bonus        Awards         Options     Compensation
---------------------------------   --------   --------   --------   -----------    ------------   ------------
Xiangqian Li                          2005     $  8,736        -0-            N/A            N/A   $     45,730(1)
Chairman of the Board,                2004     $  8,709        -0-            N/A            N/A            N/A
President, and Chief Executive
Officer                               2003     $  8,699        -0-            N/A            N/A            N/A

----------
(1)  For use of a company-owned vehicle.


         Mr. Timothy P. Halter served as our Chief Executive Officer without compensation for nineteen days at the beginning of fiscal 2005, from January 1, 2005 to January 19, 2005.


         Stock Option Plan

         In May 2005, our board of directors adopted the China BAK Battery, Inc. 2005 stock option plan. We plan to submit the plan to a stockholder vote within 12 months of its adoption. The plan will be void if it is not approved by our stockholders.

         Our 2005 stock option plan provides for the grant of "nonqualified" stock options. These nonqualified stock options may be granted to our employees, non-employee directors and advisors and those of any of our subsidiaries or affiliates. However, advisors are only eligible to receive awards if they render bona fide services for us or any of our subsidiaries or affiliates. The exercise price of options granted pursuant to the plan must be at least equal to the fair market value of our common stock on the date of the grant. The plan authorizes the issuance of up to 4,000,000 shares of our common stock. We granted options to purchase 2,000,000 shares to approximately 55 individuals at fair market value on May 16, 2005, including options to purchase 200,000 shares granted to each of Yongbin Han, our Chief Financial Officer, Secretary and Treasurer, and Huanyu Mao, our Chief Operating Officer and Chief Technical Officer. We have 2,000,000 shares of our common stock remaining available for issuance under this plan.

         The plan will generally terminate on May 16, 2055. Generally, stock options granted under this plan may not be transferred in any manner other than by will or by the laws of descent and distribution and may be exercised during the lifetime of the optionee only by the optionee. However, exceptions can be made to this restriction. Options granted under our 2005 stock option plan expire immediately upon the termination of the optionee's service to us or to a subsidiary or affiliate of ours for misconduct, thirty-one days following termination if the termination is for reasons other than death, disability or cause, or 12 months following termination if the termination is due to death or disability. Upon a change in control, all outstanding stock options under our 2005 stock option plan either may be assumed or substituted for by the successor entity. If the successor entity determines not to assume or substitute for these stock options, the vesting provisions of such stock options will be accelerated, and the stock options will terminate upon the change of control if not previously exercised.

Employment, Change of Control and Severance Arrangements

         BAK Battery has an employment agreement with Mr. Li for a term extending until August 3, 2006. BAK Battery pays Mr. Li a salary in accordance with its principle's; his annual salary for fiscal year 2005 was US$8,736. This employment agreement also provides that we will pay social insurance benefits for Mr. Li, which we also provide to our other management employees. We or Mr. Li may terminate this employment agreement upon thirty days prior written notice.

                             PRINCIPAL STOCKHOLDERS


         The following table sets forth, as of March 1, 2006, certain information with respect to the beneficial ownership of our common stock by (i) each director and officer of CBBI, (ii) each person known to CBBI to be the beneficial owner of five percent or more of the outstanding shares of common stock of CBBI, and (iii) all directors and officers of CBBI as a group. Unless otherwise indicated, the person or entity listed in the table is the beneficial owner of, and has sole voting and investment power with respect to, the shares indicated. One of the principal stockholders is a selling stockholder in this offering.



                                          Amount and Nature of Beneficial Ownership(1)
                                          --------------------------------------------
                                               Number                 Percent of
Name of Beneficial Owner                     of Shares(2)           Voting Stock(3)
------------------------                     ------------           ---------------
Xiangqian Li                                 21,233,437(4)               43.4%
BAK Industrial Park, No. 1 BAK Street
Kuichong Town
Longgang District, Shenzhen
People's Republic of China

Jinghui Wang                                  3,600,035                   7.4%
BAK Industrial Park, No. 1 BAK Street
Kuichong Town
Longgang District, Shenzhen
People's Republic of China

The Pinnacle Fund, L.P.(5)                    2,609,636                   5.3%
4965 Preston Park Blvd., Suite 240
Plano, TX 75093

Fenghua Li                                    2,498,051                   5.1%
BAK Industrial Park, No. 1 BAK Street
Kuichong Town
Longgang District, Shenzhen
People's Republic of China

Huanyu Mao                                      249,805                   *
BAK Industrial Park, No. 1 BAK Street
Kuichong Town
Longgang District, Shenzhen
People's Republic of China

Yongbin Han                                     312,256                   *
BAK Industrial Park, No. 1 BAK Street
Kuichong Town
Longgang District, Shenzhen
People's Republic of China



Directors and executive officers
as a group (3 persons)                       21,795,498                  44.6%


--------------------
*Denotes less than 1% of the outstanding shares of common stock.



(1) On March 1, 2006, there were 48,878,396 shares of common stock outstanding and no issued and outstanding preferred stock. Each person named above has the sole investment and voting power with respect to all shares of common stock shown as beneficially owned by the person, except as otherwise indicated below.



(2) Under applicable SEC rules, a person is deemed to be the "beneficial owner" of a security with regard to which the person directly or indirectly, has or shares (a) the voting power, which includes the power to vote or direct the voting of the security, or (b) the investment power, which includes the power to dispose, or direct the disposition, of the security, in each case irrespective of the person's economic interest in the security. Under these SEC rules, a person is deemed to beneficially own securities which the person has the right to acquire within 60 days through the exercise of any option or warrant or through the conversion of another security.



(3) In determining the percent of voting stock owned by a person on March 1, 2006, (a) the numerator is the number of shares of common stock beneficially owned by the person, including shares the beneficial ownership of which may be acquired within 60 days upon the exercise of options or warrants or conversion of convertible securities, and (b) the denominator is the total of (i) the 48,878,396 shares in the aggregate of common stock outstanding on March 1, 2006, and (ii) any shares of common stock which the person has the right to acquire within 60 days upon the exercise of options or warrants or conversion of convertible securities. Neither the numerator nor the denominator includes shares which may be issued upon the exercise of any other options or warrants or the conversion of any other convertible securities.

(4) Mr. Li is a party to an Escrow Agreement pursuant to which he agreed to place 2,179,550 shares of his common stock into escrow for the benefit of certain stockholders in the event we fail to satisfy certain "performance thresholds", as defined in the Escrow Agreement, which Escrow Agreement is incorporated by reference as a material exhibit to the registration statement of which this prospectus is a part and is on file with the SEC. CBBI's net income for the fiscal year ended
         September 30, 2005 exceeded the "performance threshold" for such period; accordingly, 1,089,775 of the shares placed in escrow by Mr. Li will be released to Mr. Li. Mr. Li is also a party to a Lock-up Agreement pursuant to which he has agreed, except for distributions of his shares of common stock required under the Escrow Agreement, not to transfer his common stock for a period commencing January 20, 2005 and ending 12 months after the date our common stock is listed on either the Nasdaq Stock Market or another national stock exchange or quotation medium. The Lock-up Agreement is incorporated by reference as a material exhibit to the registration statement of which this prospectus is a part and is on file with the SEC. Mr. Li is also a party to a Pledge Agreement pursuant to which he has agreed to pledge 19,053,887 shares of his common stock to Shenzhen Development Bank (Longgang Branch) as security for a comprehensive credit facility of BAK Battery.


(5) Barry Kitt has sole voting and investment control over the securities held by The Pinnacle Fund, L.P.


              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS


         BAK Battery has several  outstanding  short term bank notes  payable to
(i) Agricultural Bank of China (Longgang Branch), (ii) Shenzhen Commercial Bank (Shuibei Branch), (iii) Shenzhen Development Bank (Longgang Branch) and (iv) China Minsheng Bank (Binhai/Shenzhen Branches) and (v) Construction Bank of China (Shenzhen Branch), respectively, the proceeds of which were used primarily to fund the operations of our manufacturing facility located at the BAK Industrial Park and for general working capital requirements. At December 31, 2005, we had aggregate amounts due and payable under these debt arrangements of $72.637 million. The debt arrangements bear interest at rates ranging from 5.022% to 6.138% and have maturity dates ranging from six to twelve months. This indebtedness is generally guaranteed by BAK International, by Xiangqian Li, our director, Chairman of the Board, President and Chief Executive Officer, and by Jilin Provincial Huaruan Technology Company Limited by Shares, a PRC company ("Huaruan Technology"). Mr. Li has also pledged 19,053,887 of his 21,233,437 shares of our common stock to secure certain of our indebtedness. Mr. Li is the controlling shareholder and an executive officer of Huaruan Technology. The indebtedness to Shenzhen Commercial Bank is guaranteed by Mr. Li and by an unaffiliated third party guarantor. None of Mr. Li, Huaruan Technology or the third party guarantor received or is entitled to receive any consideration for the above referenced guarantees, and we are not independently obligated to indemnify any of those guarantors for any amounts paid by them pursuant to any guarantee.


         On October 18, 2003, we acquired intangible assets, including a patent and other patent rights, from Huaruan Technology, an entity controlled by Xiangqian Li, our President and Chief Executive Officer. The total consideration paid to Huaruan Technology was $3.86 million. The consideration paid to Huaruan Technology was recorded at fair market value.

         On September 30, 2004, BAK Battery entered into a Financial Advisory Agreement with HFG International, Ltd., a Hong Kong corporation, pursuant to which HFG International agreed to provide BAK Battery with consulting help in implementing an organizational structure that would facilitate accessing the capital markets of the United States. In consideration for these services, HFG International was paid a fee of $400,000 in conjunction with the consummation of BAK Battery's private placement on January 20, 2005. Timothy P. Halter, our former Chief Executive Officer, is the principal shareholder and an executive officer of HFG International. We believe the agreement was on terms at least as favorable to BAK Battery as those that could have been negotiated with an unaffiliated party providing similar services.

         On June 10, 2004, we issued 99,858 shares of our $ 0.001 par value common stock to Harry Miller, our former President and Chief Executive Officer, in full settlement of a debt in the amount of $49,929 that we owed to Mr. Miller. The price of the transaction was $0.50 per share. The last reported sale price for shares of our common stock prior to that issuance was $0.50 per share.

                         DESCRIPTION OF OUR COMMON STOCK

         Our authorized capital stock consists of 100,000,000 shares of our common stock, having a par value of $0.001 per share. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters coming before the shareholders for a vote. Our Articles of Incorporation do not permit cumulative voting for the election of directors, which means that the holders of more than 50% of such outstanding shares voting for the election of directors can elect all of the directors to be elected, if they so choose; in such event, the holders of the remaining shares will not be able to elect any of our directors. Likewise, our Articles of Incorporation do not vary the size of the vote necessary for the stockholders to act on various matters from the size of the vote required by Nevada law, which requires an action by the stockholders on a matter other than the election of directors to be approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action. The directors of a Nevada corporation are elected at the annual meeting of the stockholders by a plurality of the votes cast at the election. Stockholders do not have preemptive rights to purchase shares in any future issuance of our common stock.

         The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a dividend or otherwise authorized any cash or other distribution with respect to the shares of our common stock and does not anticipate declaring a dividend in the foreseeable future. Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries and other holdings and investments. In addition, our operating subsidiaries, from time to time, may be subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into dollars or other hard currency and other regulatory restrictions. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, ratably, the net assets available to stockholders after payment of all creditors. PRC regulations currently permit the payment of dividends only out of accumulated profits as determined in accordance with PRC accounting standards and regulations. Each of BAK International and BAK Battery is also required to set aside a portion of its after-tax profits according to PRC accounting standards and regulations to fund certain reserve funds. Currently, BAK Battery, through BAK International, is the only source of revenues or investment holdings for the payment of dividends. If it does not accumulate sufficient profits under PRC accounting standards and regulations to first fund certain reserve funds as required by PRC accounting standards, we will be unable to pay any dividends. In addition, if future dividends are paid to us by BAK International in Renminbi, fluctuations in the exchange rate for the conversion of Renminbi into dollars may adversely affect the amount of the dividends that are received by the holders of shares of our common stock. Furthermore, any restrictions imposed on the expatriation of Renminbi or other currencies out of the PRC by PRC-based companies would adversely affect our ability to pay dividends.

         All of the issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing stockholders will be diluted.

         Our transfer agent is Securities Transfer Corporation, 2591 Dallas Parkway, Suite 102, Frisco, Texas 75034.

                              SELLING STOCKHOLDERS


         The following table sets forth the names of the selling stockholders and for each selling stockholder the number of shares of common stock beneficially owned as of March 1, 2006, and the number of shares being registered. Except as otherwise indicated in the footnotes to the below table, each selling stockholder acquired its securities in CBBI's private placement of securities completed on September 16, 2005. Furthermore, except as set forth in the footnotes below, none of the selling stockholders has held a position as an officer or director of CBBI, nor has any selling stockholder had a material relationship of any kind with CBBI. All information with respect to share ownership has been furnished by the selling stockholders. The shares being offered are being registered to permit public secondary trading of the shares and each selling stockholder may offer all or part of the shares owned for resale from time to time. A selling stockholder is under no obligation, however, to sell any shares immediately pursuant to this prospectus, nor is a selling stockholder obligated to sell all or any portion of the shares at any time. Therefore, no estimate can be given as to the number of shares of common stock that will be sold pursuant to this prospectus or the number of shares that will be owned by the selling stockholders upon termination of the offering made hereby. We will file a supplement to this prospectus to name successors to any named selling stockholders who are able to use this prospectus to resell the securities registered hereby.

                                                                                                    Percent of
                                                     Shares of                       Shares of        Common
                                                   Common Stock     Percent of        Common        Stock After
                                                   Beneficially       Common        Stock to be    Completion of
              Selling Stockholders                 Owned(1), (2)      Stock(3)      Registered      Offering(3)
------------------------------------------------   -------------   -------------   -------------   -------------
Atlas Capital Master Fund, L.P.(4)                       332,756           *             332,756         0%

Atlas Capital Offshore Exempt Fund, L.P.(4)               25,944           *              25,944         0%

Atlas Capital (Q.P.), L.P.(4)                            186,300           *             186,300         0%

BFS US Special Opportunities Trust PLC(5)                100,000           *             100,000         0%

Brady Retirement Fund LP(6)                               34,800           *              34,800         0%

Diamond Opportunity Fund, LLC(7)                          75,000           *              75,000         0%

EPM Holding AG(8)                                         25,000           *              25,000         0%

Geary Partners(6)                                        116,700           *             116,700         0%

Global Hunter Securities, LLC(9)                         126,398           *             126,398         *

Jayhawk China Fund (Cayman), Ltd.(10)                    427,954           *             175,000         *

JLF Partners I, LP(11)                                   358,000           *             358,000         0%

JLF Partners II, LP(11)                                   27,000           *              27,000         0%

JLF Offshore Fund, Ltd.(11)                              515,000         1.0%            515,000         0%

John E. Lee                                              400,000           *             400,000         0%

Magnetar Capital Master Fund Ltd. (12)                   500,000         1.0%            500,000         0%

Meadowbrook Opportunity Fund LLC(13)                      60,000           *              60,000         0%

Pinnacle China Fund, L.P.(14)                            993,175         2.0%            900,000         *

Precept Capital Master Fund, G.P.(15)                     80,000           *              80,000         0%

Presidio Partners(6)                                     148,363           *             148,363         0%

Renaissance US Growth Investment Trust PLC(5)            100,000           *             100,000         0%

Roth Capital Partners, LLC(16)                           505,591         1.0%            505,591       1.0%


                                                                                                    Percent of
                                                     Shares of                       Shares of        Common
                                                   Common Stock     Percent of        Common        Stock After
                                                   Beneficially       Common        Stock to be    Completion of
              Selling Stockholders                 Owned(1), (2)      Stock(3)      Registered      Offering(3)
------------------------------------------------   -------------   -------------   -------------   -------------
Sandor Capital Master Fund, L.P.(17)                     300,000           *             300,000         0%

Sherleigh Associates Inc. Profit Sharing
 Plan(18)                                                550,000         1.1%            550,000         0%

Southwell Partners, L.P.(19)                             641,182         1.3%            540,000         *

The Pinnacle Fund, L.P.(20)                            2,609,636         5.3%            500,000       4.3%

Third Point Offshore Fund Ltd.(21)                       720,000         1.5%            720,000         0%

Third Point Ultra Ltd.(21)                                70,000           *              70,000         0%

Third Point Partners L.P.(21)                            145,000           *             145,000         0%

Third Point Partners Qualified L.P.(21)                   65,000           *              65,000         0%

Walker Smith Capital, L.P.(22)                             8,900           *               8,900         0%

Walker Smith Capital (QP), L.P.(22)                       51,100           *              51,100         0%

Walker Smith International Fund, Ltd.(22)                 70,000           *              70,000         0%

Westpark Capital, L.P.(23)                               805,908         1.6%            300,000       1.0%

Whitebox Intermarket Partners L.P.(24)                   200,000           *             200,000         0%

WS Opportunity Fund, L.P.(25)                             64,800           *              64,800         0%

WS Opportunity Fund (QP), L.P.(25)                        63,800           *              63,800         0%

WS Opportunity Fund International, Ltd.(25)               91,400           *              91,400         0%


--------------------
*Denotes less than 1% of the outstanding shares of common stock.


(1) On March 1, 2006, there were 48,878,396 shares of common stock outstanding and no issued and outstanding preferred stock. All of the shares of common stock being registered pursuant to this registration statement are being registered on behalf of the selling stockholders and were outstanding prior to the filing of this registration statement except for the shares purchasable by Global Hunter Securities, LLC and Roth Capital Partners, LLC upon exercise of their respective warrants as described below in notes 9 and 16. Following the offering, assuming that Global Hunter Securities, LLC and Roth Capital Partners, LLC do not exercise their respective warrants, there will be 48,878,396 shares of common stock outstanding and no issued and outstanding preferred stock.

(2) Under applicable SEC rules, a person is deemed to be the "beneficial owner" of a security with regard to which the person directly or indirectly, has or shares (a) the voting power, which includes the power to vote or direct the voting of the security, or (b) the investment power, which includes the power to dispose, or direct the disposition, of the security, in each case irrespective of the person's economic interest in the security. Under these SEC rules, a person is deemed to beneficially own securities which the person has the right to acquire within 60 days through the exercise of any option or warrant or through the conversion of another security. None of the selling stockholders who are not natural persons are reporting companies under the Securities Exchange Act of 1934.

(3) Except for the shares purchasable by Global Hunter Securities, LLC and Roth Capital Partners, LLC upon exercise of their respective warrants as described below in notes 9 and 16, assumes that each selling stockholder sells all of the shares of stock, the offer and sale of which is registered pursuant to the registration statement of which this prospectus is a part. In determining the percent of common stock owned by a person on March 1, 2006, (a) the numerator is the number of shares of common stock beneficially owned by the person, including shares the beneficial ownership of which may be acquired within 60 days upon the exercise of options or warrants or conversion of convertible securities, and (b) the denominator is the total of (i) the 48,878,396 shares in the aggregate of common stock outstanding on March 1, 2006, and (ii) any shares of common stock which the person has the right to acquire within 60 days upon the exercise of options or warrants or conversion of convertible securities. Neither the numerator nor the denominator includes shares which may be issued upon the exercise of any other options or warrants or the conversion of any other convertible securities. For purposes of this selling stockholders table, the calculation for determining the percent of common stock owned by a person after completion of the offering is the same, and assumes that no new shares of common stock will be issued by us prior to the completion of the offering.

(4) Robert H. Alpert has sole voting and investment control over the securities held by Atlas Capital Master Fund, L.P., Atlas Capital Offshore Exempt Fund, L.P. and Atlas Capital (Q.P.), L.P.

(5) Russell Cleveland has sole voting and investment control over the securities held by BFS US Special Opportunities Trust PLC and Renaissance US Growth Investment Trust PLC.
(6) William J. Brady has sole voting and investment control over the securities held by Brady Retirement Fund LP., Presidio Partners and Geary Partners.

(7) David Hokin, Rob Rubin and Richard Marks, in their capacities as Manager and Managing Directors, respectively, of Diamond Opportunity Fund, LLC, have the shared power to vote and dispose of the shares owned by Diamond Opportunity Fund, LLC. Messrs. Hokin, Rubin and Marks disclaim beneficial ownership of these shares.

(8) Ursula Stabinger has sole voting and investment control over the securities held by EPM Holding AG.

(9) Represents 126,398 shares of common stock issuable upon exercise of a warrant to purchase common stock held by Global Hunter Securities, LLC with an exercise price of $7.92 per share and exercisable during a period beginning on September 16, 2005 and expiring September 16, 2008. The warrant was issued to Global Hunter Securities, LLC as part of the fee we paid to Global Hunter Securities, LLC in connection with our private placement of 7,899,863 shares of our common stock that are covered by this prospectus. Casey Edwards has sole voting and investment control over the securities held by Global Hunter Securities, LLC.

(10) Represents (a) 252,954 shares of common stock issued to Jayhawk China Fund (Cayman), Ltd. pursuant to CBBI's stock exchange transaction on January 20, 2005, prior to the consummation of the private placement on September 16, 2005 and (b) 175,000 shares of common stock acquired by Jayhawk China Fund (Cayman), Ltd. in the private placement consummated on September 16, 2005. Kent McCarthy has sole voting and investment control over the securities held by Jayhawk China Fund (Cayman), Ltd.

(11) Jeffrey Feinberg has sole voting and investment control over the securities held by JLF Partners I, LP, JLF Partners II, LP and JLF Offshore Fund, Ltd.

(12) Magnetar Financial LLC is the investment advisor of Magnetar Capital Master Fund, Ltd ("Magnetar Master Fund") and consequently has voting control and investment discretion over securities held by Magnetar Master Fund. Magnetar Financial LLC disclaims beneficial ownership of the shares held by Magnetar Master Fund. Alec Litowitz has sole voting control over Magnetar Capital Partners LLC, the sole managing member of Magnetar Financial LLC. As a result, Mr. Litowitz may be considered the beneficial owner of any shares deemed to be beneficially owned by Magnetar Financial LLC. Mr. Litowitz disclaims beneficial ownership of these shares.

(13) Michael Ragins has sole voting and investment control over the securities held by Meadowbrook Opportunity Fund LLC.

(14) Barry M. Kitt has sole voting and investment control over the securities held by Pinnacle China Fund, L.P.

(15) D. Blair Baker has sole voting and investment control over the securities held by Precept Capital Master Fund, G.P.

(16) Represents 505,591 shares of common stock issuable upon exercise of a warrant to purchase common stock held by Roth Capital Partners, LLC with an exercise price of $7.92 per share and exercisable during a period beginning on September 16, 2005 and expiring September 16, 2008. The warrant was issued to Roth Capital Partners, LLC as part of the fee we paid to Roth Capital Partners, LLC for acting as placement agent in our private placement of 7,899,863 shares of our common stock that are covered by this prospectus. Byron Roth, the chief executive officer, and Gordon Roth, the chief financial officer, share voting and investment control over the securities held by Roth Capital Partners, LLC.

(17) Sandor Capital Master Fund, L.P., an affiliate of a broker-dealer, purchased the shares in the ordinary course of business and had no agreements or understanding, directly or indirectly, with any person to distribute the shares at the time of purchase. John S. Lemak has sole voting and investment control over the securities held by Sandor Capital Master Fund, L.P.

(18) Jack Silver has sole voting and investment control over the securities held by Sherleigh Associates, Inc. Profit Sharing Plan.

(19) Wilson S. Jaeggli has sole voting and investment control over the securities held by Southwell Partners, L.P.

(20) Represents (a) 2,109,636 shares of common stock issued to The Pinnacle Fund, L.P. pursuant to CBBI's stock exchange transaction on January 20, 2005, prior to the consummation of the private placement on September 16, 2005 and (b) 500,000 shares of common stock acquired by The Pinnacle Fund, L.P. in the private placement consummated on September 16, 2005. Barry M. Kitt has sole voting and investment control over the securities held by The Pinnacle Fund, L.P.

(21) Third Point LLC is the investment adviser to each of (a) Third Point Partners, L.P., (b) Third Point Partners Qualified L.P., (c) Third Point Offshore Fund, Ltd. and (d) Third Point Ultra Ltd. and is deemed to beneficially own the shares held by each of the aforementioned stockholders, an aggregate of 1,000,000 shares. Daniel S. Loeb and Third Point LLC share voting and investment power over the securities held by (a) Third Point Partners, L.P., (b) Third Point Partners Qualified L.P., (c) Third Point Offshore Fund, Ltd. and (d) Third Point Ultra Ltd.

(22) G. Stacy Smith and Reid S. Walker have shared voting and investment control over the securities held by Walker Smith Capital, L.P., Walker Smith Capital (QP), L.P. and Walker Smith International Fund, Ltd.

(23) Represents (a) 505,908 shares of common stock issued to Westpark Capital, L.P. pursuant to CBBI's stock exchange transaction on January 20, 2005, prior to the consummation of the private placement on September 16, 2005 and (b) 300,000 shares of common stock acquired by Westpark Capital, L.P. in the private placement consummated on September 16, 2005. Patrick J. Brosnahan has sole voting and investment control over the securities held by Westpark Capital, L.P.

(24) Andrew Redleaf has sole voting and investment control over the securities held by Whitebox Intermarket Partners L.P.

(25) Patrick Walker, G. Stacy Smith and Reid S. Walker have shared voting and investment control over the securities held by WS Opportunity Fund, L.P., WS Opportunity Fund (QP), L.P. and WS Opportunity Fund International, Ltd.

                         SHARES ELIGIBLE FOR FUTURE SALE

         Upon completion of the offering, we will have 48,878,396 shares of common stock outstanding. A current stockholder who is our "affiliate," defined in Rule 144 as a person who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, us, will be required to comply with the resale limitations of Rule 144.

         Purchasers acquiring shares from the selling shareholders in one or more transactions to which this prospectus relates, other than persons who are our affiliates, may resell their shares immediately. Sales by affiliates will be subject to the volume and other limitations of Rule 144, including certain restrictions regarding the manner of sale, notice requirements, and the availability of current public information about us. The volume limitations generally permit an affiliate to sell, within any three-month period, a number of shares that does not exceed the greater of one percent of the outstanding shares of common stock or the average weekly trading volume during the four calendar weeks preceding his sale. A person who ceases to be an affiliate at least three months before the sale of restricted securities beneficially owned for at least two years may sell the restricted securities under Rule 144 without regard to any of the Rule 144 limitations.

                              PLAN OF DISTRIBUTION


         The selling stockholders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

         o ordinary brokerage transactions and transactions in which the broker dealer solicits investors;

         o block trades in which the broker dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         o purchases by a broker dealer as principal and resale by the broker dealer for its account;

         o an exchange distribution in accordance with the rules of the applicable exchange;

         o        privately negotiated transactions;

         o        to  cover   short   sales   made  after  the  date  that  this
                  registration statement is declared effective by the Securities and Exchange Commission;

         o broker dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

         o        a combination of any such methods of sale; and

         o        any other method permitted pursuant to applicable law.

         The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

         Broker dealers engaged by the selling stockholders may arrange for other brokers dealers to participate in sales. Broker dealers may receive commissions or discounts from the selling stockholders (or, if any broker dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

         The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of our common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of our common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

         Upon CBBI being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of our common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares of our common stock were sold,
(iv)the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon CBBI being notified in writing by a selling stockholder that a donee or pledgee intends to sell more than 500 shares of our common stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

         The selling stockholders also may transfer the shares of our common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

         The selling stockholders and any broker dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of securities will be paid by the selling stockholder and/or the purchasers. Each selling stockholder has represented and warranted to us that it acquired the securities subject to this registration statement in the ordinary course of such selling stockholder's business and, at the time of its purchase of such securities such selling stockholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

         We have advised each selling stockholder that it may not use shares registered on this registration statement to cover short sales of our common stock made prior to the date on which this registration statement shall have been declared effective by the Securities and Exchange Commission. If a selling stockholder uses this prospectus for any sale of shares of our common stock, it will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholders will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such selling stockholders in connection with resales of their respective shares under this registration statement.

         We are required to pay all fees and expenses incident to the registration of the shares, but we will not receive any proceeds from the sale of the shares of our common stock. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         There have been no changes in and/or disagreements with Schwartz Levitsky Feldman L.L.P., independent registered public accounting firm, on accounting and financial disclosure matters.

                                  LEGAL MATTERS


         Certain legal matters in this offering, including the legality of the common stock offered pursuant to this prospectus, will be passed upon for us and the selling stockholders by Schreck Brignone, 300 South Fourth Street, Suite 1200, Las Vegas, NV 89101.


                                     EXPERTS

         Our financial statements included in this prospectus have been audited by Schwartz Levitsky Feldman L.L.P., independent registered public accounting firm, as stated in the opinion, which has been rendered upon the authority of said firm as experts in accounting and auditing.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

         No "Expert" or "Counsel" as defined by Item 509 of Regulation S-B promulgated pursuant to the Securities Act, whose services were used in the preparation of this Form SB-2, was hired on a contingent basis or will receive a direct or indirect interest in us.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

         Our Amended and Restated Bylaws, filed as Exhibit 3.3 hereto, provide that we must indemnify our directors to the fullest extent permitted under Nevada law and may indemnify, if so authorized by our board of directors, our officers and any other person whom we have the power to indemnify against liability, reasonable expense or other matter whatsoever. The effect of these provisions is potentially to indemnify our directors and officers from all costs and expenses of liability incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with us.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         Our Amended and Restated Bylaws also permit us to maintain insurance on behalf of our company and any person whom we have the power to indemnify.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed a registration statement on Form SB-2 with the Securities and Exchange Commission under the Securities Act of 1933 with respect to the shares of common stock being offered by means of this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement, or the exhibits which are part of the registration statement. You should refer to the registration statement and its exhibits for additional information that is not contained in this prospectus. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

         We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and we are required to file reports, any proxy statements and other information with the Securities and Exchange Commission. You can read our Securities and Exchange Commission files, including this registration statement, over the Internet at the Securities and Exchange Commission's web site at http://www.sec.gov. You may also read and copy any documents we file with the Securities and Exchange Commission at its public reference facility at 450 Fifth Street, N.W., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

                             CHINA BAK BATTERY, INC.
                        CONSOLIDATED FINANCIAL STATEMENTS

                                                 TABLE OF CONTENTS

December 31, 2005 Consolidated Financial Statements (Unaudited)

       Consolidated Balance Sheets as of December 31, 2005 and September 30, 2005                               F-1

       Consolidated Statements of Operations for The Three Months Ended
         December 30, 2005 and 2004                                                                             F-2

       Consolidated Statements of Cash Flows for The Three Months Ended December 30, 2005 and 2004              F-3

       Notes to Consolidated Financial Statements                                                         F-4 - F-7

September 30, 2005 and 2004 Consolidated Financial Statements

       Report of Independent Registered Public Accounting Firm                                                  F-8

       Consolidated Balance Sheets as of September 30, 2005 and 2004                                            F-9

       Consolidated Statements of Operations for the Years Ended September 30, 2005 and 2004                   F-10

       Consolidated Statements of Changes in Stockholders' Equity for the Years Ended September 30,
         2005 and 2004                                                                                         F-11

       Consolidated Statements of Cash Flows for the Years Ended
         September 30, 2005 and 2004                                                                           F-12

       Notes to Consolidated Financial Statements                                                       F-13 - F-39

                             CHINA BAK BATTERY, INC.
                           Consolidated Balance Sheets
                 As of December 31, 2005 and September 30, 2005
           (Amounts expressed in US Dollars, except number of shares)



                                                              December 31, 2005   September 30, 2005
                                                             ------------------   ------------------
                                                                      $                    $
                                                                  Unaudited
                                     Assets
                                    -------
Current Assets
     Cash                                                            11,368,998           33,055,784
     Cash -Restricted                                                24,891,394           19,392,280
     Accounts Receivable, Net                                        40,650,896           43,379,754
     Inventories                                                     36,885,868           21,696,226
     Prepaid Expenses                                                 1,748,264            1,448,119
     Notes Receivable                                                 9,365,328              484,028
     Accounts Receivable - Related Party                                 21,588              271,873
                                                             ------------------   ------------------
         Total Current Assets                                       124,932,336          119,728,064
                                                             ------------------   ------------------
Long-Term Assets
     Property, Plant, & Equipment                                    72,067,498           52,160,610
     Construction in Progress                                         5,198,860           17,804,181
     Land Use Rights                                                  3,255,562            3,246,791
     Less Accumulated Depreciation                                   (7,085,873)          (5,873,954)
                                                             ------------------   ------------------
         Long-term Assets, Net                                       73,436,047           67,337,628
                                                             ------------------   ------------------
Other Assets
     Other Assets                                                       546,585              566,703
     Intangible Assets, Net                                              52,325               53,379
                                                             ------------------   ------------------
         Total Other Assets                                             598,910              620,082
                                                             ------------------   ------------------
         Total Assets                                               198,967,293          187,685,774
                                                             ==================   ==================
                      Liabilities and Stockholders' Equity
                      ------------------------------------
Current Liabilities
     Accounts Payable                                                22,159,947           17,836,561
     Bank Loans, Short Term                                          39,032,490           39,545,230
     Notes Payable                                                   33,605,163           29,577,308
     Land Use Rights Payable                                          2,970,563            2,962,560
     Construction Costs Payable                                       3,899,249            5,241,883
     Customer Deposits                                                1,329,579              655,065
     Accrued Expenses                                                 3,494,288            3,196,594
     Other Liabilities                                                  512,718              712,506
                                                             ------------------   ------------------
         Total Current Liabilities                                  107,003,997           99,727,707
                                                             ------------------   ------------------
CONTINGENCIES AND COMMITMENTS (NOTE 5)

Stockholders' Equity
     Capital Stock-$.001 Par Value; 100,000,000 Shares
     Authorized; 48,878,396 Shares Issued and Outstanding                48,878               48,878
     Additional Paid In Capital                                      68,012,808           68,012,808
     Accumulated Comprehensive Income                                   579,854              362,728
     Reserves                                                         4,274,047            3,688,989
     Retained Earnings                                               19,047,709           15,844,664
                                                             ------------------   ------------------
         Total Stockholders' Equity                                  91,963,296           87,958,067
                                                             ------------------   ------------------
         Total Liabilities and Stockholders' Equity                 198,967,293          187,685,774
                                                             ==================   ==================



   The accompanying notes are an integral part of these financial statements.

                             CHINA BAK BATTERY, INC.
                      Consolidated Statements of Operations
              For The Three Months Ended December 31, 2005 and 2004
           (Amounts expressed in US Dollars, except number of shares)
                                   (Unaudited)



                                                                    2005                 2004
                                                             ------------------   ------------------
                                                                      $                    $
Revenues, Net of Returns                                             26,103,750           25,126,265

Cost of Goods Sold                                                   19,024,027           20,743,021
                                                             ------------------   ------------------
Gross Profit                                                          7,079,723            4,383,244
                                                             ------------------   ------------------
Expenses:
     Selling                                                          1,115,297              808,276
     General and Administrative                                       1,472,431            1,151,756
     Research and Development                                           241,333               20,020
     Bad Debts                                                          255,488               51,235
                                                             ------------------   ------------------
         Total Expenses                                               3,084,549            2,031,287
                                                             ------------------   ------------------
Operating Income                                                      3,995,174            2,351,957
Other Expenses (Income):
     Finance Costs                                                      384,889              389,650
     Other Expenses (Income)                                           (308,822)              16,120
                                                             ------------------   ------------------

Net Income Before Provision for Income Taxes                          3,919,107            1,946,187

Provision for Income Tax                                                131,004              144,067
                                                             ------------------   ------------------
Net Income                                                            3,788,103            1,802,120
                                                             ==================   ==================
Net Income Per Common and Common Equivalent Share:
Basic                                                                      0.08                 0.06
                                                             ==================   ==================
Diluted                                                                    0.08                 0.06
                                                             ==================   ==================
Weighted Average Shares Outstanding:
Basic                                                                48,878,396           31,225,642
                                                             ==================   ==================
Diluted                                                              49,242,404           31,225,642
                                                             ==================   ==================



   The accompanying notes are an integral part of these financial statements.

                             CHINA BAK BATTERY, INC.
                      Consolidated Statements of Cash Flows
              For The Three Months Ended December 31, 2005 and 2004
                        (Amounts expressed in US Dollars)
                                   (Unaudited)



                                                                    2005                 2004
                                                             ------------------   ------------------
                                                                      $                    $
Cash Flows from (used for) Operating Activities
Net Income                                                            3,788,103            1,802,120
Adjustments to Reconcile Net Income to Net Cash from
Operating Activities:
     Bad Debts Expense                                                  255,488               51,235
     Depreciation and Amortization                                    1,213,116              754,727
     Writedown of Inventory                                             460,275                    -
     Changes in Assets and Liabilities:
         Accounts Receivable                                          2,512,194           (5,947,411)
         Inventories                                                (15,592,023)          10,235,226
         Prepaid Expenses                                              (300,145)             921,473
         Notes Receivable                                            (8,881,301)            (437,523)
         Accounts Receivable - Related Party                            250,286              378,413
         Other Assets                                                    20,118              (67,767)
         Accounts Payable                                             4,323,386           (2,786,974)
         Land Use Rights Payable                                           (768)                 272
         Construction Costs Payable                                  (1,342,634)             746,559
         Customer Deposits                                              674,514             (137,346)
         Accrued Expenses                                               297,695           (2,664,062)
         Other Liabilities                                             (199,788)                 271
                                                             ------------------   ------------------
Net Cash Flows from (used for) Operating Activities                 (12,521,484)           2,849,213
                                                             ------------------   ------------------
Cash Flows from (used for) Investing Activities
     Acquisition of Property, Plant and Equipment                   (19,906,888)          (1,300,986)
     Construction in Progress                                        12,605,321           (3,370,433)
                                                             ------------------   ------------------

Net Cash Flows used for Investing Activities                         (7,301,567)          (4,671,419)
                                                             ------------------   ------------------
Cash Flows from (used for) Financing Activities
     Proceeds from Borrowings                                        27,529,782           21,519,898
     Repayment of Borrowings                                        (24,014,667)         (18,844,328)
     Cash Pledged To Bank                                            (5,499,114)            (806,951)
                                                             ------------------   ------------------
Net Cash Flows from (used for) Financing Activities                  (1,983,999)           1,868,619
                                                             ------------------   ------------------
Effect of Exchange Rate Changes on Cash                                 120,264               (1,525)
                                                             ------------------   ------------------

Net Increase (Decrease) in Cash                                     (21,686,786)              44,888

Cash - Beginning of Period                                           33,055,784            3,212,176
                                                             ------------------   ------------------
Cash - End of Period                                                 11,368,998            3,257,064
                                                             ==================   ==================
Supplemental Cash Flow Disclosures:
Interest Paid                                                           425,214              313,195
                                                             ==================   ==================
Income Taxes Paid                                                       195,491               94,858
                                                             ==================   ==================



   The accompanying notes are an integral part of these financial statements.

                             CHINA BAK BATTERY, INC.
                   Notes to Consolidated Financial Statements
                           December 31, 2005 and 2004
                        (Amounts expressed in US Dollars)
                                   (Unaudited)



1.       BASIS OF PRESENTATION

         The condensed consolidated financial statements of China BAK Battery, Inc. and Subsidiaries (the "Company") included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC"). Certain information and footnote disclosures normally included in financial statements prepared in conjunction with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading. These condensed consolidated financial statements should be read in conjunction with the annual audited consolidated financial statements and the notes thereto included in the Company's annual report on Form 10-KSB, and other reports filed with the SEC.

         The accompanying unaudited interim consolidated financial statements reflect all adjustments of a normal and recurring nature which are, in the opinion of management, necessary to present fairly the financial position, results of operations and cash flows of the Company for the interim periods presented. The results of operations for these periods are not necessarily comparable to, or indicative of, results of any other interim period or for the fiscal year taken as a whole. Factors that affect the comparability of financial data from year to year and for comparable interim periods include non-recurring expenses associated with the Company's registration with the SEC, costs incurred to raise capital and stock awards.

         The condensed consolidated financial statements are prepared in accordance with generally accepted accounting principles used in the United States of America and include the accounts of BAK International Limited ("BAK International"), Shenzhen BAK Battery Co, Ltd. ("BAK") and BAK Electronics (Shenzhen) Co., Ltd. for all periods presented. All significant intercompany balances and transactions have been eliminated on consolidation.

         On January 10, 2006, BAK International completed the formation of a new wholly owned China-based subsidiary, BAK Electronic (Shenzhen) Co., Ltd., focused on the manufacture, research, development and distribution of polymer lithium ion rechargeable batteries for use in cellular telephones as well as various other portable electronic devices, including high-power handset telephone, laptop computers, digital cameras, video camcorders, MP3 players, MP4 players and general industrial applications.

                             CHINA BAK BATTERY, INC.
                   Notes to Consolidated Financial Statements
                           December 31, 2005 and 2004
                        (Amounts expressed in US Dollars)
                                   (Unaudited)



2.       CASH - RESTRICTED

         The Company's cash - restricted at December 31, 2005 is summarized as follows:



                                                                                              $
                  Time deposits pledged as collateral for letter of credit facilities      5,978,762

                  Cash  pledged as a guarantee for notes payable                          18,912,632
                                                                                          ----------
                  Total cash - restricted                                                 24,891,394
                                                                                          ==========



3.       INVENTORIES

         The Company's inventories at December 31, 2005 and September 30, 2005 are summarized as follows:

                                       December 31          September 30
                                          2005                  2005
                                       -----------          ------------
                                           $                     $
         Raw materials                  13,283,872            9,284,299
         Work in progress                4,058,111            2,738,069
         Finished goods                 19,543,885            9,673,858
                                       -----------          ------------
         Total inventories              36,885,868           21,696,226
                                       ===========          ============

4.       BANK DEBTS

         As of December 31, 2005, the Company had several short-term loans, notes payable and letter of credit facilities with banks with a total outstanding balance of $72,637,653. The loans were used primarily to support operating activities, carried interest rates ranging from 5.022% to 6.138%, and have maturity dates ranging from 5 to 12 months. The Company is required to pledge cash, inventories and equipment in order to secure these short-term bank loans and notes payable, summarized as follows at December 31, 2005:

                                                                $
                Cash-restricted                            24,891,394
                Inventories                                 7,682,585
                Equipment                                   9,846,100
                                                           ----------
                Total assets pledged                       42,420,079
                                                           ==========

                             CHINA BAK BATTERY, INC.
                   Notes to Consolidated Financial Statements
                           December 31, 2005 and 2004
                        (Amounts expressed in US Dollars)
                                   (Unaudited)



5.       CONTINGENCIES AND COMMITMENTS

         A.       Contingent Liabilities

                  1.       Land Use and Ownership Certificate:

                           According to relevant PRC laws and regulations, a land use right certificate, along with government approvals for land planning, project planning, and construction need to be obtained before construction of building is commenced. An ownership certificate shall be granted by the government upon application under the condition that the aforementioned certificate and government approvals are obtained.

                           BAK has not yet obtained the land use right certificate and government approvals relating to the construction of BAK Industrial Park (the Company's operating premises). However, BAK has applied to obtain the land use right certificate of approval. The local government of Kuichong Township of Longgang District of Shenzhen has, however, granted permission for BAK to commence the construction of the new production plant pending a decision from the bureau of city planning. The Company anticipates that it will receive the approval from the bureau of city planning in 2006.

                           Management believes, under the condition that BAK is granted a land use right certificate and related approvals, there should be no legal barriers for BAK to obtain an ownership certificate for the premises presently under construction in BAK Industrial Park. However, in the event that BAK fails to obtain the land use right certificate relating to BAK Industrial Park and/or the government approvals required for the construction of BAK Industrial Park, there is the risk that the buildings constructed need to be vacated as illegitimate constructions. However, management believes that this possibility while present is very remote. As a result, no provision has been made in the financial statements for this potential occurrence.

                           The   Company   does   not   currently   insure   its
                           manufacturing facilities since it has not yet received its land use right certificate. The Company intends to procure such insurance once it has received the certificate.

                  2.       Guarantees

                           The Company's guarantees at December 31, 2005 are summarized as follows:

                                                                        $
                           Guaranteed for Shenzhen Tongli,
                           a non-related party                      3,618,250
                           Guaranteed for Shenzhen Zhengda,
                           a non-related party                      1,239,127
                           Notes receivable discounted              1,397,308
                                                                    ---------
                              Total guarantees                      6,254,685
                                                                    =========

                             CHINA BAK BATTERY, INC.
                   Notes to Consolidated Financial Statements
                           December 31, 2005 and 2004
                        (Amounts expressed in US Dollars)
                                   (Unaudited)



5.       CONTINGENCIES AND COMMITMENTS(cont'd)

         A.       Contingent Liabilities(cont'd)

                  2.       Guarantees(cont'd)

                           The Company discounts notes and accounts receivable from time to time with banks. At the time of the discounting, all rights and privileges of holding the note are transferred to the banks. The Company removes the asset from its books and records a corresponding expense for the amount of the discount. The Company remains contingently liable on a portion of the amount outstanding in the event the note maker defaults.

                           No provision has been made in the consolidated financial statements for these contingencies.

         B.       Capital Commitments

                           BAK has commitments under construction contracts for the construction of factory, office, and employee residence buildings, amounting to $1,209,726 at December 31, 2005.

6.       SUBSEQUENT EVENTS

         A. On January 11, 2006, the Company repaid in full one of its loans with a principal balance of $6.2 million at December 31, 2005.

         B. On January 11, 2006, the Company guaranteed an additional $619,563 to a bank for Shenzhen Tongli, a non-related party.

         C. On February 22, 2006, the Company renewed its $3,717,380 loan with China Construction Bank for a term of six months, with interest accruing at an annual rate of 5.481%, payable monthly, and principal payable at maturity.

         D. Between January 9, 2006 and March 7, 2006, the Company discounted an additional $10,800,766 of notes receivable, increasing the Company's maximum exposure for guarantees to $17.7 million on that date.

Schwartz Levitsky Feldman llp
CHARTERED ACCOUNTANTS
TORONTO, MONTREAL, OTTAWA



             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Stockholders of
China BAK Battery, Inc.
(Formerly known as Medina Coffee, Inc.)
  and Subsidiaries

We have audited the accompanying consolidated balance sheet of China BAK Battery, Inc. as of September 30, 2005 and 2004 and the related consolidated statements of changes in stockholders' equity, operations and cash flows for each of the two years ended September 30, 2005 and 2004 (all expressed in United States dollars). These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the Standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of China BAK Battery, Inc. as of September 30, 2005 and 2004 and the results of its operations and its cash flows for each of the two years ended September 30, 2005 and 2004, in conformity with accounting principles generally accepted in the United States of America.

As described in Notes 7 and 14 the Company has not yet obtained final approval from the relevant authorities for the acquisition of land use rights to the property which it occupies. However, the Company has commenced construction of its facilities on the property and has reflected the costs incurred to date as long-term assets on the balance sheet described as "property and equipment - building", "construction in process" and "land use rights", with the expectation that approval will be obtained within the next fiscal year. The Company may be at risk as more fully set out in the notes mentioned above should the application be rejected. The accompanying consolidated financial statements do not include any adjustments that might result should its application not be approved.

The comparative figures for the year ended September 30, 2004 have been restated as more fully described in notes 7 and 21 to the consolidated financial statements.



                                               /s/ Schwartz Levitsky Feldman llp

                                               "SCHWARTZ LEVITSKY FELDMAN LLP"

Toronto, Ontario, Canada
December 28, 2005, except for notes 20 a), b) and c) and 21 as to which the date is January 12, 2006 note 20 d) as to which the date is January 30, 2006 and notes 20 e) and f) as to which the date is March 14, 2006.
                                                           Chartered Accountants


     1167 Caledonia Road
     Toronto, Ontario M6A 2X1
     Tel:  416 785 5353
     Fax:  416 785 5663

                             CHINA BAK BATTERY, INC.
                           Consolidated Balance Sheets
                        As of September 30, 2005 and 2004
           (Amounts expressed in US Dollars, except number of shares)




                                                                    September 30,    September 30,
                                                                         2005             2004
                                                                          $                $
                                                                                       Restated
                                     Assets
                                     ------
Current Assets
   Cash                                                                33,055,784        3,212,176
   Cash - Restricted                                                   19,392,280        7,120,069
   Accounts Receivable, Net                                            43,379,754       20,999,561
   Inventories                                                         21,696,226       29,535,985
   Prepaid Expenses                                                     1,448,119        1,330,645
   Notes Receivable                                                       484,028           18,122
   Accounts Receivable - Related Party                                    271,873          911,093
                                                                    -------------    -------------
        Total Current Assets                                          119,728,064       63,127,651
                                                                    -------------    -------------

Long-Term Assets
   Property, Plant  and Equipment                                      52,160,610       19,875,583
   Construction in Progress                                            17,804,181       23,656,190
   Land Use Rights                                                      3,246,791        4,029,038
   Less Accumulated Depreciation                                       (5,873,954)      (2,370,774)
                                                                    -------------    -------------
      Long-Term Assets, Net                                            67,337,628       45,190,037
                                                                    -------------    -------------

Other Assets
   Other Assets                                                           566,703          225,972
   Intangible Assets, Net                                                  53,379           58,362
                                                                    -------------    -------------
        Total Other Assets                                                620,082          284,334
                                                                    -------------    -------------
   Total Assets                                                       187,685,774      108,602,022
                                                                    =============    =============

                      Liabilities and Stockholders' Equity
                      ------------------------------------
Current Liabilities
   Accounts Payable                                                    17,836,561       23,570,087
   Bank Loans, Short Term                                              39,545,230       27,304,162
   Short-Term Loans                                                          --          1,812,316
   Notes Payable                                                       29,577,308       20,772,559
   Land Use Rights Payable                                              2,962,560        3,750,756
   Construction Costs Payable                                           5,241,883        6,347,846
   Customer Deposits                                                      655,065          369,390
   Accrued Expenses                                                     3,196,594        5,247,656
   Other Liabilities                                                      712,506          181,223
                                                                    -------------    -------------
        Total Current Liabilities                                      99,727,707       89,355,995
                                                                    -------------    -------------

CONTINGENCIES AND COMMITMENTS (NOTE 14)

Stockholders' Equity
   Common Stock - $.001 Par Value; 100,000,000 Shares Authorized;
   48,878,396 and 31,225,642 shares issued and outstanding at
   September 30, 2005 and 2004, respectively                               48,878           31,226
   Additional Paid In Capital                                          68,012,808       12,052,845
   Accumulated Comprehensive Income (Loss)                                362,728             (144)
   Reserves                                                             3,688,989        1,724,246
   Retained Earnings                                                   15,844,664        5,437,854
                                                                    -------------    -------------
       Total Stockholders' Equity                                      87,958,067       19,246,027
                                                                    -------------    -------------
   Total Liabilities and Stockholders' Equity                         187,685,774      108,602,022
                                                                    =============    =============



The accompanying notes are an integral part of these consolidated financial statements.

                             CHINA BAK BATTERY, INC.
                      Consolidated Statements of Operations
                 For the Years Ended September 30, 2005 and 2004
           (Amounts expressed in US Dollars, except number of shares)

                                                          2005          2004

                                                            $             $
                                                                       Restated

Revenues, Net of Returns                               101,921,583    63,746,202

Cost of Goods Sold                                      76,234,834    49,921,818
                                                       -----------   -----------

Gross Profit                                            25,686,749    13,824,384
                                                       -----------   -----------

Expenses:
   Selling                                               4,023,582     1,877,878
   General and Administrative                            5,027,154     3,141,125
   Research and Development                                541,735       328,779
   Bad Debts Expense                                       769,807       326,990
                                                       -----------   -----------
     Total Expenses                                     10,362,278     5,674,772
                                                       -----------   -----------

Operating Income                                        15,324,471     8,149,612

Other Expenses
   Finance Costs                                         2,395,137     1,006,056
   Other Expenses                                           28,117         2,916
                                                       -----------   -----------

Net Income Before Provision for
   Income Tax                                           12,901,217     7,140,640

                                                       -----------   -----------
Provision for Income Tax                                   526,840       394,333
                                                       -----------   -----------

Net Income                                              12,374,377     6,746,307
                                                       ===========   ===========

Net Income Per Common and Common
  Equivalent Share:
     Basic                                                    0.32          0.22
                                                       ===========   ===========
     Diluted                                                  0.32          0.22
                                                       ===========   ===========
Weighted Average Shares Outstanding:
     Basic                                              38,288,874    31,225,642
                                                       ===========   ===========
     Diluted                                            38,405,401    31,225,642
                                                       ===========   ===========







The accompanying notes are an integral part of these consolidated financial statements.

                             CHINA BAK BATTERY, INC.
           Consolidated Statements of Changes in Stockholders' Equity
                 For the Years Ended September 30, 2005 and 2004
           (Amounts expressed in US Dollars, except number of shares)

                                                                            Accumulated
                                                                                Other
                                                              Additional   Comprehensive
                                Number of        Common        Paid In         Income                     Retained     Stockholders'
                                 Shares          Stock         Capital         (Loss)        Reserves     Earnings        Equity
-----------------------------------------------------------------------------------------------------------------------------------
                                                     $            $              $              $             $              $
                                Restated         Restated     Restated
Balance -
September 30, 2003              31,225,642         31,226      1,176,927            (49)       651,583     3,630,298      5,489,985
-----------------------------------------------------------------------------------------------------------------------------------
Net Income                            --             --             --             --             --       6,746,307      6,746,307

Foreign Currency
Translation                           --             --             --              (95)          --            --              (95)
-----------------------------------------------------------------------------------------------------------------------------------
Total Comprehensive
Income                                --             --             --             --             --            --        6,746,212
-----------------------------------------------------------------------------------------------------------------------------------
Contribution of Cash by
Stockholders                          --             --       10,875,918           --             --            --       10,875,918

Transfer to Reserves                  --             --             --             --        1,072,663    (1,072,663)          --

Deemed Distribution to
Shareholder -
Intangible Assets                     --             --             --             --             --      (3,866,088)    (3,866,088)
-----------------------------------------------------------------------------------------------------------------------------------
Balance -
September 30, 2004              31,225,642         31,226     12,052,845           (144)     1,724,246     5,437,854     19,246,027
-----------------------------------------------------------------------------------------------------------------------------------
Net Income                            --             --             --             --             --      12,374,377     12,374,377

Foreign Currency
Translation                           --             --             --          362,872           --            --          362,872
-----------------------------------------------------------------------------------------------------------------------------------
Total Comprehensive
Income                                --             --             --             --             --            --       12,737,249
-----------------------------------------------------------------------------------------------------------------------------------
Recapitalization                 1,152,458          1,152           --             --             --         (2,824)         (1,672)

Shares Issued for Proceeds
of $17.0 Million                 8,600,433          8,600     16,991,400           --             --           --        17,000,000

Shares Issued for Proceeds
of $43.4 Million                 7,899,863          7,900     43,441,347           --             --           --        43,449,247

Contribution of Cash by
Stockholders Acquiring Shares
of BAK International Limited          --              --      11,500,000           --             --            --       11,500,000

Distribution of Cash to
Stockholders in Connection
with Acquisition of Shares
of China BAK Battery, Inc.            --             --      (11,500,000)          --             --            --      (11,500,000)

Cost of Raising Capital               --             --       (4,472,784)          --             --            --       (4,472,784)

Transfer to Reserves                  --             --             --             --        1,964,743    (1,964,743)          --
-----------------------------------------------------------------------------------------------------------------------------------
Balance -
September 30, 2005              48,878,396         48,878     68,012,808        362,728      3,688,989    15,844,664     87,958,067
===================================================================================================================================


The accompanying notes are an integral part of these consolidated financial statements.

                             CHINA BAK BATTERY, INC.
                      Consolidated Statements of Cash Flows
                 For the Years Ended September 30, 2005 and 2004
                        (Amounts expressed in US Dollars)

                                                                   2005            2004
                                                                    $                $
                                                                                  Restated
Cash Flows from (used for) Operating Activities
Net Income                                                       12,374,377       6,746,307
Adjustments to Reconcile Net Income to Net Cash
   from Operating Activities:
  Bad Debt Expense                                                  769,807         326,990
  Depreciation and Amortization                                   3,511,079       1,732,707
  Changes in Assets and Liabilities:
     Accounts Receivable                                        (22,380,193)    (14,543,660)
     Inventories                                                  7,309,304     (21,542,204)
     Prepaid Expenses                                              (117,474)       (605,800)
     Notes Receivable                                              (465,906)        (18,122)
     Account Receivable - Related Party                             639,220            --
     Other Assets                                                  (340,731)           --
     Accounts Payable                                            (5,733,526)     18,405,499
     Land Use Rights Payable                                         (5,949)           --
     Construction Costs Payable                                  (1,105,963)      6,347,846
     Customer Deposits                                              285,675        (286,001)
     Accrued Expenses                                            (2,051,063)      3,464,904
     Other Liabilities                                              531,283          60,408
                                                               ------------    ------------
       Net Cash Flows from (used for) Operating Activities       (6,780,060)         88,874
                                                               ------------    ------------

Cash Flows from (used for) Investing Activities
  Acquisition of Property, Plant and Equipment                  (32,285,027)    (14,906,846)
  Construction in Progress                                        5,852,009     (23,379,077)
  Intangible Assets                                                  (1,584)        (47,285)
                                                               ------------    ------------
       Net Cash Flows used for Investing Activities             (26,434,602)    (38,333,208)
                                                               ------------    ------------

Cash Flows from (used for) Financing Activities
  Proceeds from Borrowings                                      120,005,439      57,740,719
  Repayment of Borrowings                                      (100,771,939)    (17,429,652)
  Cash Pledged To Bank                                          (12,272,211)     (6,299,377)
  Loans to Related Parties                                             --          (235,840)
  Deemed Distribution to Shareholder - Intangible Assets               --        (3,866,088)
  Proceeds from Issuance of Capital Stock                        55,976,464      10,875,918
  Contribution of Cash from Stockholders Acquiring Shares of
     BAK International Limited                                   11,500,000            --
  Distribution of Cash to Stockholders in Connection with
      Acquisition of Shares of China BAK Battery, Inc.          (11,500,000)           --
                                                               ------------    ------------
        Net Cash Flows from Financing Activities                 62,937,753      40,785,680
                                                               ------------    ------------

Effect of Exchange Rate Changes on Cash                             120,517             (95)

Net Increase in Cash                                             29,843,608       2,541,251

Cash - Beginning of Period                                        3,212,176         670,925
                                                               ------------    ------------

Cash - End of Period                                             33,055,784       3,212,176
                                                               ============    ============

Supplemental Cash Flow Disclosures:
  Interest Paid                                                   1,932,257       1,007,287
                                                               ============    ============
  Income Taxes Paid                                                 487,808            --
                                                               ============    ============
  Recapitalization                                                    1,152            --
                                                               ============    ============


The accompanying notes are an integral part of these consolidated financial statements.

                             China BAK Battery, Inc.
                   Notes to Consolidated Financial Statements
                           September 30, 2005 and 2004
                        (Amounts expressed in US Dollars)



1.   PRINCIPAL ACTIVITIES AND ORGANIZATION

     China BAK Battery, Inc. (the "Company" or "China BAK") is a holding company whose Hong Kong-based subsidiary, BAK International Limited ("BAK International") and China-based subsidiary, Shenzhen BAK Battery Co., Ltd. ("BAK" or "Shenzhen BAK") focus on the manufacture, commercialization and distribution of a wide variety of standard and customized lithium ion (known as "Li-ion" or "Li-ion cell") rechargeable batteries for use in cellular telephones, as well as various other portable electronic applications, including high-power handset telephones, laptop computers, power tools, digital cameras, video camcorders, MP3 players, electric bicycles, hybrid/electric motors, and general industrial applications.

     BAK was founded on August 3, 2001 as a China-based company whose products primarily target the cell phone market in the Peoples Republic of China
     (PRC).

     BAK International was incorporated in Hong Kong on December 29, 2003 under the Companies Ordinance as BATCO International Limited, and subsequently changed its name to BAK International Limited on November 3, 2004. On November 6, 2004, the stockholders of BAK agreed to purchase, for a total of $11.5 million in cash, 96.8% of the outstanding shares of capital stock of BAK International, in the same proportion as their ownership interest in BAK, and BAK International agreed to purchase, for a total of $11.5 million in cash, all of the 31,225,642 outstanding shares of capital stock of BAK. Five stockholders of BAK, with ownership interests of approximately 1.85% of the 31,225,642 total outstanding shares of BAK, elected not to acquire shares in BAK International. The five nonparticipating stockholders of BAK sold their right to acquire their proportional ownership interest in BAK International to other BAK stockholders as well as seven persons who were not previously stockholders of BAK for cash, and the proportionate interests in BAK International to which the five nonparticipating stockholders were entitled were acquired by their transferees. After the share purchase transactions between BAK International and the stockholders of BAK were complete, there were 31,225,642 shares of BAK International stock outstanding, exactly the same as the number of shares of capital stock of BAK outstanding immediately prior to the share purchases, and the stockholders of BAK International were substantially the same as the stockholders of BAK prior to the share purchases. Consequently, the share purchases between BAK International and the stockholders of BAK have been accounted for as a recapitalization of BAK with no adjustment to the historical basis of the assets and liabilities of BAK, and the operations were consolidated as though the transactions occurred as of the beginning of the first accounting period presented in these consolidated financial statements.

     As more fully described in Note 2, on January 20, 2005, the Company completed a stock exchange transaction with the stockholders of BAK International, whereby 100% of the stock of BAK International was exchanged for 97.2% of the post-exchange stock of the Company.

                             China BAK Battery, Inc.
                   Notes to Consolidated Financial Statements
                           September 30, 2005 and 2004
                        (Amounts expressed in US Dollars)



1.   PRINCIPAL ACTIVITIES AND ORGANIZATION (cont'd)

     Also on January 20, 2005, BAK International closed a private placement of its securities with unrelated investors whereby it issued an aggregate of 8,600,433 shares of common stock for gross proceeds of $17,000,000. In conjunction with this financing, the Chairman and major stockholder of the Company agreed to place 2,179,550 shares of the Company's common stock owned by him into an escrow account, of which 50% are to be released to the investors in the private placement if audited net income for the fiscal year ended September 30, 2005 is not at least $12,000,000, and the remaining 50% are to be released to investors in the private placement if audited net income for the fiscal year ending September 30, 2006 is not at least $27,000,000.

     China BAK was originally incorporated as Medina Coffee, Inc. on October 4, 1999. The Company changed its name from Medina Coffee, Inc. to China BAK Battery, Inc. on February 14, 2005.

     The Company changed its year-end from December 31 to September 30 effective from September 30, 2004.

     The Company is subject to the consideration and risks of operating in the PRC. These include risks associated with the political and economic environment, foreign currency exchange and the legal system in the PRC.

     The economy of PRC differs significantly from the economies of the "western" industrialized nations in such respects as structure, level of development, gross national product, growth rate, capital reinvestment, resource allocation, self-sufficiency, rate of inflation and balance of payments position, among others. Only recently has the PRC government encouraged substantial private economic activities. The Chinese economy has experienced significant growth in the past several years, but such growth has been uneven among various sectors of the economy and geographic regions. Actions by the PRC government to control inflation have significantly restrained economic expansion in the recent past. Similar actions by the PRC government in the future could have a significant adverse effect on economic conditions in the PRC.

     Many laws and regulations dealing with economic matters in general, and foreign investment in particular, have been enacted in the PRC. However, the PRC still does not have a comprehensive system of laws, and enforcement of existing laws may be uncertain and sporadic.

     The Company's operating assets and primary sources of income and cash flows are from interests in the PRC. The PRC economy has, for many years, been a centrally-planned economy, operating on the basis of annual, five-year and ten-year state plans adopted by central PRC governmental authorities, which set out national production and development targets. The PRC government has been pursuing economic reforms since it first adopted its "open-door" policy in 1978. There is no assurance that the PRC government will continue to pursue economic reforms or that there will not be any significant change in its economic or other policies, particularly in the event of any change in the political leadership of, or the political, economic or social conditions in, the PRC. There is also no assurance that the Company will not be adversely affected by any such change in governmental policies or any unfavorable change in the political, economic or social conditions, the laws or regulations, or the rate or method of taxation in the PRC.

                             China BAK Battery, Inc.
                   Notes to Consolidated Financial Statements
                           September 30, 2005 and 2004
                        (Amounts expressed in US Dollars)



1.   PRINCIPAL ACTIVITIES AND ORGANIZATION (cont'd)

     As many of the economic reforms which have been or are being implemented by the PRC government are unprecedented or experimental, they may be subject to adjustment or refinement, which may have adverse effects on the Company. Further, through state plans and other economic and fiscal measures, it remains possible for the PRC government to exert significant influence on the PRC economy.

     The Company's financial instruments that are exposed to concentration of credit risk consist primarily of cash and cash equivalents, and accounts receivable from customers. Cash and cash equivalents are maintained with major banks in the PRC. The Company's business activity is primarily with customers in the PRC. The Company periodically performs credit analyses and monitors the financial condition of its customers in order to minimize credit risk.

     Any devaluation of the Renminbi (RMB) against the United States dollar would consequently have adverse effects on the Company's financial performance and asset values when measured in terms of the United States dollar. Should the RMB significantly devalue against the United States dollar, such devaluation could have a material adverse effect on the Company's earnings and the foreign currency equivalent of such earnings. The Company does not hedge its RMB - United States dollar exchange rate exposure.

     On January 1, 1994, the PRC government introduced a single rate of exchange as quoted daily by the People's Bank of China (the "Unified Exchange Rate"). On July 21, 2005, the PRC government reformed the exchange rate system into a managed floating exchange rate system based on market supply and demand with reference to a basket of currencies. No representation is made that the RMB amounts have been, or could be, converted into US dollars at that or any rate. This quotation of exchange rates does not imply free convertibility of RMB to other foreign currencies. All foreign exchange transactions continue to take place either through the Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rate quoted by the People's Bank of China. Approval of foreign currency payments by the People's Bank of China or other institutions requires submitting a payment application form together with suppliers' invoices, shipping documents and signed contracts.


2.   RECAPITALIZATION TRANSACTION

     On January 20, 2005, the Company completed a stock exchange transaction with the stockholders of BAK International. The exchange was consummated under Nevada law pursuant to the terms of a Securities Exchange Agreement by and among China BAK, BAK International and the stockholders of BAK International. Pursuant to the Securities Exchange Agreement, the Company issued 39,826,075 shares of common stock, par value $0.001 per share, to the stockholders of BAK International (31,225,642 shares to original stockholders of China BAK and 8,600,433 shares to new investors),

                             China BAK Battery, Inc.
                   Notes to Consolidated Financial Statements
                           September 30, 2005 and 2004
                        (Amounts expressed in US Dollars)



2.   RECAPITALIZATION TRANSACTION (cont'd)

     representing approximately 97.2% of the China BAK post-exchange issued and outstanding common stock, in exchange for 100% of the outstanding capital stock of BAK International. The Company presently carries on the business of BAK, a Chinese corporation and BAK International's wholly-owned subsidiary.

     The stock exchange transaction has been accounted for as a recapitalization of the Company whereby the historical financial statements and operations of BAK become the historical financial statements of the Company, with no adjustment to the carrying value of the assets and liabilities. The 1,152,458 shares of China BAK outstanding prior to the stock exchange are accounted for at the $(1,672) net book value at the time of the transaction. The accompanying consolidated financial statements reflect the recapitalization of the stockholders equity as if the transaction occurred as of the beginning of the first period presented.

3.   BASIS OF PRESENTATION

     The consolidated financial statements are prepared in accordance with generally accepted accounting principles used in the United States of America and include the accounts of China BAK Battery, Inc., BAK
     International Limited and Shenzhen BAK Battery Co, Ltd. for all periods presented. All significant intercompany balances and transactions have been eliminated in consolidation.

4. SUMMARY OF PRINCIPAL ACCOUNTING POLICIES

     A.   Cash and Cash Equivalents

          Cash and cash equivalents include cash on hand and any other highly liquid investments purchased with an original maturity of three months or less. The carrying amounts approximate fair value because of the short-term maturity of those instruments. As stated in the following
          Note 10, a portion of the Company's cash is restricted cash, which has been pledged to a bank to secure short-term bank loans and notes payable. This restricted cash is not as liquid as other cash, and has been separately stated in the attached consolidated financial statements.

     B.   Accounts Receivable

          In order to determine the fair value of the Company's accounts receivable, the Company records a provision for doubtful accounts to cover estimated credit losses. Management reviews and adjusts this allowance periodically based on historical experience and its evaluation of the collectability of outstanding accounts receivable. The Company evaluates the credit risk of its customers utilizing historical data and estimates of future performance.

                             China BAK Battery, Inc.
                   Notes to Consolidated Financial Statements
                           September 30, 2005 and 2004
                        (Amounts expressed in US Dollars)


4.   SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (cont'd)

     C.   Inventories

          Inventories are stated at the lower of cost or net realizable value. Cost is calculated on the moving average basis and includes all costs to acquire and other costs incurred in bringing the inventories to their present location and condition. The Company evaluates the net realizable value of its inventories on a regular basis and records a provision for loss to reduce the computed moving average cost if it exceeds the net realizable value.

     D.   Property, Plant and Equipment

          Property, plant and equipment are carried at cost. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. The Company recognizes a scrap value of 5% of the cost basis and depreciation is calculated on a straight-line basis over the estimated useful lives of the assets. The estimated useful lives are as follows:

          Buildings                                                30 - 40 years
          Plant and machinery                                       5 - 12 years
          Motor vehicles                                                 8 years
          Office equipment and furnishings                               5 years
          Leasehold improvements                                     2 - 5 years

     E.   Intangible Assets

          Trademarks are carried at cost and are amortized using the straight-line method over the estimated useful lives of 5 years from the date the Company acquired the trademark. Management is of the opinion that no impairment loss is considered necessary at year-end.

     F.   Fair Value of Financial Instruments

          The carrying value of financial instruments, including cash, receivables, accounts payable, accrued expenses and debt, approximates their fair value at September 30, 2005 and 2004 due to the relatively short-term nature of these instruments.

     G.   Construction in Progress

          Construction in progress, which represents buildings, machinery and other long-term assets under construction or installation, is stated at cost less any impairment losses, and is not depreciated. Cost
          consists  of  the  direct   costs  of   purchase,   construction   and
          installation. Construction in progress is reclassified to the appropriate category of long-term assets when completed and ready for use. Management is of the opinion that no impairment loss is considered necessary at year-end.

                             China BAK Battery, Inc.
                   Notes to Consolidated Financial Statements
                           September 30, 2005 and 2004
                        (Amounts expressed in US Dollars)



4.   SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (cont'd)

     H.   Income Taxes

          The Company accounts for income tax under the provisions of Statement of Financial Accounting Standards No. 109, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Deferred income taxes are provided using the liability method. Under the liability method, deferred income taxes are recognized for all significant temporary differences between the tax and financial statement bases of assets and liabilities. In addition, the Company is required to record all deferred tax assets, including future tax benefits of capital losses carried forward, and to record a "valuation allowance" for any deferred tax assets where it is more likely than not that the asset will not be realized.

          In accordance with the relevant income tax laws applicable to enterprises operating in the Shenzhen Special Economic Zone of the PRC, the profits of BAK are fully exempt from income tax for 2 years ("tax holiday"), commencing from the first profit making year of operations, followed by a 50% exemption for the immediate next three years ("tax preferential period"), after which the profits of BAK will be taxable at the full reduced rate for New and High Technology Enterprises, currently 15%. In addition, due to the additional capital invested in BAK in 2005, BAK was granted a full tax exemption on 55.88% of its taxable income for calendar years 2005 and 2006, and a 50% tax exemption on 55.88% of its taxable income for calendar years 2007 to 2009.

          Further, on August 11, 2005, BAK was recognized as a Foreign-Invested, Advanced-Technology Enterprise by the Shenzhen government, whereby BAK will enjoy an additional three year tax preferential period for all of its taxable income after the expiration of the original three year tax preferential period, with a 7.5% tax rate on the remaining 44.12% of its taxable income from 2007 to 2009. If the Company fails to qualify for a reduced tax program following the end of the 2009 calendar year, the Company will be required to pay tax at the full 15% tax rate of its taxable income applicable to Shenzhen starting in 2010.

          The Company has purchased $173,000 of equipment made in China during the year ended September 30, 2005, and will be eligible for a tax credit, equal to 40% of theses purchases, against additional future income tax generated through the purchase of this new equipment.

          Had this tax holiday, tax preferential period and tax credit not been available, income tax expense would have increased by $1,408,343 for the year ended September 30, 2005 and $691,763 for the year ended September 30, 2004.

     I.   Government Subsidies

          Subsidies from the government are recognized at their fair values when received, or when there is reasonable assurance that they will be received, and all required conditions have been complied with.

                             China BAK Battery, Inc.
                   Notes to Consolidated Financial Statements
                           September 30, 2005 and 2004
                        (Amounts expressed in US Dollars)




4.   SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (cont'd)


     I.   Government Subsidies (cont'd)

          Revenue from government sponsored grants or subsidies is recognized as research activities are performed or as development milestones are completed under the terms of the agreement. Costs incurred in connection with the performance of activities under these agreements are expensed as incurred. The Company defers revenue recognition related to payments received during the current year for research activities to be performed in the following year.

          The Company received subsidies from the Long Gang Technology and Science Bureau of $123,500 and $181,000 during the years ended September 30, 2005 and September 30, 2004, respectively. The $123,500 grant, which does not need to be repaid, was awarded to purchase equipment, and was accounted for by reducing equipment cost in the accompanying consolidated financial statements. The $181,000 subsidy was awarded to further the research of LiNiCoO2, an advanced anode material in the Li-on battery cell. This subsidy requires repayment of principal and interest, at the rate of 3% per annum, at the end of its two year term on December 26, 2005. This subsidy was recorded as a liability in the accompanying consolidated financial statements.

     J.   Related Parties

          Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party, or exercise significant influence over the other party, in making financial and operational decisions. Parties are also considered to be related if they are subject to common control or common significant influence. Related parties may be individuals or corporate entities.

     K.   Impairment of Long-Term Assets

          In accordance with the provisions of SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", the Company's policy is to record an impairment loss against the balance of a long-lived asset in the period when it is determined that the carrying amount of the asset may not be recoverable. This determination is based on an evaluation of such factors as the occurrence of a significant event, a significant change in the environment in which the business assets operate, or if the expected future non-discounted cash flows of the business are determined to be less than the carrying value of the assets. If impairment is deemed to exist, the assets are written down to fair value. Management also evaluates events and circumstances to determine whether revised estimates of useful lives are warranted. As of September 30, 2005, management expects its long-lived assets to be fully recoverable.

                             China BAK Battery, Inc.
                   Notes to Consolidated Financial Statements
                           September 30, 2005 and 2004
                        (Amounts expressed in US Dollars)




4.   SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (cont'd)

     L.   Foreign Currency Translation

          The Company maintains its books and accounting records in Renminbi ("RMB"), the PRC's currency and the Company's functional currency. Translation of amounts from RMB into United States dollars ("US$") has been made at the following exchange rates for the respective years:

          September 30, 2005:
          Balance sheet                                 RMB 8.0920   to US$ 1.00
          Operating statements                          RMB 8.2413   to US$ 1.00

          September 30, 2004:
          Balance sheet                                 RMB 8.27670 to US$ 1.00
          Operating statements                          RMB 8.26688 to US$ 1.00

          In translating the consolidated financial statements of the Company from its functional currency, in RMB, into its reporting currency, in United States dollars, balance sheet accounts are translated using the closing exchange rate in effect at the balance sheet date and income and expense accounts are translated using the average exchange rate prevailing during the reporting period. Adjustments resulting from the translation, if any, are included in accumulated comprehensive income
          (loss) in stockholder's equity in the Company's financial statements.

          RMB is not readily convertible into United States dollars or other foreign currencies. Prior to July 21, 2005, the foreign exchange rate between the United States dollar and the RMB had been stable at approximately RMB 8.28 to US$1.00 for the last several years. On July 21, 2005, the Central Bank of China announced that it would allow the Yuan (Renminbi) to move to a flexible exchange rate with a maximum daily variance against the US dollar of 0.3%. No provision has been made in the accompanying financial statements for the change in currency policy, nor has any determination been made as to the potential impact this may have on the Company's future operations. No representation is made that RMB amounts could have been, or could be, converted into United States dollars or any other currency at that rate or any other rate.

     M.   Use of Estimates

          The preparation of consolidated financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities, at the date of the financial statements, and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                             China BAK Battery, Inc.
                   Notes to Consolidated Financial Statements
                           September 30, 2005 and 2004
                        (Amounts expressed in US Dollars)



4.   SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (cont'd)

     N.   Revenue Recognition, Returns and Warranties

          The Company recognizes revenue when the significant risks and rewards of ownership have transferred pursuant to PRC law, including factors such as when persuasive evidence of an arrangement exists, shipment or delivery, depending upon the sales order, has occurred, the sales price is fixed and determinable, sales and value-added tax laws have been complied with, and collectability is reasonably assured. In the event goods are returned from a customer, revenue is reduced, and the returned goods are placed back into inventory during the period that the returned goods are received by the Company. Concurrent with the recognition of revenue, the Company records a warranty reserve for product returns as a percentage of sales based upon historical experience.

     O.   Employees' Benefits and Pension Obligations

          Mandatory contributions, based on gross salary payments, are made to the PRC government's health, retirement benefit and unemployment programs at the statutory rates in effect during each period These payments are charged to expense in the same period as the related salary cost. See Note 14.

     P.   Comprehensive Income or Loss

          The Company has adopted the provisions of Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS No. 130"). SFAS No. 130 establishes standards for the reporting and display of comprehensive income, its components and accumulated balances in a full set of general purpose consolidated financial statements. SFAS No. 130 defines comprehensive income or loss to include all changes in equity, except those resulting from investments by owners and distributions to owners, including adjustments to minimum pension liabilities, accumulated foreign currency translation, and unrealized gains or losses on marketable securities.

     Q.   Concentrations of Credit Risk

          Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of trade accounts receivable. The Company performs ongoing credit evaluations with respect to the financial condition of its creditors, but does not require collateral. In order to determine the value of the Company's accounts receivable, the Company records a provision for doubtful accounts to cover probable credit losses. Management reviews and adjusts this allowance periodically based on historical experience and its evaluation of the collectability of outstanding accounts receivable.

     R.   Research and Development Costs

          Research and development costs are charged to operating expenses when incurred. The amounts charged in 2005 and 2004 were $541,735 and $328,779 respectively.

                             China BAK Battery, Inc.
                   Notes to Consolidated Financial Statements
                           September 30, 2005 and 2004
                        (Amounts expressed in US Dollars)




4.   SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (cont'd)

     S.   Advertising Costs

          Advertising costs consist primarily of promoting the Company and the Company's products through printed advertisements in trade publications and displaying the Company's products at industry trade exhibitions. The Company does not pay slotting fees or engage in cooperative advertising programs, buydown programs or similar arrangements. Advertising costs are charged to operations when incurred. Advertising costs included in selling expenses in the accompanying consolidated financial statements were $297,998 and $201,200 in 2005 and 2004, respectively.

     T.   Shipping And Handling Costs

          Shipping and handling costs represent costs incurred by the Company to ship its products to customers using its own delivery vehicles or under contract with professional carriers For the majority of products, which are sold to customers in the Zhujiang Delta, the Company uses its own delivery vehicles. For sales made to customers overseas, the Company incurs transportation charges for delivery to the Port of Hong Kong. All other transportation charges are paid by the customer. Transportation and freight expenses were $150,937 and $83,981 for 2005 and 2004, respectively, and are included in selling expenses in the accompanying consolidated financial statements.

     U.   Net Income Per Common and Common Equivalent Share

          Basic and diluted net income per common and common equivalent share are computed by dividing net income by the weighted average number of common shares outstanding for the period, including common share equivalents for the Company's dilutive stock options and warrants. The weighted average common shares outstanding reflect the effects of the share exchange transaction described in Note 2.

     V.   Share-Based Payments

          The Company accounts for stock options using the intrinsic value method as prescribed by Accounting Principles Board Opinion (APB 25). Pro forma disclosures required under Statement of Financial Accounting Standards (SFAS) 123, "Accounting for Stock-Based Compensation," as if the Company had adopted the fair value-based method of accounting for stock options, are presented below. See Note 19.


     W.   Classification of Operating Costs and Expenses

          The Company records its operating costs and expenses generally with the following classifications:

                             China BAK Battery, Inc.
                   Notes to Consolidated Financial Statements
                           September 30, 2005 and 2004
                        (Amounts expressed in US Dollars)



4.   SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (cont'd)

     W.   Classification of Operating Costs and Expenses (cont'd)

          Cost of Goods Sold
          ------------------
          Cost of goods sold consists primarily of raw materials, direct labor and manufacturing overhead. Manufacturing overhead consists primarily of an allocation of purchasing and receiving costs, supplies, utilities, depreciation, factory and equipment repairs and maintenance and inspection fees.

          Selling Expenses
          ----------------
          Selling  expenses  consist  primarily  of  payroll,   advertising  and
          promotion,   shipping  and  handling,   depreciation  and  travel  and
          entertainment.

          General and Administrative Expenses
          -----------------------------------
          General and administrative expenses consist primarily of payroll, professional fees, insurance, payroll taxes and benefits, general office expenses, travel and entertainment, transportation, and depreciation.


     X.   Recently Issued Accounting Standards

          In November 2004, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("SFAS") No. 151 "Inventory Costs - an amendment of ARB No. 43, Chapter 4" ("SFAS 151"). This statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). SFAS 151 requires that those items be recognized as current-period charges. In addition, this Statement requires that allocation of fixed production overheads to costs of conversion be based upon the normal capacity of the production facilities. The provisions of SFAS 151 are effective for fiscal years beginning after June 15, 2005. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended September 30, 2006. The Company is currently evaluating the impact of SFAS 151 on its consolidated financial statements.

          In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets - an amendment of APB Opinion No.29" ("SFAS 153"). SFAS 153 replaces the exception from fair value measurement in APB Opinion No. 29 for nonmonetary exchanges of similar productive assets with a general exception from fair value measurement for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS 153 is effective for all interim periods beginning after June 15, 2005. The adoption of SFAS 153 did not have a material impact on the Company's financial statements or results of operations

          In December 2004, the FASB issued SFAS No.123R, "Share-Based Payment" ("SFAS 123R"). SFAS 123R revises FASB Statement No. 123 "Accounting for Stock-Based Compensation" and supersedes APB Opinion No. 25 "Accounting for Stock Issued to Employees". SFAS 123R requires all public and non-public companies to measure and recognize compensation expense for all stock-based payments for services received at the

                             China BAK Battery, Inc.
                   Notes to Consolidated Financial Statements
                           September 30, 2005 and 2004
                        (Amounts expressed in US Dollars)



4.   SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (cont'd)

     X.   Recently Issued Accounting Standards (cont'd)

          grant-date fair value, with the cost recognized over the vesting period (or the requisite service period). SFAS 123R is effective for small business issuers for all interim periods beginning after December 15, 2005. As such, the Company is required to adopt these provisions at the beginning of the fiscal quarter ended March 31, 2006. The Company expects the impact on its consolidated financial statements to be consistent with the fair value disclosures included in Note 19 to the consolidated financial statements.

          In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No. 3" ("SFAS 154"). SFAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle. These requirements apply to all voluntary changes and changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS 154 is effective for fiscal years beginning after December 15, 2005. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended September 30, 2006. The Company is currently evaluating the impact of SFAS 154 on its consolidated financial statements.


5.   ACCOUNTS RECEIVABLE

     The Company's accounts receivable at September 30, 2005 and 2004 are summarized as follows:

                                                           2005         2004
                                                             $            $

     Accounts receivable                                44,973,292   21,763,923
     Less:  allowance for doubtful accounts              1,593,538      764,362
                                                        ----------   ----------

     Accounts receivable, net                           43,379,754   20,999,561
                                                        ==========   ==========



     Accounts receivable reserve activity for the years ended September 30, 2005 and 2004 is summarized as follows:

                                                           2005         2004
                                                             $            $

     Balance, beginning of year                            764,362      461,982
     Bad debts expense                                     805,479      302,380
     Foreign exchange adjustment                            23,697         --
                                                        ----------   ----------

     Balance, end of year                                1,593,538      764,362
                                                        ==========   ==========

                             China BAK Battery, Inc.
                   Notes to Consolidated Financial Statements
                           September 30, 2005 and 2004
                        (Amounts expressed in US Dollars)



6.   INVENTORIES

     The Company's inventories at September 30, 2005 and 2004 are summarized as follows:

                                                           2005         2004
                                                             $            $

     Raw materials                                       9,284,299    9,934,263
     Work in progress                                    2,738,069    1,872,465
     Finished goods                                      9,673,858   17,729,257
                                                        ----------   ----------

     Total inventories                                  21,696,226   29,535,985
                                                        ==========   ==========

                             China BAK Battery, Inc.
                   Notes to Consolidated Financial Statements
                           September 30, 2005 and 2004
                        (Amounts expressed in US Dollars)



7.   LONG-TERM ASSETS

     The Company's long-term assets at September 30, 2005 and 2004 are summarized as follows:

                                                            2005         2004
                                                              $            $

     Building                                            30,763,727    4,535,876
     Machinery                                           19,920,180   14,242,696
     Vehicles                                               671,177      486,480
     Office equipment                                       459,408      304,773
     Leasehold improvements                                 346,118      305,758
                                                         ----------   ----------

     Total cost                                          52,160,610   19,875,583
                                                         ----------   ----------


                                                            2005         2004
                                                              $            $

     Building                                               427,568       19,024
     Machinery                                            4,838,119    2,006,717
     Vehicles                                               147,061       79,097
     Office equipment                                       119,627       53,402
     Leasehold improvements                                 341,579      212,534
                                                         ----------   ----------

     Total accumulated depreciation                       5,873,954    2,370,774
                                                         ----------   ----------

     Net book value                                      46,286,656   17,504,809

     Construction in progress                            17,804,181   23,656,190
     Land use rights                                      3,246,791    4,029,038
                                                         ----------   ----------

     Long-term assets, net                               67,337,628   45,190,037
                                                         ==========   ==========


     Depreciation expense is included in the statements of operations as follows:

                                                            2005         2004
                                                              $            $

     Cost of goods sold                                   2,901,262    1,635,971
     Selling expenses                                       416,701        8,603
     General and administrative expenses                    185,217       82,584
                                                         ----------   ----------

     Total depreciation expenses                          3,503,180    1,727,158
                                                         ==========   ==========

                             China BAK Battery, Inc.
                   Notes to Consolidated Financial Statements
                           September 30, 2005 and 2004
                        (Amounts expressed in US Dollars)



7.   LONG-TERM ASSETS (cont'd)


     The Company's construction in progress consisted of the following at September 30, 2005 and 2004:

                                                            2005         2004
                                                              $            $

     Land use fees                                        1,135,763    1,109,976
     Construction costs                                  11,735,920   18,258,222
     Land excavation                                      2,580,449    2,401,050
     Construction materials                               2,352,049      790,864
     Capitalized research and design                           --        143,403
     Other indirect costs                                      --        952,675
                                                         ----------   ----------

     Total construction in progress                      17,804,181   23,656,190
                                                         ==========   ==========



     Other indirect costs include road repairs,  water and sewer fees, temporary
     electric   fees,   environmental   fees,   equipment   rental   and   other
     administrative costs.



     The Company has funded the construction costs with cash flow from operations and proceeds from its share issuances, and as such, no interest expense has been capitalized. The Company anticipates that the construction of their facilities will be completed and placed into service by January 2006. The Company has not yet obtained their certificate of land use right. The bureau of city planning and land resource of Shenzhen have not yet approved the Company's application since the original zoning for the use of the land conflicted with both the city planning for education and biology and its current designation as industrial use. According to the agreement with the local government of Kuichong Township of Longgang District of Shenzhen, the Company has paid $285,000 for the down payment on the land use right and the balance of $2,962,000 is still outstanding. It is anticipated that the outstanding balance will be paid within the next twelve months. The local government of Kuichong Township of Longgang District of Shenzhen had, however, granted permission to the Company to commence the construction of the new production plant pending a decision from the Bureau of City Planning. The Company anticipates that it will receive the approval from the Bureau of City Planning in 2006. See Note 14.

                             China BAK Battery, Inc.
                   Notes to Consolidated Financial Statements
                           September 30, 2005 and 2004
                        (Amounts expressed in US Dollars)



8.   OTHER ASSETS

     The Company's other assets at September 30, 2005 and 2004 are summarized as follows:

                                                           2005         2004
                                                             $            $

     Other receivables                                     160,626      283,937
     Long term prepayment                                  437,683         --
     Less:  allowance for doubtful accounts                (31,606)     (57,965)
                                                        ----------   ----------

     Other assets                                          566,703      225,972
                                                        ==========   ==========



     Other receivables reserve activity for the years ended September 30, 2005 and 2004 is summarized as follows:


                                                           2005         2004
                                                             $            $

     Balance, beginning of year                            57,965        33,355
     Bad debts expense (reversal)                         (35,672)       24,610
     Foreign exchange rate adjustment                       9,313          --
                                                       ----------    ----------

     Balance, end of year                                  31,606        57,965
                                                       ==========    ==========





9.   INTANGIBLE ASSETS

     The Company's intangible assets at September 30, 2005 and 2004 are summarized as follows:

                                                           2005         2004
                                                             $            $

     Trademarks, technology and software                    65,919       63,904
     Less:  accumulated amortization                       (12,540)      (5,542)
                                                        ----------   ----------

     Intangible assets, net                                 53,379       58,362
                                                        ==========   ==========


     Amortization expense for the years ended September 30, 2005 and 2004 was $7,899 and $5,549, respectively.

                             China BAK Battery, Inc.
                   Notes to Consolidated Financial Statements
                           September 30, 2005 and 2004
                        (Amounts expressed in US Dollars)



10.  BANK INDEBTEDNESS AND NOTES PAYABLE

     As of September 30, 2005 and 2004, the Company had several short-term bank loans with outstanding balances of $39,545,230 and $27,304,162, respectively. The loans were used primarily to support operating activities, carried interest rates ranging from 4.536% to 6.138%, and have maturity dates ranging from 5 to 12 months. Each loan is guaranteed by Jilin Province Huaruan Technology Company, Ltd. ("Huaruan", a corporation owned by Xiangqian Li, BAK's Chairman), Xiangqian Li, BAK International, related parties, and others who are not related. Neither Huaruan, Mr. Li, nor other non-related parties receive any compensation for acting as guarantors.

     The Company is required to pledge cash, inventories and equipment in order to secure these short-term bank loans and notes payable, summarized as follows at September 30, 2005:

     Cash-restricted                                                $19,392,280
     Inventories                                                      7,661,888
     Equipment                                                        9,819,574
                                                                    -----------

     Total assets pledged                                           $36,873,742
                                                                    -----------


     Certain shares of the Company were pledged by Mr. Xiangqian Li in order to secure these short-term bank loans.

     Notes payable represents customer commitments in the ordinary course of business. The notes can generally be exchanged at a discount for cash with financial institutions.

     On September 30, 2004, contrary to relevant PRC laws and regulations, the Company borrowed $1,812,316 from Changzhou Lihai Investment Consulting Co., Ltd. The Company subsequently repaid this loan on October 11, 2004. Management believes that the risk to the Company, due to this loan arrangement, is very limited.

11.  RESERVES

     Pursuant to the accounting systems for business enterprises as promulgated by the PRC, the profits of BAK, which are based on their PRC statutory financial statements, are available for distribution in the form of cash dividends only after they have satisfied all PRC tax liabilities, provided for losses in previous years, and made appropriations to reserve funds (as discussed below), as determined at the discretion of the Board of Directors in accordance with the PRC accounting standards and regulations. With the exception of the restriction on distributions and dividends, the Company is not limited or otherwise restricted in making distributions by any other agencies or indentures.

     As stipulated by the relevant laws and regulations for enterprises operating in the PRC, companies are required to make annual appropriations to two reserve funds, consisting of the statutory surplus and public welfare funds. In accordance with relevant PRC regulations and the articles of association of the respective companies, companies are required to allocate a certain percentage of their profits after taxation, as determined in accordance with the PRC accounting standards applicable to the companies, to the statutory surplus reserve, until such reserve reaches 50% of the registered capital of the companies.

                             China BAK Battery, Inc.
                   Notes to Consolidated Financial Statements
                           September 30, 2005 and 2004
                        (Amounts expressed in US Dollars)



11.  RESERVES (cont'd)

     Net income reported in the US GAAP consolidated financial statements differs from that reported in the PRC statutory consolidated financial statements. In accordance with relevant laws and regulations in the PRC, profits available for distribution are based on the statutory consolidated financial statements. If BAK has foreign currency available after meeting its operational needs, BAK may make its profit distributions in foreign currency to the extent foreign currency is available. Otherwise, it is necessary to obtain approval and convert such distributions at an authorized bank.

12.  SIGNIFICANT CONCENTRATION

     The Company grants credit to its customers, generally on an open account basis. The Company's five largest customers accounted for 34.51% of revenues in fiscal 2005, with no customer individually exceeded 10% of consolidated revenues. In fiscal 2004, the five largest customers comprised 38.98% of revenues, with only one customer exceeding 10% of consolidated revenues.

13.  RELATED PARTY TRANSACTIONS

     In October 2003, the Company acquired intangible assets from entities controlled by its Chairman and controlling shareholder for $3,866,088, effectively paid in cash. The consideration paid by the Company in excess of the Chairman's carrying cost of the intangible assets was charged to retained earnings, as a distribution to the Chairman, resulting in the acquired intangible asset being recorded by the Company at the Chairman's original cost basis.

     Accounts  receivable - related  party in the  consolidated  balance  sheets consists of short term advances made by the Company to a former shareholder. The advances bore no interest, had no formal repayment terms and were repaid on December 14, 2005.

     On September 30, 2004, BAK entered into an agreement with HFG International Ltd. ("HFG"), in which HFG provided financial consulting services to the Company, as described below, for a period of one year for a fee of $400,000.

     Under the agreement, HFG provided the Company with, among other things, advice on the development and implementation of a restructuring plan, resulting in an organizational structure that would facilitate the registration of the Company's securities, assist the Company in engaging qualified professionals to assist in facilitating the Company's plan, assist the Company in identifying potential merger candidates, supervise and train management in preparation for the registration of its securities, assist in the preparation of the necessary documentation and assist the Company with solicitation of equity financing.

     The fee was paid from the proceeds of the equity capital raised by HFG on behalf of the Company. In January 2005, the Company raised $17,000,000 from qualified investors in a private placement offering. In addition, in September 2005, the Company raised $43,449,247 from qualified investors in

                             China BAK Battery, Inc.
                   Notes to Consolidated Financial Statements
                           September 30, 2005 and 2004
                        (Amounts expressed in US Dollars)



13.  RELATED PARTY TRANSACTIONS (cont'd)

     a private placement offering. The fee to HFG was offset against the proceeds from the offerings as a cost of raising capital in 2005. The principal stockholder in HFG was also the former Chief Executive Officer of Medina Coffee, Inc. The fee charged to the Company for the services of HFG was on essentially the same terms as those charged by HFG for financial consulting services performed for HFG's other clients.


14.  CONTINGENCIES AND COMMITMENTS

     A    Contingent liabilities

          1.   Land Use and Ownership Certificate:

               According to relevant PRC laws and regulations, a land use right certificate, along with government approvals for land planning, project planning, and construction, needs to be obtained before construction of a building is commenced. An ownership certificate shall be granted by the government upon application under the condition that the aforementioned certificate and government approvals are obtained.


               The Company has not yet obtained the land use right certificate and government approvals relating to the construction of the Company's operating premises, BAK Industrial Park. However, the Company is in the process of applying to obtain the land use right certificate of approval. The local government of Kuichong Township of Longgang District of Shenzhen has, however, granted permission for BAK to commence the construction of the new production plant pending a decision from the Bureau of City Planning. The Company anticipates that it will receive the approval from the Bureau of City Planning in 2006.


               Management believes, under the condition that the Company is granted a land use right certificate and related approvals, that there should be no legal barriers for the Company to obtain an ownership certificate for the premises presently under construction in BAK Industrial Park. However, in the event that the Company fails to obtain the land use right certificate relating to BAK Industrial Park and the government approvals required for the construction of BAK Industrial Park, there is the risk that the buildings constructed will need to be vacated as illegitimate constructions. However, management believes that this possibility, while present, is very remote. As a result, no provision has been made in the consolidated financial statements for this potential occurrence.

               The Company does not currently insure its manufacturing facilities since it has not yet received its land use right certificate. The Company intends to procure such insurance once it has received the certificate.

                             China BAK Battery, Inc.
                   Notes to Consolidated Financial Statements
                           September 30, 2005 and 2004
                        (Amounts expressed in US Dollars)



14.  CONTINGENCIES AND COMMITMENTS (cont'd)

     A    Contingent liabilities

          2.   Guarantees

               The Company's guarantees at September 30, 2005 and 2004 are summarized as follows:

                                                              2005        2004
                                                               $           $

               Guaranteed for Shenzhen Tongli,
               a non-related party                         3,603,502   1,208,153
               Guaranteed for Shenzhen Zhengda,
               a non-related party                         1,235,788   1,208,153
               Notes receivable discounted                   484,028      18,122
                                                           ---------   ---------

                 Total guarantees                          5,323,318   2,434,428
                                                           =========   =========

               The Company factors notes and accounts receivable from time to time to banks. At the time of the factoring, all rights and privileges of holding the note are transferred to the banks. The Company removes the asset from its books and records a corresponding expense for the amount of the discount. The Company remains contingently liable on a portion of the amount outstanding in the event the note maker defaults.

               No  provision  has  been  made  in  the  consolidated   financial
               statements for these contingencies.

               BAK and Development and Construction (Group) Company Limited By Shares ("Changchun Co.") of Changchun Economic & Technology Development District, entered into a Cross-Guaranty Agreement, dated February 20, 2004 (the "Agreement"), pursuant to which the parties were obligated to guaranty a specified amount of each other's indebtedness to specifically identified lending institutions. On December 22, 2004, the Company received from Changchun Co. a letter of termination pursuant to which the Agreement was deemed terminated by Changchun Co. and the Company was relieved of all obligations to guaranty any indebtedness of Changchun Co. in the future. The termination of the Agreement in no way affects Changchun Co.'s continuing guaranty of the BAK Indebtedness. As of September 30, 2005, ChangChun Jingkai had not guaranteed any indebtedness of the Company.


          3.   Social Insurance of BAK's Employees

               As described in Note 4 (O), BAK is required to cover employees with various types of social insurance. Although all insurances have been purchased for management employees, BAK has not fully covered other employees. Owing to the transient nature of most of

                             China BAK Battery, Inc.
                   Notes to Consolidated Financial Statements
                           September 30, 2005 and 2004
                        (Amounts expressed in US Dollars)



14.  CONTINGENCIES AND COMMITMENTS (cont'd)

     A    Contingent liabilities

          3.   Social Insurance of BAK's Employees(cont'd)

               its non-management employees and on the basis of historical experience, management believes that BAK does not need to provide all employees with the required insurance.

               In the event that any current employee, or former employee, files a complaint with the government, not only will BAK be required to purchase insurance for such employee, but BAK may be subject to administrative fines. As the Company believes that these fines are nominal, no provision for any potential fines has been made in the accompanying financial statements.

     B.   Commitments

          1.   Capital Commitments

               BAK has outstanding commitments under construction contracts for the construction of factory, office, employee residence buildings, and equipments amounting to $3,916,021 at September 30, 2005. These contracts are expected to be completed by January 2006.

          2.   Lease Commitments

               BAK leases various factory and office space under short term operating leases and is obligated at September 30, 2005 for each of the next three fiscal years as follows:

                           2006 - $ 95,169
                           2007 - $ 72,017
                           2008 - $ 47,716


15.  CAPITAL CONTRIBUTIONS

     During the year ended September 30, 2004, the existing stockholders contributed $10,875,918 in cash to the Company, which has been recorded as an increase to additional paid-in capital in the accompanying consolidated financial statements.

     On January 20, 2005, the Company completed a stock exchange transaction with the stockholders of BAK International, as more fully described in Note
     2. Prior to and in connection with the completion of the stock exchange with BAK International, BAK International sold 8,600,433 shares of its common stock to new investors in a private placement, as more fully described in Note 1.

                             China BAK Battery, Inc.
                   Notes to Consolidated Financial Statements
                           September 30, 2005 and 2004
                        (Amounts expressed in US Dollars)



15.  CAPITAL CONTRIBUTIONS (cont'd)

     On September 16, 2005, the Company sold 7,899,863 shares of its common stock to new investors. The Company granted certain registration rights to such purchasers, including the Company's covenant to file with the Securities and Exchange Commission a registration statement covering their shares. Under this transaction, the stockholders contributed $43,449,247 to the Company, which has been recorded as an increase in common stock of $7,900 and an increase in additional paid in capital of $43,441,347 in the accompanying consolidated financial statements. The Company also issued warrants to purchase 631,989 shares of its common stock at an exercise price of $7.92 per share, exercisable for three years after the date of issuance, as a fee to certain persons in connection with this transaction.


16.  BUSINESS SEGMENT AND GEOGRAPHIC AREA DATA

     The Company currently engages in the manufacture, commercialization and distribution of a wide variety of standard and customized lithium ion rechargeable batteries for use in a wide array of applications. The Company manufactures five types of Li-ion rechargeable batteries: steel cell, aluminum cell, cylindrical cell, polymer cell and industrial batteries. The Company's products are sold to packing plants operated by third parties primarily for use in mobile phones and other electronic devices. Revenue and long-term asset components for 2005 and 2004 were as follows:

                                                          2005             2004
                                                    ---------------   --------------
                                                       $        %       $        %

     Revenues by Product ($ in millions):
     Steel cell                                      56.96    55.89   37.97    59.56
     Aluminum cell                                   23.72    23.27   13.08    20.52
     Cylindrical cell                                 1.05     1.03     .26      .41
     Polymer cell                                      .02      .02    --       --
     Industrial battery                              20.17    19.79   12.44    19.51
                                                    ------   ------   -----   ------
     Total revenues                                 101.92   100.00   63.75   100.00
                                                    ------   ------   -----   ------

     Revenues by Geographic Area ($ in millions):
     Domestic sales - PRC                            72.35    70.99   43.36    68.02
     Foreign sales                                   29.57    29.01   20.39    31.98
                                                    ------   ------   -----   ------

     Total revenues                                 101.92   100.00   63.75   100.00
                                                    ------   ------   -----   ------
     Long-Term Assets ($ in millions)
     Domestic - PRC                                  67.34   100.00   45.19   100.00
                                                    ------   ------   -----   ------

     The above geographic area data consists of revenues based on product shipment destination and long-term assets are based on physical location.

                             China BAK Battery, Inc.
                   Notes to Consolidated Financial Statements
                           September 30, 2005 and 2004
                        (Amounts expressed in US Dollars)



17.  INCOME TAXES

     The reconciliation between PRC income taxes at the statutory rate and the Company's provision for income taxes at September 30, 2005 and 2004 are as follows:

                                                          2005          2004
                                                             $             $

                                                         (000's)       (000's)

     Computed tax at the PRC statutory rate of 15%          1,935         1,071
     Nondeductible Items                                     --              15
     PRC tax holiday and tax reduction                     (1,408)         (692)
                                                       ----------    ----------
     Current provision for income taxes                       527           394
                                                       ==========    ==========

     As of September 30, 2005 and 2004, the Company had no deferred tax assets or liabilities and was not liable for any taxes in the United States or any other foreign jurisdictions outside the PRC.


18.  WARRANTY RESERVES

     Warranty reserve activity for the years ended September 30, 2005 and 2004 is summarized as follows:

                                                           2005          2004
                                                             $             $

     Balance, beginning of year                           220,503        95,874
     Warranty expense                                   5,948,776     3,507,151
     Claims paid                                       (5,826,154)   (3,382,522)
                                                       ----------    ----------

     Balance, end of year                                 343,125       220,503
                                                       ==========    ==========


     Warranty expense is included in cost of goods sold and warranty reserves are offset against accounts receivable in the accompanying consolidated financial statements.

19.  STOCK-BASED COMPENSATION

     In May 2005, the Board of Directors adopted the China BAK Battery, Inc. 2005 Stock Option Plan ("Plan"). The Plan authorizes the issuance of up to 4,000,000 shares of the Company's common stock. The exercise price of the options granted, pursuant to the Plan, must be at least equal to the fair market value of the Company's common stock at the date of the grant. The Plan will generally terminate on May 16, 2055. Pursuant to the Plan, the Company issued 2,000,000 options with an exercise price of $6.25 per share on May 16, 2005. In accordance with the vesting provisions of the grants, the options will become vested and exercisable under the following schedule:

                             China BAK Battery, Inc.
                   Notes to Consolidated Financial Statements
                           September 30, 2005 and 2004
                        (Amounts expressed in US Dollars)



19.  STOCK-BASED COMPENSATION (cont'd)


      Numbers of Shares          % of Shares Issued         Initial Vesting Date
          800,000                        40%                   July 1, 2007
          600,000                        30%                   January 1, 2008
          600,000                        30%                   July 1, 2008
        ---------                       ---
        2,000,000                       100%
        =========                       ===

     The Company adopted Statement of Financial Accounting Standards ("SFAS") No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure." This standard provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. Additionally, the standard also requires prominent disclosures in the Company's financial statements about the method of accounting used for stock-based employee compensation, and the effect of the method used when reporting financial results.

     The Company accounts for stock-based compensation in accordance with SFAS No. 123, "Accounting for Stock-Based Compensation." As permitted by SFAS No.123, the Company continues to measure compensation for such plans using the intrinsic value based method of accounting, prescribed by Accounting Principles Board (APB), Opinion No. 25, "Accounting for Stock Issued to Employees." Had compensation cost for the Company's stock-based compensation plans been determined based on the fair value at the grant dates for awards consistent with the method of SFAS No. 123, the Company's net income and net income per common share would have been adjusted to the pro forma amounts indicated below:

                                                               2005           2004
                                                           -----------    -----------

     Net income, as reported                               $12,374,377    $ 6,746,307

     Add: total stock-based compensation expense
     included in net income, net of related tax effects           --             --

     Deduct: total stock-based compensation
     expense determined under the fair value, net of
     related tax effects                                    (1,068,243)          --
                                                           -----------    -----------

      Pro forma net income                                 $11,306,134    $ 6,746,307
                                                           ===========    ===========

                             China BAK Battery, Inc.
                   Notes to Consolidated Financial Statements
                           September 30, 2005 and 2004
                        (Amounts expressed in US Dollars)



19.  STOCK-BASED COMPENSATION (cont'd)

     Net income per common share:
         As reported - Basic                            $0.32      $0.22
                       Diluted                          $0.32      $0.22
         Pro forma -   Basic                            $0.30      $0.22
                       Diluted                          $0.29      $0.22


     For purposes of the disclosure above, the fair value of each option grant in 2005 is estimated on the date of the grant using the Black-Scholes option pricing model, with the following weighted average assumptions:

     Dividend yield                                                        0.00%
     Expected volatility                                                  59.85%
     Risk-free interest rate                                               4.12%
     Expected life                                                       6 Years

     For the year ended September 30, 2004, no stock options were granted.


20.  SUBSEQUENT EVENTS

     A. During November and December 2005, the Company refinanced two of its credit facilities totaling $3.8 million, and entered into two new credit facilities totaling $3.7 million with existing lenders. The four new facilities provide for monthly interest payments at fixed annual interest rates from 5.2% to 6.1%, with principal repayments at maturities during the second calendar quarter of 2006. There were no changes in assets pledged or payment guarantees from September 30, 2005 as a result of these new facilities. On January 11, 2006, the Company repaid in full one of its loans with a principal balance of $6.2 million at September 30, 2005.

     B. Included in capital commitments at September 30, 2005 (Note 14 (B)(1) is $1,183,000 of equipment that has been purchased by a customer on behalf of the Company. The Company will hold title to the equipment and will reimburse the customer by offsetting the purchase price against future product sales. The Company received equipment totaling $778,750 in November 2005 and an additional $298,000 of equipment in December 2005. The Company expects to receive the remaining $106,250 of equipment in 2006.


     C. On January 11, 2006, the Company guaranteed an additional $617,894 to a bank for Shenzhen Tongli, a non-related party.


     D. On January 10, 2006, BAK International completed the formation of a new wholly owned subsidiary, BAK Electronics (Shenzhen) Co., Ltd., focused on the research, development, manufacture and distribution of rechargeable lithium polymer batteries.

     E. On February 22, 2006, the Company renewed its $3,708,190 loan with China Construction Bank for a term of six months, with interest accruing at an annual rate of 5.481%, payable monthly, and principal payable at maturity.

     F. Between October 1,2005 and March 7, 2006, the Company discounted an additional $11,714,046 of notes receivable, increasing the Company's maximum exposure for guarantees to $17.7 million on that date.

                             China BAK Battery, Inc.
                   Notes to Consolidated Financial Statements
                           September 30, 2005 and 2004
                        (Amounts expressed in US Dollars)



21.  RESTATEMENT TO CONSOLIDATED FINANCIAL STATEMENTS

     A. Based on comments from the Securities and Exchange Commission, the Company amended the consolidated statement of cash flows for the year ended September 30, 2004, as summarized below:

                                                                   2004
                                                                   ----
                                                                       As previously
                                                        As restated      reported
                                                           (USD$)         (USD$)
                                                        -----------    ------------
          Net cash provided from operating activities        88,874         209,689
          Net cash provided from investing activities   (38,333,208)    (38,333,200)
          Net cash provided from financing activities    40,785,680      40,664,762
          Effects of exchange rates changes on cash
                   and cash equivalents                         (95)           --

          The restatement had no effect on net income or net income per share.

     B. Based on additional comments from the Securities and Exchange Commission, the Company amended the consolidated balance sheet as of September 30, 2004 and the consolidated statement of changes in stockholders' equity for the year ended September 30, 2004. The restatement was made to retroactively reflect that 1,152,458 shares of common stock of Medina Coffee, Inc. were outstanding immediately prior to the share exchange and the resulting recapitalization. (See Note
          2). The effect of the restatement was to decrease common stock outstanding as of the earliest date presented with a corresponding increase to additional paid in capital. The restatement had no effect on net income, net income per share or total stockholders' equity in the accompanying consolidated financial statements. The following table presents the effects of this amendment to the consolidated financial statements:

                                                      As of September 30, 2004
                                                   -----------------------------
                                                                   As previously
                                                    As restated      reported
                                                       (USD$)          (USD$)
                                                   -------------   -------------
          Common Stock                                    31,226          32,378
          Additional Paid in Capital                  12,052,845      12,051,693
          Retained Earnings                            5,437,854       5,437,854


                                                      As of September 30, 2003
                                                   -----------------------------
                                                                   As previously
                                                    As restated      reported
                                                       (USD$)          (USD$)
                                                   -------------   -------------
          Common Stock                                    31,226          32,378
          Additional Paid in Capital                   1,176,927       1,175,298
          Retained Earnings                            3,630,298       3,630,298

                             China BAK Battery, Inc.
                   Notes to Consolidated Financial Statements
                           September 30, 2005 and 2004
                        (Amounts expressed in US Dollars)



21.  RESTATEMENT TO CONSOLIDATED FINANCIAL STATEMENTS (cont'd)


     C. Based on further comments from the Securities and Exchange Commission, the Company amended the consolidated statement of operations for the year ended September 30, 2004. The restatement was made to reclassify depreciation and amortization expense from a separate item in operating expenses into cost of goods sold, selling expenses and general and administrative expenses. The effect of the restatement was to decrease gross profit. The restatement had no effect on operating income, net income or net income per share. The following table presents the effects of this amendment to the consolidated statement of operations:

                                                        For the Year Ended
                                                        September 30, 2004
                                                   -----------------------------
                                                                   As previously
                                                    As restated      reported
                                                       (USD$)          (USD$)
                                                   -------------   -------------
          Gross Profit                                13,824,384      15,460,355

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers

         Our Amended and Restated Bylaws, filed as Exhibit 3.3 hereto, provide that we must indemnify our directors to the fullest extent permitted under Nevada law and may indemnify, if so authorized by our board of directors, our officers and any other person whom we have the power to indemnify against liability, reasonable expense or other matter whatsoever. The effect of these provisions is potentially to indemnify our directors and officers from all costs and expenses of liability incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with us.

         Our Amended and Restated bylaws also permit us to maintain insurance on behalf of our company and any person whom we have the power to indemnify. We have purchased directors and officers liability insurance.

Other Expenses of Issuance and Distribution

         Expenses incurred or (expected) relating to this Registration Statement and distribution are as follows. The amounts set forth are estimates except for the SEC registration fee.


                                                                 Amount
                                                              -----------


         SEC registration fee                                 $  6,646.98

         Directors and officers insurance premium*            $ 72,967.84

         Printing and engraving expenses*                     $  5,000.00

         Professional fees and expenses*                      $500,000.00

         Transfer agent's and registrar's fees ad expenses*   $  1,500.00

         Miscellaneous*                                       $  2,500.00
                                                              -----------


         Total*                                               $588,614.82
                                                              ===========

-------------
*Estimates

         The Registrant will bear all of the expenses shown above.

                     RECENT SALES OF UNREGISTERED SECURITIES

         Set forth below is information regarding the issuance and sales of our securities without registration for the past three (3) years from the date of this Registration Statement.

         On September 16, 2005 we issued an aggregate of 7,899,863 shares of our common stock to certain accredited investors as that term is defined in Rule 502 of Regulation D promulgated under the Securities Act of 1933, as amended, at a purchase price of $5.50 per share. In connection with the closing of that issuance, we issued warrants to purchase an aggregate of 631,989 shares of common stock at an exercise price of $7.92 per share exercisable for a period ending three years after the date of issuance to certain persons as part of an agreed upon fee comprised of such warrants and an aggregate cash payment of $3,258,693.70. The securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated under the Securities

Act of 1933, as amended. The purchasers were not solicited through any form of general solicitation or advertising. The purchasers represented to us, among other things, that they were acquiring the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof, that they were accredited investors as that term is defined in Rule 502 of Regulation D promulgated under the Securities Act of 1933, as amended, and appropriate legends were placed upon the securities issued. All purchasers were provided, and acknowledged that they had adequate access to, information about us.

         On January 20, 2005 we completed a stock exchange transaction with the stockholders of BAK International, Ltd., a Hong Kong company ("BAK International"). The exchange was consummated under Nevada law pursuant to the terms of a Securities Exchange Agreement dated effective as of January 20, 2005 by and among CBBI, BAK International and the stockholders of BAK International. Pursuant to the Securities Exchange Agreement, we issued 39,826,075 shares of our common stock, par value $0.001 per share, to the stockholders of BAK International, representing approximately 97.2% of our post-exchange issued and outstanding common stock, in exchange for 100% of the outstanding capital stock of BAK International. We presently carry on the business of Shenzhen BAK Battery Co., Ltd., a Chinese corporation and BAK International's wholly-owned subsidiary, or BAK Battery.

         The 39,826,075 shares were issued in 2 separate transactions. The first transaction culminated in the issuance of 31,225,642 to the original shareholders of Shenzhen BAK Battery, Co., Ltd. for an aggregate cash consideration of $11,500,000. This amount approximated the capitalization of Shenzhen BAK Battery, Ltd. at the time of the agreement was entered into.

         The second transaction culminated in the issuance of 8,600,433 shares for an aggregate cash consideration of $17,000,000. ($15,528,629 net of issuance costs).

         The foregoing shares were issued in private transactions or private placements intending to meet the requirements of one or more exemptions from registration. In addition to any noted exemption below, we relied upon Regulation D and Section 4(2) of the Securities Act of 1933, as amended (the "Act"). The investors were not solicited through any form of general solicitation or advertising, the transactions being non-public offerings, and the sales were conducted in private transactions where the investor identified an investment intent as to the transaction without a view to an immediate resale of the securities; the shares were "restricted securities" in that they were both legended with reference to Rule 144 as such and the investors identified they were sophisticated as to the investment decision and in most cases we reasonably believed the investors were "accredited investors" as such term is defined under Regulation D based upon statements and information supplied to us in writing and verbally in connection with the transactions. We never utilized an underwriter for an offering of our securities and no sales commissions were paid to any third party in connection with the above-referenced sales.

         On June 10, 2004, we issued 99,858 shares of our $ 0.001 par value common stock in full settlement of debt, in the amount of $49,929, owed to Harry Miller, our former President and Chief Executive Officer. The price of the transaction was $0.50 per share. The issuance of these shares to Mr. Miller was not registered under the Securities Act of 1933 in reliance on the exemption therefrom contained in Section 4(2) of such act and Regulation D as promulgated thereunder.

         On May 16, 2005, we granted options to purchase an aggregate of 2,000,000 shares of our common stock to approximately 55 individuals in consideration of services rendered pursuant to our China BAK Battery, Inc. Stock Option Plan, each of which had an exercise price of $6.25 per share. These grants were deemed to be exempt from registration under the Securities Act of 1933 in reliance on Section 4(2) of such act as transactions by an issuer not involving any public offering. The recipients of these grants represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends will be placed on share certificates issued. All recipients had adequate access, through their relationships with the registrant, to information about the registrant.

         Other than the securities mentioned above, we have not issued or sold any securities without registration for the past three (3) years from the date of this Registration Statement.

                                    EXHIBITS

Exhibit
Number      Description
---------   --------------------------------------------------------------------

3.1 Articles of Incorporation of the Registrant (previously filed as Exhibit 3.1 to our Registration Statement on Form SB-1 (File No. 333-41124) filed with the Commission on July 10, 2000)

3.2 Articles of Amendment (previously filed as Exhibit 3.2 to our Registration Statement on Form SB-1 (File No. 333-41124) filed with the Commission on July 10, 2000)

3.3 Amended and Restated Bylaws (previously filed as Exhibit 3.3 to our Current Report on Form 8-K filed with the Commission on January 21,
            2005)

3.4         Bylaws   (previously  filed  as  Exhibit  3.3  to  our  Registration
            Statement  on  Form  SB-1  (File  No.   333-41124)  filed  with  the
            Commission on July 10, 2000)

4.1 Common Stock Specimen (previously filed as Exhibit 4.1 to our Registration Statement on Form SB-2 (File No. 333-130247) filed with the Commission on December 9, 2005)

5.1         Legal Opinion of Schreck Brignone. (1)

10.1 Securities and Exchange Agreement by and among BAK International, Ltd., Medina Coffee, Inc. and the stockholders of BAK International, Ltd. dated as of January 20, 2005 (previously filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the Commission on January 21, 2005)

10.2 Escrow Agreement by and among Medina Coffee, Inc., the selling stockholders, Xiangqian Li, and Securities Transfer Corporation dated as of January 20, 2005 (previously filed as Exhibit 10.2 to our Current Report on Form 8-K filed with the Commission on January 21, 2005)

10.3 Lock-up Agreement by and between Medina Coffee, Inc. and Xiangqian Li dated as of January 20, 2005 (previously filed as Exhibit 10.3 to our Current Report on Form 8-K filed with the Commission on January 21, 2005)

10.4*       Form of Subscription Agreement. (1)

10.5 Summary of Sales Agreement by and between Shenzhen BAK Battery Co., Ltd. and Zhongshan Mingji Battery Co., Ltd. dated as of October 25, 2003 (previously filed as Exhibit 10.5 to our Current Report on Form 8-K filed with the Commission on January 21, 2005)

10.6 Summary of Purchase Agreement by and between Shenzhen BAK Battery Co., Ltd. and Luhua Technology (Shenzhen) Co., Ltd. dated as of April 14, 2004 (previously filed as Exhibit 10.6 to our Current Report on Form 8-K filed with the Commission on January 21, 2005)

10.7 Summary of Purchase Agreement by and between Shenzhen BAK Battery Co., Ltd. and Beijing CITIC Guoan Mengguli Electricity Supply Ltd. Co. dated as of September 30, 2004 (previously filed as Exhibit 10.7 to our Current Report on Form 8-K filed with the Commission on January 21, 2005)

10.8        Intentionally omitted.

10.9 Summary of Related Transaction Agreement by and between Shenzhen BAK Battery Co., Ltd. and Jilin Provincial Huaruan Technology Company Limited by Shares dated as of October 18, 2003 (previously filed as Exhibit 10.18 to our Current Report on Form 8-K filed with the Commission on January 21, 2005)

10.10 Summary of Comprehensive Credit Facility Agreement of Maximum Amount by and between Shenzhen BAK Battery Co., Ltd. and Longgang Branch, Agricultural Bank of China dated as of May 20, 2005 (previously filed as Exhibit 10.1 to our Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 2005 filed with the Commission on August 19, 2005)

10.11 Summary of Guaranty Contract of Maximum Amount by and between BAK International, Ltd. and Longgang Branch, Agricultural Bank of China dated as of May 20, 2005 (previously filed as Exhibit 10.2 to our Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 2005 filed with the Commission on August 19, 2005)

----------
* Confidential treatment has been requested with respect to certain provisions of this agreement.

10.12 Guaranty Contract of Maximum Amount by and between Xiangqian Li and Longgang Branch, Agricultural Bank of China dated as of May 20, 2005 (previously filed as Exhibit 10.3 to our Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 2005 filed with the Commission on August 19, 2005)

10.13 Summary of Loan Agreement by and between Shenzhen BAK Battery Co., Ltd. and Longgang Branch, Agricultural Bank of China dated March 21, 2005 (previously filed as Exhibit 10.4 to our Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 2005 filed with the Commission on August 19, 2005)

10.14 Summary of Loan Agreement by and between Shenzhen BAK Battery Co., Ltd. and Longgang Branch, Agricultural Bank of China dated March 24, 2005 (previously filed as Exhibit 10.5 to our Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 2005 filed with the Commission on August 19, 2005)

10.15 Summary of Loan Agreement by and between Shenzhen BAK Battery Co., Ltd. and Longgang Branch, Agricultural Bank of China dated March 25, 2005 (previously filed as Exhibit 10.6 to our Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 2005 filed with the Commission on August 19, 2005)

10.16 Summary of Loan Agreement by and between Shenzhen BAK Battery Co., Ltd. and Longgang Branch, Agricultural Bank of China dated November 30, 2005 (previously filed as Exhibit 10.16 to our Registration Statement on Form SB-2 (File No. 333-130247) filed with the Commission on December 9, 2005)

10.17 Summary of Loan Agreement by and between Shenzhen BAK Battery Co., Ltd. and Longgang Branch, Agricultural Bank of China dated December 5, 2005 (previously filed as Exhibit 10.17 to our Registration Statement on Form SB-2 (File No. 333-130247) filed with the Commission on December 9, 2005)

10.18 Summary of Comprehensive Credit Facility Agreement by and between Shenzhen BAK Battery Co., Ltd. and Longgang Branch, Shenzhen Development Bank dated April 7, 2005 (previously filed as Exhibit
            10.9 to our Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 2005 filed with the Commission on August 19, 2005)

10.19 Guaranty Contract of Maximum Amount Pledge by and between Xiangqian Li and Longgang Branch, Shenzhen Development Bank dated April 28, 2005 (previously filed as Exhibit 10.10 to our Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 2005 filed with the Commission on August 19, 2005)

10.20 Summary of Guaranty Contract of Maximum Amount Pledge by and between Shenzhen BAK Battery Co., Ltd. and Longgang Branch, Shenzhen Development Bank dated April 28, 2005 (previously filed as Exhibit
            10.11 to our Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 2005 filed with the Commission on August 19,
            2005)

10.21 Summary of Guaranty Contract of Maximum Amount Pledge by and between Shenzhen BAK Battery Co., Ltd. and Longgang Branch, Shenzhen Development Bank dated April 11, 2005 (previously filed as Exhibit
            10.12 to our Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 2005 filed with the Commission on August 19,
            2005)

10.22 Personal Guarantee Contract of Maximum Amount by and between Xiangqian Li and Shuibei Division, Shenzhen Commercial Bank dated April 20, 2005 (previously filed as Exhibit 10.13 to our Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 2005 filed with the Commission on August 19, 2005)

10.23 Summary of Loan Agreement by and between Shenzhen BAK Battery Co., Ltd. and Longgang Branch, Shenzhen Development Bank dated April 28, 2005 (previously filed as Exhibit 10.14 to our Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 2005 filed with the Commission on August 19, 2005)

10.24 Summary of Loan Agreement by and between Shenzhen BAK Battery Co., Ltd. and Longgang Branch, Shenzhen Development Bank dated May 18, 2005 (previously filed as Exhibit 10.15 to our Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 2005 filed with the Commission on August 19, 2005)

10.25 Summary of Loan Agreement by and between Shenzhen BAK Battery Co., Ltd. and Longgang Branch, Shenzhen Development Bank dated May 27, 2005 (previously filed as Exhibit 10.16 to our Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 2005 filed with the Commission on August 19, 2005)

10.26 Summary of Loan Agreement by and between Shenzhen BAK Battery Co., Ltd. and Longgang Branch, Shenzhen Development Bank dated June 3, 2005 (previously filed as Exhibit 10.17 to our Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 2005 filed with the Commission on August 19, 2005)

10.27 Summary of Loan Agreement by and between Shenzhen BAK Battery Co., Ltd. and Longgang Branch, Shenzhen Development Bank dated May 18, 2005 (previously filed as Exhibit 10.18 to our Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 2005 filed with the Commission on August 19, 2005)

10.28 Summary of Comprehensive Credit Facility Agreement of Maximum Amount between Shenzhen BAK Battery Co., Ltd. and Shenzhen Branch, China Minsheng Bank dated March 17, 2005 (previously filed as Exhibit
            10.21 to our Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 2005 filed with the Commission on August 19,
            2005)

10.29 Guaranty Contract of Maximum Amount between Jilin Provincial Huaruan Technology Company Limited by Shares and Shenzhen Branch, China Minsheng Bank dated March 5, 2005 (previously filed as Exhibit 10.19 to our Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 2005 filed with the Commission on August 19, 2005)

10.30 Summary of Loan Agreement between Shenzhen BAK Battery Co., Ltd. and Shenzhen Branch, China Minsheng Bank dated March 17, 2005 (previously filed as Exhibit 10.22 to our Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 2005 filed with the Commission on August 19, 2005)

10.31 Summary of Comprehensive Credit Facility Agreement of Maximum Amount between Shenzhen BAK Battery Co., Ltd. and Shuibei Branch, Shenzhen Commercial Bank dated April 22, 2005 (previously filed as Exhibit
            10.23 to our Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 2005 filed with the Commission on August 19,
            2005)

10.32 Individual Guaranty Contract of Maximum Amount between Xiangqian Li and Shuibei Branch, Shenzhen Commercial Bank dated April 20, 2005 (previously filed as Exhibit 10.33 to our Registration Statement on Form SB-2/A (File No. 333-130247) filed with Commission on November 29, 2005)

10.33 Summary of Guaranty Contract of Maximum Amount between Shenzhen Tongli Hi-tech Co., Ltd. and Agricultural Bank dated July 29, 2005 (previously filed as Exhibit 10.26 to our Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 2005 filed with the Commission on August 19, 2005)

10.34 Guaranty Contract by Xiangqian Li in favor of Shenzhen Longgang Branch, Agricultural Bank of China dated July 29, 2005 (previously filed as Exhibit 10.27 to our Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 2005 filed with the Commission on August 19, 2005)

10.35 Summary of Guaranty Contract signed by and between Shenzhen BAK Battery Co., Ltd. and Longgang Branch, Shenzhen Development Bank dated December 18, 2003 (previously filed as Exhibit 10.28 to our Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 2005 filed with the Commission on August 19, 2005)

10.36 Summary of Guaranty Contract of Maximum Amount by Shenzhen BAK Battery Co., Ltd. and Shenzhen Development Bank dated August 30, 2004 (previously filed as Exhibit 10.29 to our Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 2005 filed with the Commission on August 19, 2005)

10.37 Summary of Guaranty Contract of Maximum Amount by Shenzhen BAK Battery Co., Ltd. and Shenzhen Commercial Bank dated March 17, 2005 (previously filed as Exhibit 10.30 to our Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 2005 filed with the Commission on August 19, 2005)

10.38       China BAK  Battery,  Inc.  Stock  Option Plan  (previously  filed as
            Exhibit 10.31 to our Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 2005 filed with the Commission on August 19, 2005)

10.39 Form of Nonqualified Stock Option Agreement under the China BAK Battery, Inc. Stock Option Plan (previously filed as Exhibit 10.32 to our Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 2005 filed with the Commission on August 19, 2005)

10.40 Form of Securities Purchase Agreement dated September 14, 2005 by and among China BAK Battery, Inc. and the investors signatory thereto (previously filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the Commission on September 15, 2005 and amended on March 9, 2006)

10.41 Form of Registration Rights Agreement dated September 14, 2005 by and among China BAK Battery, Inc. and the investors signatory thereto (previously filed as Exhibit 10.2 to our Current Report on Form 8-K filed with the Commission on September 15, 2005 and amended on March 9, 2006)

10.42 Summary of Comprehensive Credit Facility Agreement between Shenzhen BAK Battery Co., Ltd. and Shenzhen Branch, China Construction Bank dated August 24, 2005 (previously filed as Exhibit 10.45 to our Registration Statement on Form SB-2/A (File No. 333-130247) filed with Commission on November 29, 2005)

10.43 Irrevocable Letter of Guaranty made by Xiangqian Li in favor of Shenzhen Branch, China Construction Bank dated August 19, 2005 (previously filed as Exhibit 10.46 to our Registration Statement on Form SB-2/A (File No. 333-130247) filed with Commission on November 29, 2005)

10.44 Summary of Loan Agreement between Shenzhen BAK Battery Co., Ltd. and Shenzhen Longgang Branch, Agricultural Bank of China dated September 22, 2005 (previously filed as Exhibit 10.47 to our Registration Statement on Form SB-2/A (File No. 333-130247) filed with Commission on November 29, 2005)

10.45 Summary of Loan Agreement between Shenzhen BAK Battery Co., Ltd. and Shenzhen Longgang Branch, Agricultural Bank of China dated September 27, 2005 (previously filed as Exhibit 10.48 to our Registration Statement on Form SB-2/A (File No. 333-130247) filed with Commission on November 29, 2005)

10.46 Guaranty Contract of Maximum Amount made by Shenzhen BAK Battery Co., Ltd. in favor of Longhua Branch, Shenzhen Development Bank dated September 16, 2005 (previously filed as Exhibit 10.49 to our Registration Statement on Form SB-2/A (File No. 333-130247) filed with Commission on November 29, 2005)

10.47 Summary of Loan Agreement between Shenzhen BAK Battery Co., Ltd. and Longgang Branch, Shenzhen Development Bank dated November 1, 2005 (previously filed as Exhibit 10.50 to our Registration Statement on Form SB-2 (File No. 333-130247) filed with the Commission on December 9, 2005)

10.48 Summary of Loan Agreement between Shenzhen BAK Battery Co., Ltd. and Shenzhen Branch, China Construction Bank dated December 1, 2005 (previously filed as Exhibit 10.51 to our Registration Statement on Form SB-2 (File No. 333-130247) filed with the Commission on December 9, 2005)

10.49 Summary of Guaranty Contract of Comprehensive Credit Facility Agreement between BAK International, Ltd. and Shenzhen Branch, China Construction Bank dated December 1, 2005 (previously filed as
            Exhibit 10.52 to our Registration Statement on Form SB-2 (File No. 333-130247) filed with the Commission on December 9, 2005)

10.50 Summary of Guaranty Agreement by and between Shenzhen Branch, Industrial Bank and Shenzhen High-Tech Investment Service Co. dated as of March 10, 2004 (previously filed as Exhibit 10.17 to our Current Report on Form 8-K filed with the Commission on January 21,
            2005)

10.51 Roth Capital Partners LLC Warrant dated September 16, 2005 (previously filed as Exhibit 10.50 to our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2005, filed with the Commission on December 30, 2005)

10.52 Global Hunt Securities LLC Warrant dated September 16, 2005 (previously filed as Exhibit 10.51 to our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2005, filed with the Commission on December 30, 2005)

10.53 Indemnification Agreement of Heritage Management Consultants, Inc. (previously filed as Exhibit 10.52 to our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2005, filed with the Commission on December 30, 2005)

10.54       Summary  of Loan  Agreement  dated  January  11,  2006 by and  among
            Shenzhen Tongli Hi-Tech Co., Ltd., Shenzhen Nanshan Branch of Guangdong Development Bank and Shenzhen BAK Battery Co., Ltd. (previously filed as Exhibit 10.57 to our Registration Statement on Form SB-2/A (File No. 333-122209) (filed with the Commission on January 13, 2006)

10.55 Summary of Guaranty Contract dated January 11, 2006 by and between Shenzhen BAK Battery Co., Ltd. and Shenzhen Nanshan Branch of Guangdong Development Bank (previously filed as Exhibit 10.58 to our Registration Statement on Form SB-2/A (File No. 333-122209) (filed with the Commission on January 13, 2006)

10.56 Employment Agreement between Shenzhen BAK Battery, Co., Ltd. and Xiangqian Li dated August 3, 2001 (previously filed as Exhibit 10.53 to our Amendment No. 1 to our Annual Report on Form 10KS-B/A for the fiscal year ended September 30, 2005, filed with the Commission on January 31, 2006)

10.57 Employment Agreement between Shenzhen BAK Battery, Co., Ltd. and Yongbin Han dated April 18, 2003 (previously filed as Exhibit 10.54 to our Amendment No. 1 to our Annual Report on Form 10KS-B/A for the fiscal year ended September 30, 2005, filed with the Commission on January 31, 2006)

10.58 Employment Agreement between Shenzhen BAK Battery, Co., Ltd. and Huanyu Mao dated September 1, 2004 (previously filed as Exhibit
            10.55 to our Amendment No. 1 to our Annual Report on Form 10KS-B/A for the fiscal year ended September 30, 2005, filed with the Commission on January 31, 2006)


10.59       Application  Letter  for  Drawing  of  Bank  Loan  Facility  between
            Shenzhen  BAK  Battery  Co.,   Ltd.  and  Shenzhen   Branch,   China
            Construction Bank dated February 22, 2006. (1)

21.1 Subsidiaries of the Registrant (previously filed as Exhibit 21.1 to our Annual Report on Form 10-KSB filed with the Commission on March 31, 2005)

23.1        Consent of Independently Registered Public Accounting Firm. (1)

----------
(1) Filed herewith.

                                  UNDERTAKINGS

         The small business issuer will:

         (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                  (i) Include in any prospectus required by Section 10(a)(3) of the Securities Act;


                  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and


                  (iii) Include any additional or changed material information on the plan of distribution.

         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.


         (4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:


                  (i)  Any   preliminary   prospectus   or   prospectus  of  the
undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

                  (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

                  (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

                  (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

         Insofar as indemnification for the liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorizes this amendment to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shenzhen, Peoples Republic of China.

China BAK Battery, Inc.


By:  /s/ Xiangqian Li                                    Date:  March 13, 2006
   --------------------------------------------------
   Xiangqian Li, Chairman of the Board, President and
   Chief Executive Officer


By:  /s/ Yongbin Han                                     Date:  March 13, 2006
   --------------------------------------------------
   Yongbin Han, Chief Financial Officer, Secretary,
   Treasurer and Principal Accounting Officer


         In accordance with the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the date stated.


By:  /s/ Xiangqian Li                                    Date:  March 13, 2006
   --------------------------------------------------
   Xiangqian Li, Chairman of the Board, President and
   Chief Executive Officer